PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No. 333-232368

700,000 Units consisting of:

Common Stock

Series A Warrants

Series B Warrants

The OLB Group, Inc.

This is a public offering of 700,000 units of securities (the “Units”) of The OLB Group, Inc. (this “offering”). Our common stock is currently quoted on the Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (“OTC Pink”) under the symbol “OLBG.” The last reported sale price of our common stock on the OTC Pink, as of July 28, 2020, was $10.40 per share.

Each Unit consists of: (a) one share of our common stock; (b) two Series A warrants (the “Series A Warrants”), with each Series A Warrant entitling the holder thereof purchase one share of our common stock at an exercise price equal to $9.00 per share, exercisable until the fifth anniversary of the issuance date, subject to their earlier redemption as described herein; and (c) one-half of one Series B warrant (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”), with each whole Series B Warrant entitling the holder thereof to purchase one share of common stock at an exercise price equal to $4.50 per share, exercisable until the fifth anniversary of the issuance date and subject to their earlier redemption as described herein. No fractional warrants will be issued and only whole warrants will be exercisable. The shares of our common stock and the Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Upon closing of the offering, our common stock will be listed on The NASDAQ Capital Market under the symbol “OLB”. However, we cannot assure you that an active trading market for the common stock will develop or be sustained. We do not intend to apply for any listing of either of the Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Series A Warrants or the Series B Warrants.

After giving effect to this offering at the public offering price and the conversion of certain outstanding indebtedness into shares of convertible Series A Preferred Stock and conversion warrants as described herein, our Chief Executive Officer, Ronny Yakov, will control 54.3% of the voting power of our outstanding voting securities, prior to the exercise of any conversion warrants or Series A Warrants or Series B Warrants. Because Mr. Yakov controls, and will continue to control following completion of this offering, a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules for NASDAQ-listed companies. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. However, in the event that Mr. Yakov ceases to control a majority of our outstanding voting power, for example as a result of future issuances of Company securities or the exercise of Warrants or other convertible securities, we will no longer be entitled to rely on the NASDAQ corporate governance exemptions afforded to controlled companies.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 18. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$9.00	$6,300,000
Underwriting discounts and commissions(1)	$0.63	$441,000
Proceeds to us, before expenses	$8.37	$5,859,000

(1)       Aegis Capital Corp, the representative of the underwriters (the “Representative”) will receive compensation in addition to the discounts and commissions described above, which compensation consists of (i) five-year compensation warrants entitling the Representative to purchase up to 5.0% of the aggregate number of units issued in this offering, excluding units issued pursuant to the exercise of the over-allotment option, with an exercise price equal to 125% of the price per Unit sold in this offering and (ii) a non-allocable expense allowance equal to 1% of the aggregate public offering price. We have also agreed to reimburse the Representative for certain specific expenses incurred by the Representative (up to a maximum amount of $150,000 for all such expenses) including (i) the reasonable legal fees of the underwriter’s counsel and (ii) the Representative’s road show expenses upon completion of this offering. See “Underwriting” beginning on page 100 for a description of compensation payable to the underwriter by us.

We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 105,000 additional shares of common stock and/or Series A Warrants to purchase up to an aggregate of 210,000 shares of common stock and/or Series B Warrants to purchase up to an aggregate of 52,500 shares of common stock, in any combinations thereof, from us at the public offering price per security, less the underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable will be $507,150 and the total proceeds to us, after other offering expenses, will be approximately $6.14 million.

Delivery of the shares of common stock will be made on or about August 11, 2020.

Aegis Capital Corp.

The date of this prospectus is August 6, 2020

POYNT

$965,000,000

YEARLY GROSS TRANSACTIONS VOLUME*

23,500,000

YEARLY TRANSACTIONS*

8,500+

MERCHANTS NATIONWIDE

*APPROXIMATE AVERAGES BASED ON CALCULATION OF 2018 AND 2019 FIGURES.

NOTES
Please insert card fully
CANCEL

2,000+

MERCHANTS ON OUR GATEWAY

130+

INDUSTRY TYPES

50

SELLING IN ALL STATES

CURRENT MISSION

Improve merchant's profitability and efficiency by adopting OnLine, InStore, OnMobile & Contactless solutions.

Welcome to
DSF Clothing Company
Pay
POYNT
VISA

Locally
Grown!

TOP 10 INDUSTRIES WE SERVICE

EAT

Snack and Nonalcoholic Beverage Bars | Amusement and Recreation Industries | Automotive Repair | Health and Personal Care Stores | Specialty Food Stores | Formal Wear and Costume Rental | Restaurants | Bars & Taverns | Ambulatory Health Care Services | Offices of Lawyers

1
MASTER MERCHANT ID
Complete control over sub-merchant portfolio
2
HOSTED APP SUBMISSION
API-driven hosted application submissions
3
MANAGEMENT PORTAL
Online portal tracks progress and issues real time alerts
4
AUTOMATED UNDERWRITING
Fast approvals and same-day account boarding
5
LIVE PROCESSING
Application to processing in as little as one day

OnLine

InStore

COFFEE GREEN
$0.00

PayFac Solutions

OnMobile

$31.00

You should rely only on the information contained in this prospectus. We have not, and the Representative has not, authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus includes estimates, statistics and other industry data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

We use our registered trademarks and trade names in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus do not always appear with the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 18 and the financial statements and related notes included in this prospectus.

On November 12, 2019, we effected a reverse stock split of the outstanding shares of our common stock at a ratio of one-for-thirty. The reverse stock split was approved by our Board of Directors and by our majority stockholder on October 4, 2019. The share amount and per share information in this prospectus reflect the implementation of the reverse stock split.

Unless the context indicates otherwise, as used in this prospectus, the terms “OLB,” “we,” “us,” “our,” “our company” and “our business” refer, to The OLB Group, Inc., including its subsidiaries named herein.

Our Company

We are a FinTech company and payment facilitator (“PayFac”) that focuses on a suite of products in the merchant services and payment facilitator verticals and seeks to provide integrated business solutions to merchants throughout the United States. We seek to provide merchants with a wide range of products and services through our various online platforms, including financial and transaction processing services. We also have products that provide support for crowdfunding and other capital raising initiatives. We supplement our online platforms with certain hardware solutions that are integrated with our online platforms. In 2018, we were ranked 62nd among merchant acquirers in the United States ranked by Visa/MasterCard volume. Our business functions primarily through three wholly-owned subsidiaries, eVance, Inc., a Delaware corporation (“eVance”), OmniSoft.io, Inc., a Delaware corporation (“OmniSoft”), and CrowdPay.Us, Inc., a New York corporation (“CrowdPay”).

OmniSoft operates a cloud-based business management platform that provides turnkey solutions for merchants to enable them to build and manage their retail businesses, whether online or at a “brick and mortar” location. The OmniSoft platform, which can be accessed by merchants through any mobile and computing device, allows merchants to, among other features, manage and track inventory, track sales and process customer transactions and can provide interactive data analysis concerning sales of products and need for additional inventory. Merchants generally utilize the platform by uploading to the platform information about their inventory (description of units, number of units, price per unit, and related information). Once such information has been uploaded, merchants, either with their own device or with hardware that we sell directly to them, are able to utilize the platform to monitor inventory and process and track sales of their products (including coordinating shipping of their products with third party logistics companies). We manage and maintain the OmniSoft platform through a variety of domain names or a merchant can integrate our platform with their own domain name. Using the OmniSoft platform, merchants can “check-out” their customers at their “brick and mortar” stores or can sell products to customers online, in both cases accepting payment via a simple credit card or debit card transaction (either swiping the credit card or entering the credit card number), a cash payment, or by use of a QR code or loyalty and reward points, and then print or email receipts to the customer. For more information regarding our OmniSoft platform, see “Business — Description of our OmniSoft Business.”

MERCHANT SERVICES | Features

Sales channels

- *Independent Sales Organizations (ISOs),*
- *Direct sales*
- *Independent Software Vendors ("ISVs")*
- *Agent banks/Credit Unions*

UNDERWRITING
RISK MONITORING
MERCHANT BOARDING
eVANCE merchant services
CUSTOMER SUPPORT
RESIDUALS PAYMENTS SALES AGENTS & ISOS
SALES AGENTS

 eVance provides competitive payment processing solutions to merchants which enable merchants to process credit and debit card-based internet payments for sales of their products at competitive prices (whether such sales occur online or at a “brick and mortar” location). eVance is an independent sales organization (an “ISO”) that signs up new merchants on behalf of acquiring banks and processors that provides financial and transaction processing solutions to merchants throughout the United States. eVance differentiates itself from other ISOs by focusing on both obtaining and maintaining new merchant contracts for its own account (including, but not limited to, merchants that utilize the OmniSoft platform) and also obtaining and maintaining merchant contracts obtained by third-party ISOs (for which we negotiate a shared fee arrangement) and utilizing our own software and technology to provide merchants and other ISOs differentiating products and software. In particular, we (i) own our own payments gateway, (ii) have proprietary omni-commerce software platform, (iii) have in-house underwriting and customer service, (iv) have in-house sub-ISO management system which offers sub-ISOs and agents tools for online boarding, account management, residual reports among other tools, (v) utilize a Payment Facilitator model and (vi) offer a suite of products in the financial markets (through CrowdPay). Leveraging our relationship with three of the top five merchant processors in the United States (representing a majority of the merchant processing market) and with the use of our proprietary software, our payment gateway (which we call “SecurePay”) enables merchants to reduce the cost of transacting with their customers by removing the need for a third-party payment gateway solution. eVance operates as both a wholesale ISO and a retail ISO depending on the risk profile of the merchant and the applicable merchant processor and acquiring bank. As a wholesale ISO, eVance underwrites the processing transactions for merchants, establishing a direct relationship with the merchant and generating individual merchant processing contracts in exchange for future residual payments. As a retail ISO, eVance primarily gathers the documents and information that our partners (acquiring banks and acquiring processors) need to underwrite merchants’ transactions and as a result receives only residual income as commission for merchants it places with our partners. For more information regarding the electronic payment industry, see “Business — Description of our eVance Business — Our Industry.”

Substantially all of our revenue has been generated from our eVance business (see our financial statements and related notes included in this prospectus and Management’s Discussion and Analysis of Financial Condition and Results of Operations for more information), but began generating revenue from our OmniSoft and CrowdPay business during the second half of 2019. We expect to build out our OmniSoft software business and to rely more on our PayFac model to transition away from our reliance on our eVance business but there is no guarantee that we will be able to do so. See the section entitled “Risk Factors” in this prospectus.

PAYMENT GATEWAY

Proprietary solution

Enables merchants to reduce transaction costs by removing the need for a third-party payment gateway.

Customizable payment gateway and virtual terminal with proprietary business management tools integrated with all our applications. Certified for Level II and Level III. Listed on Visa and MasterCard sites.

Secure Pay
OMNICOMMERCE SOLUTIONS
VISA
MasterCard

SecurePay

SecurePay is a payment gateway and virtual terminal with proprietary business management tools that is in compliance with the Payment Card Industry (PCI).

SecurePay has been certified by Visa and MasterCard (certified Level II and Level III) and finalized implementation of “3D Secure” in 2019 (a feature that is unique to what we offer in order to provide for more secure environment for ecommerce and mobile payments in-store and online).

CrowdPay.us™ operates a white label capital raising platform that targets small and midsized businesses seeking to raise capital and registered broker-dealers seeking to host capital raising campaigns for such businesses by integrating the platform onto such company’s or broker-dealer’s website. Our CrowdPay platform is tailored for companies seeking to raise money through a crowdfunding offering of between $1 million and $50 million pursuant to Regulation CF under Title III of the Jumpstart Our Business Startups (the “JOBS Act”), offerings pursuant to Rule 506(b) and Rule 506(c) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and offerings pursuant to Regulation A+ of the Securities Act. Our platform, which can be used for multiple offerings at once, provides companies and broker-dealers with an easy-to-use, turnkey solution to support company offerings, allowing companies and broker-dealers to easily present online to potential investors relevant marketing and offering materials and by aiding in the accreditation and background check processes to ensure investors meets the applicable requirements under the rules and regulations of the Securities Exchange Commission (the “SEC”). CrowdPay charges a fee to each company and broker-dealer for the use of its platform under a fee structure that is agreed to between CrowdPay and the Company and/or broker-dealer prior to the initiation of the offering. CrowdPay also generates revenues by providing ancillary services to the companies and broker-dealers utilizing our platform, including running background checks and providing anti-money laundering and know-your-customer compliance. CrowdPay is not a registered funding portal or a registered broker-dealer.

Synergies between the subsidiaries

PRODUCTS & SERVICES | Synergies

MERCHANT SERVICES
OMNICOMMERCE PLATFORM
OLB.com
CROWFUNDING PLATFORM
PAYMENT GATEWAY

The success of our business model is dependent on the synergies between the business segments operated by our subsidiaries. We have created and developed products which, we believe, form an ecosystem of e-commerce to provide a variety of clients, from online equity financing companies or merchants selling online or in brick and mortar stores, with multiple product offerings and ancillary services from underwriting with the banks and merchant billing from the cloud software. We expect that these synergies will create additional revenue by charging transaction fees on each service provided to clients by our partnerships with Merchant Acquiring Banks and PCI Compliance.

We believe that our wholly-owned subsidiaries combine to create an ecosystem where each subsidiary benefits the other. Starting with the services provided by eVance, we enable each of our products and platforms to communicate with each other and create an ecosystem among our products and, potentially, third-party products.

The product environment created with a new registered merchant or issuer enables all merchant information to be stored in a single, centralized location but utilized by all subsidiaries. For example, merchant services utilizing eVance provide electronic payment processing services that can be utilized for payments on the Crowdfunding platform. The platform is used by merchant services to allow mobile and online processing to merchants.

The Omni commerce platform will be offered to all of the merchant services clients. The offered Merchant Services products we provide will enable all processing needs for the Omni-commerce system. The gateway will allow merchants that are using the platform to accept online ecommerce transactions.

Competitive Advantages

We believe that our platform of services will provide the following key advantages.

•        Time to Market — we can create a customized website for retailers within days and have it fully operational in less than 2 weeks.

•        Cost — we believe that we are the only content service provider that does not charge a setup fee.

•        Flexibility — our platform has the flexibility to provide customized solutions for partners.

•        Pricing — we provide partners with a price comparison feature which they can utilize if they wish to set prices for products or run promotions.

•        Payment processing — we can provide financial service companies with the ability to have their customers’ accounts directly debited for payment.

•        We can assist existing “brick & mortar” businesses that have inventory and fulfilment capability but do not wish to create and maintain an e-commerce website and infrastructure to sell their products.

•        We can provide a platform for early-stage companies looking for an effective and less costly way to raise capital.

Risks Associated with our Business

Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our securities. In particular, you should consider the following risks, which are discussed more fully in the section entitled “Risk Factors” in this prospectus:

•        Our acquisition of eVance and share exchange with OmniSoft and CrowdPay has collectively formed a new business platform which we are continuing to integrate into our overall operations, and which may create certain risks and may adversely affect our business, financial condition or results of operations;

•        Our failure to pay our outstanding indebtedness will result in a substantial loss of our assets;

•        We operate in a regulatory environment that is evolving and uncertain and any changes to regulations could have a material impact on our business and financial condition;

•        We rely on a combination of confidentiality clauses, assignment agreements and license agreements with employees and third parties, trade secrets, copyrights and trademarks to protect our intellectual property and competitive advantage, all of which offer only limited protection meaning that we may be unable to maintain and protect our intellectual property rights and proprietary information or prevent third-parties from making unauthorized use of our technology;

•        Our growth may not be sustainable and depends on our ability to attract new merchants, retain existing merchants and increase sales to both new and existing merchants; and

•        While we believe that we have sufficient capital to continue operations for a period of at least twelve months from the date of this prospectus (not giving effect to the proceeds of this offering), if there are unanticipated expenses, insufficient cash from operations or the impact of the COVID-19 pandemic results in a larger than anticipated decline in transactions, we may require additional capital to continue our operations which may not be available, or if available, may not be available on reasonable terms.

Impact of COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. In response to the pandemic, the Company is working with merchants to address potential changes to the purchase patterns of consumers. In addition, the Company is focusing on servicing merchants that sell products with an extended delivery time frame, that have products that are paid for in advance, and that work in the catering, ticketing, limo and travel related businesses which have been directly impacted by the social distancing requirement of the pandemic. Further, for those of the Company’s employees that are able to perform their job remotely, the Company has implemented a “remote work” policy and provided employees with the technology necessary to do continue to do their jobs from home and for those employees that are unable to perform their job from a remote location, the Company has taken steps to ensure appropriate distancing and added sanitizing stations along with requiring frequent hand washing and work station cleaning.

The Company has experienced disruptions to its business and has observed disruptions for the Company’s customers and merchants which has resulted in a decline in transaction volume. While the volume of processing transactions by merchants in March 2020 was relatively in-line with the Company’s expectations that the number of transactions during March would be below the prior year because states in the United States began to implement stay-at-home orders, the number of transactions and resulting revenue was approximately 15% lower in March than in February and 30% lower in April than in March. In May, the number of transactions increased whereby they were 5% higher than in April, and in June, transactions were 7% higher than May. The Company’s revenue during the period of time decreased and then increased in the amount of similar to the percentage of month-to-month transaction volume. The following is a summary of a comparison of the number of transactions and transaction revenue for the first quarter and second quarter of 2020 and a comparison of the three months ended June 30, 2020 with the comparable period in 2019. The below summary of preliminary estimated unaudited financial results is not a comprehensive statement of our financial results for the three months ended June 30, 2020. We are still in the process of completing our financial statements for the subject period. Therefore, it is possible that adjustments to the data presented below will be made.

	First Quarter 2020	Second Quarter 2020	Change	Change
Revenue	$2,613,992	$2,000,035	$(613,958)	-31%
Net Loss	$(542,207)	$(510,409)	$31,798	6%
Transaction Vol	219,983,716	171,589,645	(48,394,071)	22%
	Second Quarter 2020	Second Quarter 2019	Change	Change
Revenue	$2,000,035	$2,581,940	$(581,905)	-23%
Net Loss	$(510,409)	$(472,838)	$(37,572)	-8%
Transaction Vol	171,589,645	226,135,952	(54,546,307)	-32%

We do estimate that the number of transactions will continue to stay at a depressed level or further decline from the prior year, along with revenues, until the response to the COVID-19 pandemic relaxes further stay-at-home restrictions and allows customers to make more point of purchase transactions for merchants and/or more merchants provide for additional contactless and online purchase options. The anticipated amount of anticipated decline from prior year is unknown, but it will be impacted by when consumers return to the level of purchasing that occurred in the prior year and before the pandemic. The Company does not anticipate that the pandemic will have a material impact on the Company’s business or liquidity. However, additional closings and reopenings of businesses in the future will likely result in a month over month decline and then increase similar to what occurred in March through June 2020.

Listing on the Nasdaq Capital Market

Upon closing of this offering, our common stock will be listed on The NASDAQ Capital Market under the symbol “OLB,” at which point our common stock will cease to be traded on the OTC Pink Sheets. NASDAQ listing requirements include, among other things, a stock price threshold. As a result, following the offering, we will need to take the necessary steps to meet NASDAQ continued listing requirements. If we do not meet the continued listing requirements of NASDAQ, our common stock will be delisted (see “Risk Factors” below). Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

Controlled Company Status

After giving effect to this offering and the conversion of certain outstanding indebtedness into shares of preferred stock and conversion warrants as described herein and prior to the exercise of any conversion warrants or Series A Warrants or Series B Warrants, our Chief Executive Officer, Ronny Yakov, will control 54.3% of the voting power of our outstanding voting securities. Such voting power is based on Mr. Yakov’s direct ownership of Company securities. As a result, Mr. Yakov will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our company. Because Mr. Yakov controls, and will continue to control following completion of this offering, a majority of our outstanding voting power, we are, and will continue to be, a “controlled company” under the corporate governance rules for NASDAQ-listed companies. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function (though our board of directors will initially be independent at closing of this offering and we will have a compensation committee and nominating and corporate governance committee).

We expect our company will continue to qualify as a controlled company until such time as Mr. Yakov controls less than 50% of our outstanding common stock. In the event that Mr. Yakov ceases to control a majority of our outstanding voting power, for example as a result of future issuances of Company securities or the exercise of Warrants or other convertible securities, we will no longer be entitled to rely on the NASDAQ corporate governance exemptions afforded to controlled companies.

Corporate Information

We were incorporated in the State of Delaware on November 18, 2004 for the purpose of merging with OLB.com, Inc., a New York corporation incorporated in 1993 (“OLB.com”). The merger was done for the purpose of changing our state of incorporation from New York to Delaware. In April 2018, we completed an acquisition of substantially all of the assets of Excel Corporation (“Excel”) and its subsidiaries Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. (such assets are the foundation of our eVance business). In connection with such acquisition, in May 2018, we entered into share exchange agreements with CrowdPay and OmniSoft, affiliate companies owned by Mr. Yakov and John Herzog, an affiliate of our company, pursuant to which each of CrowdPay and OmniSoft became wholly owned subsidiaries of our company. Our Company’s headquarters is located at 200 Park Avenue, Suite 1700, New York, NY 10166. Our telephone number is (212) 278-0900.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined under the Securities Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.07 billion or more in annual gross revenues; (ii) the end of fiscal year 2024; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million on the last business day of our second fiscal quarter.

The Offering

Securities offered by us

Each Unit consists of: (a) one share of our common stock, $0.0001 par value per share; (b) two Series A Warrants, with each Series A Warrant entitling the holder thereof to purchase one share of our common stock at an exercise price equal to $9.00 per share, exercisable until the fifth anniversary of the issuance date, subject to their earlier redemption as described herein, and (c) one-half of one Series B warrant, with each whole Series B Warrant entitling the holder thereof to purchase one share of common stock at an exercise price equal to $4.50 per share, exercisable until the fifth anniversary of the issuance date, subject to their earlier redemption as described herein. No fractional warrants will be issued and only whole warrants will be exercisable. The Warrants will be subject to certain customary adjustment provisions as described herein. Additionally, the Warrants are callable in the event that the last sales price of our common stock for any twenty (20) consecutive trading day period on or after the date of issuance (the “Measurement Period”) exceeds $9.00. The Company may, within ten (10) trading days of the end of such Measurement Period, call for the redemption of all or any portion of the outstanding and unexercised Warrants for consideration equal to the value of the unexercised portion thereof.

Public offering price	$9.00 per Unit.
Common stock outstanding before this offering(1)	5,411,905 shares
Common stock to be outstanding after this offering(1)	6,111,905 shares (or 6,216,905 shares if the underwriters exercise their over-allotment option in full).
Over-allotment option

We have granted the underwriters a 45-day option to purchase up to an additional 105,000 additional shares of common stock and/or Series A Warrants to purchase up to an aggregate of 210,000 shares of common stock and/or Series B Warrants to purchase up to an aggregate of 52,500 shares of common stock, in any combinations thereof, from us at the public offering price of the shares and the warrants to cover over-allotments, if any (the “overallotment option”).

Because the Warrants will not be listed on a national securities exchange or other nationally recognized trading market, the underwriters will be unable to satisfy any overallotment of shares and Warrants without exercising the underwriters’ overallotment option with respect to the Warrants. As a result, the underwriters will exercise their overallotment option for all of the Warrants which are over-allotted, if any, at the time of the initial offering of the shares and the Warrants. However, because our common stock is publicly traded, the underwriters may satisfy some or all of the overallotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the overallotment option with respect to our common stock.

Use of proceeds

We intend to use the net proceeds of this offering primarily to invest in or acquire companies or technologies that are synergistic with or complimentary to our business, expand and market our current products, use 20% to pay off our existing long-term indebtedness obligations and for working capital and other general corporate purposes.

Concentration of ownership

Upon completion of this offering and the conversion of outstanding indebtedness, interest, deferred salary and unreimbursed expenses as described herein, and the exercise of conversion warrants, our executive officers and directors will beneficially own, in the aggregate, approximately 60.7% of the outstanding shares of our common stock and 54.3% of the Company’s voting securities.

Conversion of Indebtedness

Ronny Yakov, our Chief Executive Officer, and John Herzog, an affiliate of our company, have agreed to convert concurrently with this offering certain outstanding indebtedness owed to them by the company (which is equal to, as of July 31, 2020, an aggregate of $4,634,452 in indebtedness, interest, deferred salary and unreimbursed expenses) into shares of convertible Series A Preferred Stock to be designated concurrently with this offering, plus a certain number of Series A Warrants and Series B Warrants (collectively, the “conversion warrants”). Each of Messrs. Yakov and Herzog will receive such number of Series A Warrants equal to two times the number of shares of common stock into which each share of Series A Preferred Stock is convertible and such number of Series B Warrants equal to half the number of shares of common stock into which each share of Series A Preferred Stock is convertible, at a conversion price of $9.00 per share of Series A Preferred Stock. The conversion warrants will have terms and provisions that are identical to the Warrants comprising the Units sold in this offering, except the conversion warrants are not registered pursuant to the registration statement of which this prospectus forms a part and will not be subject to certain exercise limitations for the purpose of limiting the warrant holder’s beneficial ownership to 4.99% of our outstanding common stock. The amount of such indebtedness to be converted by Messrs. Yakov and Herzog is subject to change based on the accrual of additional interest and other fees on such indebtedness that accrues prior to the offering. For more information regarding the Series A Preferred Stock and the conversion warrants, see “Description of Capital Stock” beginning on page 91.

NASDAQ Capital Market symbol

Upon completion of this offering, our common stock will be listed on The NASDAQ Capital Market under the symbol “OLB”.

We do not intend to apply for any listing of the Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market for the Warrants to develop.

Risk Factors

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 18 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our common stock.

All share information in this prospectus assumes the underwriters do not exercise their over-allotment option, and excludes the following:

•        285,173 shares of common stock issuable upon exercise of outstanding options to purchase common stock with a weighted average exercise price of $0.0001 per share, all of which are owned by affiliates and which will be subject to lock up agreements;

•        40,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with a weighted average exercise price of $7.50 per share;

•        the conversion of outstanding indebtedness of Messrs. Yakov and Herzog into conversion warrants and shares of Series A Preferred Stock to be designated concurrently with this offering;

•        35,000 shares of common stock issuable upon the exercise of the common stock purchase warrant issued to the Representative in connection with this offering, having an exercise price of $11.25; and

•        305,595 shares of common stock (or 310,845 if the over-allotment option granted to the underwriter in this offering is exercised in full) shares of our common stock (which is equal to approximately 5% of our issued and outstanding common stock immediately after the consummation this offering) reserved for future issuance under our 2020 Equity Incentive Plan, which will become effective as of the closing of this offering.

Summary financial and other data

You should read the following summary financial data together with our consolidated financial statements and the related notes appearing at the end of this prospectus and the “Management’s discussion and analysis of financial condition and results of operations” sections of this prospectus. We have derived the statements of operations data for fiscal 2019 and fiscal 2018 from our audited financial statements and the related notes thereto appearing at the end of this prospectus. The statements of operations data for three months ended March 31, 2020 and 2019 are derived from unaudited interim financial statements included elsewhere in this prospectus. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for the fair presentation of the unaudited interim financial statements. Our historical results are not necessarily indicative of results that may be expected in the future, and the results for the three months ended March 31, 2020 and are not necessarily indicative of results to be expected for the full year or any other period. The summary financial data in this section is not intended to replace the financial statements and related notes thereto included elsewhere in this prospectus and are qualified in their entirety by the financial statements and related notes thereto included at the end of this prospectus.

	For the Three Months Ended March 31,
	2020	2019
Revenue:
Transaction and processing fees	$2,336,479	$2,576,284
Merchant equipment rental and sales	20,262	8,410
Other revenue from monthly recurring subscriptions	257,252	6,200
Total revenue	2,613,993	2,590,894

Operating expenses:
Processing and servicing costs, excluding merchant portfolio amortization	1,720,413	1,718,098
Amortization expense	203,214	227,647
Salaries and wages	400,188	434,793
Outside commissions	41,435	40,869
General and administrative expenses	473,932	273,022
Total operating expenses	2,839,182	2,694,429

Loss from operations	(225,189)	(103,535)

Other Income (Expense):
Interest expense	(216,125)	(213,750)
Interest expense, related party	(101,316)	(90,204)
Other income	423	544
Total other expense	(317,018)	(303,410)

Net Loss	$(542,207)	$(406,945)

Net loss per share, basic and diluted	$(0.10)	$(0.08)

Weighted average shares outstanding, basic and diluted	5,471,606	5,414,127

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018(1)	For the period ended April 8, 2018
			(Predecessor)
Revenue:
Transaction and processing fees	$10,177,931	$8,863,008	$3,164,949
Merchant equipment sales and other	88,797	35,756	9,590
Other revenue	24,796	121,112	—
Total revenue	10,291,524	9,019,876	3,174,539

Operating expenses:
Processing and servicing costs, excluding merchant portfolio amortization	6,723,666	5,992,619	1,748,141
Amortization expense	812,857	541,904	90,739
Salaries and wages	1,490,762	1,401,192	374,345
Outside commissions	115,584	181,510	508,296
General and administrative expenses	1,417,518	1,435,717	367,524
Total operating expenses	10,560,387	9,552,942	3,089,045

Income (loss) from operations	(268,863)	(533,066)	85,494

Other Income (Expense):
Interest expense	(866,875)	(800,467)	(832,564)
Interest expense, related party	(382,279)	(82,849)	—
Gain on settlement	172,390	—	—
Gain on settlement of payables	—	16,039	—
Other	2,215	6,799	908
Total other expense	(1,074,549)	(860,478)	(831,656)

Net Loss	$(1,343,412)	$(1,393,544)	$(746,162)

Net loss per share, basic and diluted	$(0.25)	$(0.26)

Weighted average shares outstanding, basic and diluted	5,452,626	5,411,446

____________

(1)      Includes the consolidated results from operations of OLB, CrowdPay and OmniSoft from January 1, 2018 through December 31, 2018 and the net assets acquired from GACP from April 9, 2018 through December 31, 2018.

Non-GAAP measures and other data:	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018
Revenues	$2,613,993	$2,590,894	$10,291,524	$9,019,876
Operating loss	$(225,189)	$(103,535)	$(268,863)	$(533,066)
Net loss	$(542,207)	$(406,945)	$(1,343,412)	$(1,393,544)
Amortization and depreciation expense	$208,731	$236,517	$842,149	$582,559
Interest expense	$317,441	$303,954	$1,249,154	$883,316
EBITDA	$(16,035)	$133,526	$747,891	$72,331
Acquisitions expenses	$—	$—	$—	$503,344
Stock option expense	$74,596	$66,262	$265,050	$182,213
Adjusted EBITDA	$58,561	$199,788	$1,012,941	$757,888
Transaction Volume	161,033,649	177,433,161	726,804,840 (1)	937,857,730
Merchants	7,685	8,353	7,401	8,393
Transaction count	3,410,577	3,989,866	16,624,445(1)	23,328,466

____________

(1)      Includes $260,437,126 in aggregate transaction volume and 4,329,669 of transactions which occurred prior to the net asset acquired from GACP. Due to the lack of a sales team, attrition has outpaced new monthly sales. We expect that funds raised from this offering will be used to build a sales team to grow the current business.

About Non-GAAP Measures

The Company reports its financial results in compliance with U.S. generally accepted accounting principles (“GAAP”), but also provides additional non-GAAP measures of its operating results. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option expenses and certain non-recurring items, such as costs incurred with completing acquisitions. These measures may not be comparable to similarly titled measures reported by other companies. Management believes the use of EBITDA and adjusted EBITDA is appropriate to enhance the understanding by the Company’s investors of its historical performance through use of a metric that seeks to normalize earnings.

THE OLB GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 2018

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and Excel after entering into an agreement on April 9, 2018 whereby the Company agreed to acquire the net assets of Excel. The notes to the unaudited pro forma condensed combined financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 is presented as if the acquisition of Excel had occurred at the beginning of the year presented.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Excel acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the acquisition.

 The historical financial information has been adjusted to give effect to events that are directly attributable to the acquisition, factually supportable and expected to have a continuing impact on the results of the combined company. The adjustments that are included in the following unaudited pro forma condensed combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

The OLB Group, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2018

	The OLB Group, Inc.	Excel Corporation
	For the Year ended December 31, 2018	For the period from January 1, 2018 to April 8, 2018	Pro Forma Adjustments	Ref	Pro Forma Combined
Revenue
Transaction and processing fees	$8,863,008	$3,164,949	$—		$12,027,957
Merchant equipment sales and other	35,756	9,590	—		45,346
Other revenue	121,112	—	—		121,112
Total revenue	9,019,876	3,174,539			12,194,415

Operating Expenses:
Processing and servicing costs, excluding merchant portfolio amortization	5,992,619	1,748,141	—		7,740,760
Amortization expense	541,904	90,739	180,214	(1)	812,857
Salaries and wages	1,401,192	374,345	—		1,775,537
Outside commissions	181,510	508,296	—		689,806
General and administrative expenses	1,435,717	367,524	(503,344)	(2)	1,299,897
Total operating expenses	9,552,942	3,089,045	(323,130)		12,318,857
Income (loss) from operations	(533,066)	85,494	323,130		(124,442)

Other Expense:
Interest expense	(800,467)	(832,564)	526,314	(3)	(1,106,717)
Interest expense, related party	(82,849)	—	—		(82,849)
Gain on settlement of payables	16,039	—	—		16,039
Other	6,799	908	—		7,707
Total other expense	(860,478)	(831,656)	526,314		(1,165,820)
Net loss	$(1,393,544)	$(746,162)	$849,444		$(1,290,262)
Net loss per common share, basic and diluted	$(0.26)				$(0.24)
Weighted average number of common shares outstanding, basic and diluted	5,411,446				5,411,446

THE OLB GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed statement of operations for the year ended December 31, 2018, is based on the historical financial statements of the Company and Excel as of December 31, 2018 after giving effect to the Company’s acquisition of Excel that was consummated on April 9, 2018 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company for the year ended December 31, 2018 and for the year ended December 31, 2019, included elsewhere in this registration statement.

Defined terms utilized in these notes to the unaudited pro forma condensed combined financial statements are specific to these notes and should not be attributed to any other portion of this prospectus.

NOTE 2 — ACQUISITION OF EXCEL

On April 9, 2018, Securus365, Inc., a Delaware corporation (“Securus”), eVance Capital, Inc., a Delaware corporation (“eVance Capital”), and eVance Inc., a Delaware corporation (“eVance”, and collectively with Securus and eVance Capital, the “Purchasers”), each of which Purchaser is a newly formed wholly-owned subsidiary of The OLB Group, Inc., a Delaware corporation (the “Company”), entered into a Memorandum of Sale (the “Memorandum of Sale”) by and among the Purchasers and GACP Finance Co., LLC, a Delaware limited liability company (“GACP”), acting solely in its capacity as administrative agent and collateral agent to certain secured lenders of the Debtors (as defined below), pursuant to which the Purchasers acquired substantially all of the assets of the Debtors (the “Asset Acquisition”) through a foreclosure sale arranged by GACP under the Uniform Commercial Code of the State of New York (“UCC”) of the collateral of Excel Corporation (“Excel”) and its subsidiaries, Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. (Excel and such subsidiaries, collectively, the “Debtors”) under the Loan and Security Agreement, dated as of November 2, 2016, by and among GACP, the lenders thereunder and the Debtors, and related loan documents, as amended (the “Excel Loan and Security Agreement”).

GACP exercised its post-default remedies and realized on the collateral securing the Debtors’ obligations under the Excel Loan and Security Agreement by conducting a public auction of certain assets of the Debtors on April 9, 2018 in accordance with the UCC. The Purchasers submitted the Memorandum of Sale at such auction, which constituted the Purchasers’ bid for substantially all of the assets of the Debtors (“Acquired Assets”), which bid was accepted by GACP on April 9, 2018 in connection with the simultaneous signing and closing (the “Closing”) of the transactions contemplated under the Memorandum of Sale and the Credit Agreement (defined below).

In consideration for the sale and transfer of the Acquired Assets at the Closing, the Purchasers assumed certain post-Closing obligations under assigned contracts and paid to GACP the sum of $12,500,000, through the deemed simultaneous financing of such purchase price to the Purchasers under the Credit Agreement. Pursuant to the Memorandum of Sale, the Purchasers purchased from GACP and accepted all of the Debtors’ right, title and interest in and to the Acquired Assets “as is”, “where is” and “with all faults” and without any representations or warranties, express or implied, of any nature whatsoever. Any representations made by the parties in the Memorandum of Sale did not survive the Closing, and there is no indemnification rights for either party’s breach.

The acquisition date estimated fair value of the consideration transferred consisted of the following:

Closing amount financed	$12,500,000

The following summarizes the current estimates of fair value of assets acquired and liabilities assumed:
Tangible assets acquired	$1,237,892
Liabilities assumed	(286,108)
Net tangible assets	951,784
Goodwill and other intangibles	11,548,216
Total purchase price	$12,500,000

The Company accounts for acquisitions in accordance with the provisions of ASC 805-10. The Company assigns to all identifiable assets acquired a portion of the cost of the acquired net assets equal to the estimated fair value of such assets at the date of acquisition. The Company records the excess of the cost of the acquired net assets over the sum of the amounts assigned to identifiable assets acquired as goodwill.

The Company accounts for and reports acquired goodwill under Accounting Standards Codification subtopic 350-10, Intangibles-Goodwill and Other (“ASC 350-10”). In accordance with ASC 350-10, at least annually, the Company tests its intangible assets for impairment or more often if events and circumstances warrant. Any write-downs will be included in results from operations.

NOTE 3 — PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1)    Adjustment to give effect to the increase in amortization expense for the period as a result of the Company’s capitalization of intangible assets in connection with the Acquisition.

(2)    Adjustment to give effect to one-time fees associated with the Acquisition. One-time fees consists of legal ($328,879), accounting and audit ($80,090) and other professional fees ($94,375) specifically related to the activities associated with the Acquisition.

(3)    Adjustment to decrease interest expense as a result of the note entered into between the Company and GACP in connection with the Acquisition.

RISK FACTORS

Any investment in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to Our Company

Our acquisition of assets of Excel and its subsidiaries Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. and share exchange with OmniSoft and CrowdPay has collectively formed a new business platform which we are continuing to integrate into our overall operations, and which may create certain risks and may adversely affect our business, financial condition or results of operations.

On April 9, 2018, we acquired substantially all of the assets of Excel and its subsidiaries Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. for $12.5 million through a foreclosure sale conducted under the Uniform Commercial Code of the State of New York (“Asset Acquisition”). Since closing the Asset Acquisition, we have been in the process of integrating our operations with the acquired assets.

On May 9, 2018, we entered into separate share exchange agreements with the stockholders of OmniSoft and CrowdPay, affiliate companies of our company’s majority stockholder. Pursuant to the share exchange agreement with OmniSoft, the stockholders of OmniSoft transferred to us all of the issued and outstanding shares of OmniSoft common stock in exchange for an aggregate of 1,833,333 shares of our common stock. Pursuant to the share exchange agreement with CrowdPay, the stockholders of CrowdPay transferred to us all of the issued and outstanding shares of CrowdPay common stock in exchange for an aggregate of 2,916,667 shares of our common stock. The share exchange transactions closed on May 9, 2018, on which date OmniSoft and CrowdPay became wholly owned subsidiaries of the Company (the “Share Exchange”).

Since the consummation of the Asset Acquisition and the Share Exchange, we have a limited history upon which an evaluation of our performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as we manage our growth and react to competitors and developments in the markets in which we compete. As we can be considered an early stage company and have not yet generated any profits, there is no assurance that we will be profitable in the near term or generate sufficient revenues to meet our capital requirements.

As a result, we may experience interruptions of, or loss of momentum in, the activities of one or more of our combined businesses and the possible loss of key personnel. The diversion of our management’s attention and any delays or difficulties encountered in connection with the integration of Excel could adversely affect our business, financial condition or results of operations.

Our failure to raise sufficient funds may result in a default under our loan agreement with GACP and result in a substantial loss of our assets.

In order to finance the Asset Acquisition, we entered into a Loan and Security Agreement (as amended by Amendment No. 1 to Loan and Security Agreement dated July 30, 2018, Amendment No. 3 to Loan and Security Agreement dated February 5, 2019 and Amendment No. 4 to Loan and Security Agreement dated April 24, 2020, the “Credit Agreement”), dated as of April 9, 2018, by and among our subsidiaries Securus365, Inc., eVance Capital, Inc., and eVance Inc., (the “Purchasers”) and GACP Finance Co., LLC, a Delaware limited liability company (“GACP”), as administrative agent and collateral agent (“Agent”), and as the initial sole lender thereunder. Under the Credit Agreement, GACP provided a term loan of $12,500,000 (the “Term Loan” or the “Excel Loan”) to us, which obligations are guaranteed by our Company. Collectively, the Company and the Purchasers are referred to as the “Loan Parties”.

The Term Loan matures in full on April 9, 2022. The Term Loan can be prepaid without penalty in part with ten (10) days’ prior written notice to the Agent, and in full with thirty (30) days’ prior written notice. The Term Loan is subject to an interest rate of 9.0% per annum, payable monthly in arrears. OmniSoft and CrowdPay were also each liable as a loan party under the Term Loan. To date, we have made principal payments of $1,000,000 in July 2018 and $2,000,000 in November 2018 pursuant to the terms of the Credit Agreement (though the payments were made with the proceeds of a subordinated promissory note in the principal amount of $3,000,000 with a maturity date of

September 30, 2020, to be extended to September 30, 2022 simultaneous to the completion of this offering), issued to a significant stockholder of our company, which bears interest at a rate of 12% per annum and is subordinated to the Term Loan). On April 24, 2020, we entered into Amendment No. 4 to extend the Maturity Date of the indebtedness to April 9, 2022 and to waive any outstanding events of default. In consideration for the foregoing, the Credit Agreement was amended to include a new principal repayment schedule under the Term Loan whereby the Company paid an amount equal to $125,000 upon execution of Amendment No. 4 and the Company agreed to make a monthly payment of $25,000, commencing May 1, 2020, and on the first business day of each calendar month thereafter until the Maturity Date.

The obligations of the loan parties under the Credit Agreement are secured by all of their respective assets and the loan parties pledged all of their assets as collateral for their obligations under the Credit Agreement. Additionally, our ownership interests in OmniSoft, CrowdPay and the Purchasers are pledged in favor of GACP pursuant to the Term Loan.

If, by the time our principal payments become due in 2022, we are unable to obtain sufficient financing to meet our payment obligations under the Term Loan, we will be in default under the Credit Agreement. If not cured or waived, such default under the Credit Agreement could enable GACP to declare all outstanding amounts under the Term Loan, together with accrued and unpaid interest and fees, to be due and payable. In addition, GACP could also elect to foreclose on our assets securing the Term Loan. In such event, we may not be able to refinance or repay all of our indebtedness or have sufficient liquidity to meet operating and capital expenditure requirements. Any such acceleration of the Term Loan could cause us to lose a substantial portion of our assets and will substantially adversely affect our ability to continue our operations.

We are subject to significant restrictive debt covenants, which limit our operating flexibility.

We are subject to restrictive debt covenants which impose significant restrictions on the manner we and our subsidiaries operate, including (but not limited to) restrictions on the ability to:

•        create certain liens;

•        incur debt and/or guarantees;

•        enter into transactions other than on arm’s-length basis;

•        pay dividends or make certain distributions or payments;

•        sell certain kinds of assets;

•        enter into any sale and leaseback transactions;

•        make certain investments or other types of restricted payments;

•        substantially change the nature of our business; and

•        effect mergers, consolidations or sale of assets.

In addition, our Credit Agreement also requires us to comply with a consolidated fixed charge coverage ratio and to maintain minimum revenue for the trailing twelve month period. Although we are currently in compliance, we have not complied with these obligations at certain times since the Credit Agreement was entered into and were obligated to obtain certain waivers and modifications of these provisions to avoid an acceleration event under the Credit Agreement. Our ongoing ability to comply with these covenants may be affected by events beyond our control and these covenants could limit our ability to finance our future operations and our ability to pursue acquisitions and other business activities.

The substantial and continuing losses, and significant operating expenses incurred in the past few years may cause us to be unable to pursue all of our operational objectives if sufficient financing and/or additional cash from revenues is not realized.

We have limited cash resources and operating losses throughout our history. As of March 31, 2020 and, we had a working capital deficiency of $1,644,401 and a net loss of $542,207. Our cash flow provided by operating activities for the three months ended March 31, 2020 was $50,268. Notwithstanding the foregoing, management has concluded that it has sufficient liquidity to continue operations for a period of at least twelve months from the date of this prospectus, which conclusion would not have been possible without the amendments to the Credit Agreement, cash on hand from the proceeds of a litigation settlement and close monitoring of the Company’s projected cash flow and operating expenses for a period of at least the next twelve months.

Further, in connection with the response to the COVID-19 pandemic in the United States, the Company has experienced disruptions to its business and has observed disruptions for the Company’s customers and merchants which has resulted in a decline in transaction volume. While the volume of processing transactions by merchants in March 2020 was relatively in-line with the Company’s expectations that the number of transactions during March would be below the prior year because states in the United States began to implement stay-at-home orders, the number of transactions and resulting revenue was approximately 15% lower in March than in February and 30% lower in April than in March. In May, the number of transactions increased whereby they were 5% higher than in April, and in June, transactions were 7% higher than May. The Company’s revenue during the period of time decreased and then increased in the amount of similar to the percentage of month-to-month transaction volume.

The following is a summary of a comparison of the number of transactions and transaction revenue for the first quarter and second quarter of 2020 and a comparison of the three months ended June 30, 2020 with the comparable period in 2019. The below summary of preliminary estimated unaudited financial results is not a comprehensive statement of our financial results for the three months ended June 30, 2020. We are still in the process of completing our financial statements for the subject period. Therefore, it is possible that adjustments to the data presented below will be made.

	First Quarter 2020	Second Quarter 2020	Change	Change
Revenue	$2,613,992	$2,000,035	$(613,958)	-31%
Net Loss	$(542,207)	$(510,409)	$31,798	6%
Transaction Vol	219,983,716	171,589,645	(48,394,071)	22%
	Second Quarter 2020	Second Quarter 2019	Change	Change
Revenue	$2,000,035	$2,581,940	$(581,905)	-23%
Net Loss	$(510,409)	$(472,838)	$(37,572)	-8%
Transaction Vol	171,589,645	226,135,952	(54,546,307)	-32%

The Company estimates that the number of transactions will continue to stay at a depressed level or further decline from the prior year, along with revenues, until the response to the COVID-19 pandemic relaxes further stay-at-home restrictions and allows customers to make more point of purchase transactions for merchants and/or more merchants provide for additional contactless and online purchase options. The anticipated amount of anticipated decline from prior year is unknown, but it will be impacted by when consumers return to the level of purchasing that occurred in the prior year and before the pandemic.

As a result of these factors, the Company determined it was necessary to do a reforecast of its cash flow for 2020 and an overall analysis of market trends to determine whether or not his has sufficient liquidity to continue as a going concern for a period of at least twelve months from the date of this prospectus. The Company also determined it was necessary to take certain corporate actions, such as reducing discretionary expenses and amending its existing senior indebtedness, in connection with its overall analysis to determine whether or not it has sufficient liquidity to continue as a going concern for a period of at least twelve months from the date its condensed consolidated financial statements were issued.

In considering the anticipated impact of the COVID-19 pandemic on the Company’s business, the Company does not anticipate that the pandemic will have a material impact on the Company’s business or liquidity and believes that it will be able fund future liquidity and capital requirements through cash flows generated from its operating activities for a period of at least twelve months from the date of the closing of this offering (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations). However, additional closings and reopenings of businesses in the future will likely result in a month over month decline and then increase similar to what occurred in March through June 2020.

If there are unanticipated expenses, insufficient cash from operations or the impact of the COVID-19 pandemic, including but not limited to losses arising from a second wave of businesses closing in response to the ongoing pandemic, which results in a larger than anticipated decline in transactions, we may not be able to attract financing as needed, or if available, on reasonable terms as required and therefore may not be able to accomplish our business goals or repay certain of our debts. Further, the terms of any such financing may be dilutive to existing stockholders or otherwise on terms not favorable to us or existing stockholders. If we are unable to secure financing, as circumstances require, or do not succeed in meeting our sales objectives, we may be required to change, significantly reduce our operations or ultimately may not be able to continue our operations and there will be substantial doubt as to our ability to continue as a going concern.

We have historically relied on related parties and affiliates to finance our operations, but there is no guarantee that these parties will continue to finance our operations in the future.

While we will be able to fund future liquidity and capital requirements through cash flows generated from our operating activities alone for a period of twelve months, previously, we have financed our operations from short-term loans from Ronny Yakov, our Chief Executive Officer and John Herzog, a significant shareholder of the Company. Additionally, Mr. Herzog provided us with an assurance that he will provide financial support, if needed, to assist with our ongoing working capital needs through the earlier of this offering or November 2020 (other than our obligations to pay principal and interest with respect to the Excel Loan and Credit Agreement). In the event that our operating activities are insufficient to fund our liquidity and capital requirements, including as a result of COVID-19 or if we do not make a required monthly payment under the Credit Agreement and Messrs. Yakov and Herzog elect not to make an equity contribution to the Company for the sole purpose of paying the monthly payment obligation of the Company under the Credit Agreement, we cannot guarantee that Mr. Yakov or Mr. Herzog would continue to provide such assistance if the Company were to require it in the future.

We may be subject to liabilities arising prior to the Asset Acquisition under certain “successor liability” theories.

We acquired our business by means of a foreclosure of the relevant secured lender’s security interest in the assets in the Asset Acquisition through an auction under Article 9 of the Uniform Commercial Code. Although the general rule in the context of transactions such as the Asset Acquisition is that a purchaser of assets does not assume the seller’s liabilities, various courts have established exceptions to this general rule, including where the purchaser is a ‘mere continuation’ of the seller and there is a ‘continuity of enterprise.’ This is a highly fact specific inquiry, and there can be no assurance that any interested creditor, the United States (through the Internal Revenue Service) or state or local taxing agencies will not seek to hold us responsible for any existing liabilities at the time of the Asset Acquisition under one or more of these successor liability theories, for which we have no indemnification protection under the agreements relating to the Asset Acquisition.

In connection with our preparation of our financial statements, we identified material weaknesses in our internal control over financial reporting and concluded that our internal controls over financial reporting were not effective at December 31, 2019. Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price. If we cannot remediate our current internal control finding or if we cannot maintain effective internal controls over financial reporting in the future, it could harm us.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). During the preparation of our financial statements for both 2018 and 2019, we identified material weaknesses in our internal control over financial reporting and concluded that our internal controls over financial reporting were not effective. Under the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework, a deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis.

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered in our latest quarterly and annual report, our disclosure controls and procedures were ineffective to ensure that information required to be disclosed in reports filed under the Exchange Act is recorded, processed, summarized and reported within the required time periods specified in the Commission’s rules and forms and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Our independent registered public accounting firm is not required to, and did not, issue an attestation report regarding the effectiveness of our internal control over financial reporting as of December 31, 2019, in accordance with the provisions of Section 404 of the Sarbanes-Oxley Act.

Our principal executive officer and principal financial officer, do not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.

If we are unable to comply with the requirements of Section 404 in a timely manner or to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting (if required), investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

We operate in a complex regulatory environment, and failure to comply with applicable laws and regulations could adversely affect our business.

Our operations are subject to a broad range of complex and evolving laws and regulations. As a result, we must perform our services in compliance with the legal and regulatory requirements of multiple jurisdictions. Some of these laws and regulations may be difficult to ascertain or interpret and may change from time to time. Violation of such laws and regulations could subject us to fines and penalties, damage our reputation, constitute a breach of our client agreements, impair our ability to obtain and renew required licenses, and decrease our profitability or competitiveness. If any of these effects were to occur, our operating results and financial condition could be adversely affected.

We may not be able to integrate new technologies and provide new services in a cost-efficient manner.

The online ecommerce industry is subject to rapid and significant changes in technology, frequent new service introductions and evolving industry standards. We cannot predict the effect of these changes on our competitive position, our profitability or the industry generally. Technological developments may reduce the competitiveness of our networks and our software solutions and require additional capital expenditures or the procurement of additional products that could be expensive and time consuming. In addition, new products and services arising out of technological developments may reduce the attractiveness of our services. If we fail to adapt successfully to technological advances or fail to obtain access to new technologies, we could lose customers and be limited in our ability to attract new customers and/or sell new services to our existing customers. In addition, delivery of new services in a cost-efficient manner depends upon many factors, and we may not generate anticipated revenue from such services.

Disruptions in our networks and infrastructure may result in customer dissatisfaction, customer loss or both, which could materially and adversely affect our reputation and business.

Our systems are an integral part of our customers’ business operations. It is critical for our customers, that our systems provide a continued and uninterrupted performance. Customers may be dissatisfied by any system failure that interrupts our ability to provide services to them. Sustained or repeated system failures would reduce the attractiveness of our services significantly and could result in decreased demand for our services.

We face the following risks to our networks, infrastructure and software applications:

•        our territory can have significant weather events which physically damage access lines;

•        power surges and outages, computer viruses or hacking, earthquakes, terrorism attacks, vandalism and software or hardware defects which are beyond our control; and

•        Unusual spikes in demand or capacity limitations in our or our suppliers’ networks.

Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and/or incur expenses, and thereby adversely affect our business, revenue and cash flow.

Our positioning in the marketplace as a smaller provider places a significant strain on our resources, and if not managed effectively, could result in operational inefficiencies and other difficulties.

Our positioning in the marketplace may place a significant strain on our management, operational and financial resources, and increase demand on our systems and controls. To manage this position effectively, we must continue to implement and improve our operational and financial systems and controls, invest in development & engineering, critical systems and network infrastructure to maintain or improve our service quality levels, purchase and utilize other systems and solutions, and train and manage our employee base. As we proceed with our development, operational difficulties could arise from additional demand placed on customer provisioning and support, billing and management information systems, product delivery and fulfilment, sales and marketing and administrative resources.

For instance, we may encounter delays or cost overruns or suffer other adverse consequences in implementing new systems when required. In addition, our operating and financial control systems and infrastructure could be inadequate to ensure timely and accurate financial reporting.

We must attract and retain skilled personnel. If we are unable to hire and retain technical, technical sales and operational employees, our business could be harmed.

Our ability to integrate our acquired assets and to grow will be particularly dependent on our ability to hire, develop and retain an effective sales force and qualified technical and managerial personnel. We need software development specialists with in-depth knowledge of a blend of IT and telecommunications or with a blend of security and telecom. We intend to hire additional necessary employees, including software engineers, communication engineers, project managers, sales consultants, employees and operational employees, on a permanent basis. The competition for qualified technical sales, technical, and managerial personnel in the communications and software industry is intense in the markets where we operate, and we may not be able to hire and retain sufficient qualified personnel. In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations. Volatility in the stock market and other factors could diminish our use, and the value, of our equity awards as incentives to employees, putting us at a competitive disadvantage or forcing us to use more cash compensation.

We are dependent on the continued services and performance of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and contributions of our senior management, including our Chief Executive Officer, Ronny Yakov and other key employees to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of senior management or other key employees could significantly delay or prevent the achievement of our strategic objectives. In addition, some of the members of our current senior management team have only been working together for a short period of time, which could adversely impact our ability to achieve our goals. From time to time, there may be changes in our senior management team resulting from the hiring or departure of executives, which could disrupt our business. We do not maintain key person life insurance policies on any of our employees other than a policy providing limited coverage on the life of our Chief Executive Officer. The loss of the services of one or more of our senior management or other key employees for any reason could adversely affect our business, financial condition and operating results and require significant amounts of time, training and resources to find suitable replacements and integrate them within our business, and could affect our corporate culture.

Our Chief Financial Officer is currently employed on a part-time basis.

Given the size of the Company and our operational needs, we initially hired our Chief Financial Officer, Rachel Boulds, on a part-time basis. While we have discussed with Ms. Boulds the possibility of becoming our fulltime Chief Financial Officer, Ms. Boulds is currently employed on a part-time basis. In addition to her role as Chief Financial Officer, Ms. Boulds is also operating her solo accounting practice providing services for clients unrelated to the Company. While we believe that Ms. Boulds currently devotes adequate time to the Company to perform the role and duties of our Chief Financial Officer, we cannot guarantee that she will be able to continue to do so until she is with the Company on a fulltime basis. If Ms. Boulds cannot devote adequate time to our Company to fulfil her role and duties as Chief Financial Officer or if any conflicts of interest arise during this time, it could have a material adverse impact on our Company.

Our success depends on our continued investment in research and development, the level and effectiveness of which could reduce our profitability.

We intend to continue to make investments in research and development and product development in seeking to sustain and improve our competitive position and meet our customers’ needs. These investments currently include streamlining our suite of software functionalities, including modularization and improving scalability of our integrated solutions. To maintain our competitive position, we may need to increase our research and development investment, which could reduce our profitability and cash flows. In addition, we cannot assure you that we will achieve a return on these investments, nor can we assure you that these investments will improve our competitive position or meet our customers’ needs.

The Company’s financial condition and results of operations for the fiscal year 2020 is very likely to be adversely affected by the recent COVID-19 outbreak.

The New York and Atlanta areas, including the location of the Company’s corporate headquarters and its operations business, are currently experiencing significant impact of the coronavirus outbreak in the U.S. The Company is currently following the recommendations of local health authorities to minimize exposure risk for its employees and visitors. However, the scale and scope of this pandemic is unknown and the duration of the business disruption and related financial impact cannot be reasonably estimated at this time. While the Company is currently implementing specific business continuity plans to reduce the potential impact of COVID-19, the Company, has, as of the date of this prospectus, suffered a negative impact during March through June 2020, when compared to its prior year performance, while most states in the United States were under stay-at-home orders (though, as of the date of this prospectus, the Company has seen increases in transactions as states in the United States have started to open businesses), which the Company anticipates will reduce the overall negative impact on its business during 2020. However, there is no guarantee that the Company’s continuity plan will be successful, that the relaxation of stay-at-home orders and opening of businesses will positively impact the Company’s business or that the Company’s merchants in any case will meet the number of forecasted transactions due to a change in consumer activity around point of sale purchasing resulting from the temporary closure of businesses.

The Company has already experienced certain disruptions to its business and disruptions may occur for the Company’s customers and merchants that may materially affect the number of transactions processed by the Company. This has and would continue to result in lost sales, additional costs, or penalties, or damage to the Company’s reputation. Similarly, COVID-19 has already and could continue to impact the Company’s customers and/or merchants as a result of a health epidemic or other outbreak occurring in other locations which could reduce their demand for Company products. The extent to which COVID-19 or any other health epidemic may impact the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. Accordingly, COVID-19 could have a material adverse effect on the Company’s business, results of operations, financial condition and prospects.

Risks Related to Our Business

CROWDPAY.US, INC.

We operate in a regulatory environment that is evolving and uncertain.

The regulatory framework for online capital formation or crowdfunding is very new. The regulations that govern the companies and broker-dealers that utilize our platform and the investors that find investment opportunities on our platform have been in existence for a very few years. Further, there are constant discussions among legislators and regulators with respect to changing this regulatory environment. New laws and regulations could be adopted in the United States and abroad. Further, existing laws and regulations may be interpreted in ways that would impact our platform, including our ability to communicate and work with investors, broker-dealers and the companies that use our platforms’ services. For instance over the past year, there have been several attempts to modify the current regulatory regime. Some of those suggested reforms could make it easier for anyone to sell securities (without using our platform), or could increase our regulatory burden, including requiring us to register as a broker-dealer or funding portal before we choose to do so. Any such changes would have a negative impact on our business.

In the event we are required or decide to register as a broker-dealer or funding portal, our current business model could be affected.

Under our current structure, we believe we are not required to register as a broker-dealer or funding portal under federal and state laws. Further, none of our officers or our chairman has previous experience in securities markets or regulations or has passed any related examinations or holds any accreditations. We comply with the rules surrounding funding portals and restrict our activities and services so as to not be deemed a broker-dealer under state and federal regulations. However, if we were deemed by a relevant authority to be acting as a broker-dealer or a funding portal, we could be subject to a variety of penalties, including fines and rescission offers. Further, we may decide for business reasons or we may be required to register as a broker-dealer or a funding portal, which would increase our costs, especially our compliance costs. If we are required but decide not to register as a broker-dealer or act in association with a broker-dealer in our transactions or to register as a funding portal, we may not be able to continue to operate under our current business model.

We may be liable for misstatements made by issuers on our platform.

Under the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), issuers making offerings through our platform may be liable for including untrue statements of material facts or for omitting information that could make the statements made misleading. This liability may also extend in Regulation Crowdfunding offerings to funding portals. Even though we are not a registered funding portal, there can be no assurance that if we were sued we would prevail. Further, even if we do succeed, lawsuits are time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business.

Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents.

Some of the investment opportunities posted on our platform are open to non-U.S. residents. We have not researched all the applicable foreign laws and regulations, and therefore we have not set up our structure to be compliant with all those laws. It is possible that we may be deemed in violation of those laws, which could result in fines or penalties as well as reputational harm. This may limit our ability in the future to assist companies in accessing money from those investors, and compliance with those laws and regulation may limit our business operations and plans for future expansion.

The types of offerings that we expect to be posted on our platform are relatively new in an industry that is still quickly evolving.

The principal types of offerings that are posted on our platform are pursuant to Regulation A and Regulation Crowdfunding which have only been in effect in their current form since 2015 and 2016, respectively. Our ability to penetrate the market to host these types of offerings remains uncertain as potential issuer companies may choose to use different platforms or providers (including, in the case of Regulation A, using their own online platform), or determine alternative methods of financing. Investors may decide to invest their money elsewhere. Further, our potential market may not be as large, or our industry may not grow as rapidly, as anticipated. With a smaller market than expected, we may have fewer customers. Success will likely be a factor of investing in the development and implementation of marketing campaigns, subsequent adoption by issuer companies as well as investors, and favorable changes in the regulatory environment.

CrowdPay and its providers are vulnerable to hackers and cyber-attacks.

As an internet-based business, we may be vulnerable to hackers who may access the data of the investors and the issuer companies that utilize our platform. Further, any significant disruption in service on our platform or in our computer systems could reduce the attractiveness of the platform and result in a loss of investors and companies interested in using our platform. Further, we rely on a third-party technology provider to provide some of our back-up technology as well as act as our escrow agent. Any disruptions of services or cyber-attacks either on our technology provider or on our company could harm our reputation and materially negatively impact our financial condition and business.

CrowdPay currently relies on one escrow agent and technology service provider.

We currently rely on Microsoft Azure to serve as our technology provider and all escrow accounts are held at MVB Bank, Inc. Any change in these relationships will require us to find another technology service provider, escrow agent and escrow bank. This may cause us delays as well as additional costs in transitioning our technology.

We are dependent on general economic conditions.

Our business model is dependent on investors investing in the companies presented on our platform. Investment dollars are disposable income. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions, including as a result of COVID-19, may reduce the future availability of investment dollars, which would negatively impact revenues generated by CrowdPay and possibly our ability to continue operations at CrowdPay. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on its financial condition, operating results and cash flow.

We face significant market competition.

We facilitate online capital formation. Though this is a new market, we compete against a variety of entrants in the market as well likely new entrants into the market. Some of these follow a regulatory model that is different from ours and might provide them competitive advantages. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers. Further, online capital formation is not the only way to address helping start-ups raise capital, and we have to compete with a number of other approaches, including traditional venture capital investments, loans and other traditional methods of raising funds and companies conducting crowdfunding raises on their own websites. Additionally, some competitors and future competitors may be better capitalized than us, which would give them a significant advantage in marketing and operations.

Our revenues and profits are subject to fluctuations.

It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: number of investors and amount of investors’ dollars that utilize our platform to make investments, the success of world securities markets, general economic conditions, our ability to market our platform to companies and investors, headcount and other operating costs, and general industry and regulatory conditions and requirements. Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

EVANCE, INC.

We are substantially dependent on our eVance business for revenue. If we are unable to maintain our eVance business for any reason (including the various reasons described in the risk factors herein) or for no reason it will have a material adverse effect on our company.

Substantially all of our revenue has been generated from our eVance business (see our financial statements and related notes included in this prospectus for more information), though we did begin generating revenue from our OmniSoft and CrowdPay business during the second half of 2019. While we expect to build out our OmniSoft software business over the next 12 to 18 months and to rely more heavily on our PayFac model to generate revenue and to transition away from our reliance on our eVance business, there is no guarantee that we will be able to do so (particularly, giving effect to the impact of COVID-19). Accordingly, if we are unable to maintain our eVance business it will have a material adverse effect on our company.

Our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers may adversely affect our competitiveness or the demand for our products and services.

The financial services and payments technology industries are subject to rapid technological advancements, resulting in new products and services, including mobile payment applications and customized integrated software payment solutions, and an evolving competitive landscape, as well as changing industry standards and merchant and consumer needs and preferences. We expect that new services and technologies applicable to the financial services and payment technology industries will continue to emerge. These changes may limit the competitiveness of and demand for our services. Also, our merchants and consumers continue to adopt new technology for business and personal uses. We must anticipate and respond to these changes in order to remain competitive within our relative markets. In addition, failure to develop value-added services that meet the needs and preferences of our merchants could adversely affect our ability to compete effectively in our industry. Furthermore, merchants’ or consumers’ potential negative reaction to our products and services can spread quickly through social media and damage our reputation before we have the opportunity to respond. If we are unable to anticipate or respond to technological or industry standard changes on a timely basis, our ability to remain competitive could be adversely affected.

Substantial and increasingly intense competition worldwide in the financial services and payment technology industries may adversely affect our overall business and operations.

The financial services and payment technology industries are highly competitive, and our payment services and solutions compete against all forms of financial services and payment systems, including cash and checks, and electronic, mobile, ecommerce and integrated payment platforms. If we are unable to differentiate ourselves from our competitors and drive value for our merchants, we may not be able to compete effectively. Our competitors may introduce their own value-added or other innovative services or solutions more effectively than we do, which could adversely impact our current competitive position and prospects for growth. They also may be able to offer and provide services that we do not offer. In addition, in certain of our markets in which we operate, we process “on-us” transactions whereby we receive fees as a merchant acquirer and for processing services for the issuing bank. As competition in these markets grows, the number of transactions in which we receive fees for both of these roles may decrease, which could reduce our revenue and margins in these jurisdictions. We also compete against new entrants that have developed alternative payment systems, ecommerce payment systems, payment systems for mobile devices and customized integrated software payment solutions. Failure to compete effectively against any of these competitive threats could adversely affect our business, financial condition or results of operations. In addition, some of our competitors are larger and have greater financial resources than us, enabling them to maintain a wider range of product offerings, mount extensive promotional campaigns and be more aggressive in offering products and services at lower rates, which may adversely affect our business, financial condition or results of operations.

Potential changes in the competitive landscape, including disintermediation from other participants in the payments chain, could harm our business.

We expect that the competitive landscape will continue to change, including:

•        rapid and significant changes in technology, resulting in new and innovative payment methods and programs, that could place us at a competitive disadvantage and reduce the use of our products and services;

•        competitors, merchants, governments and other industry participants may develop products and services that compete with or replace our value-added products and services, including products and services that enable card networks and banks to transact with consumers directly;

•        participants in the financial services and payment technology industries may merge, create joint ventures, or form other business combinations that may strengthen their existing business services or create new payment services that compete with our services; and

•        new services and technologies that we develop may be impacted by industry-wide solutions and standards, including chip technology, tokenization, Blockchain and other safety and security technologies.

Failure to compete effectively against any of these or other competitive threats could adversely affect our business, financial condition or results of operations.

Global economic, political and other conditions may adversely affect trends in consumer, business and government spending, which may adversely impact the demand for our services and our revenue and profitability.

The financial services and payment technology industries in which we operate depend heavily upon the overall level of consumer, business and government spending. A sustained deterioration in general economic conditions (including distress in financial markets, turmoil in specific economies around the world, public health crises, and additional government intervention), particularly in the United States, or increases in interest rates in key countries in which we operate, may adversely affect our financial performance by reducing the number or average purchase amount of transactions we process. For example, as of the date of this prospectus, the recent COVID-19 coronavirus outbreak, has impacted and may continue to impact the global economy or negatively affect various aspects of our business, including reductions in the amount of consumer spending and lending which could result in a decrease in our revenue and profits. If our customers make fewer sales of products and services using electronic payments, or consumers spend less money through electronic payments, whether due to the outbreak of COVID-19 or otherwise, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue.

Adverse economic trends whether a result of the global COVID-19 outbreak or otherwise, will and may continue to accelerate the timing, or increase the impact of, risks to our financial performance. These trends could include:

•        declining economies, foreign currency fluctuations and the pace of economic recovery can change consumer spending behaviors, such as cross-border travel patterns, on which the majority of our revenue is dependent;

•        low levels of consumer and business confidence typically associated with recessionary environments, and those markets experiencing relatively high unemployment, may result in decreased spending by cardholders;

•        budgetary concerns in the United States and other countries around the world could affect the United States and other specific sovereign credit ratings, impact consumer confidence and spending, and increase the risks of operating in those countries;

•        emerging market economies tend to be more volatile than the more established markets we serve in North America and Europe, and adverse economic trends may be more pronounced in those emerging markets where we conduct business;

•        financial institutions may restrict credit lines to cardholders or limit the issuance of new cards to mitigate cardholder credit concerns;

•        uncertainty and volatility in the performance of our merchants’ businesses may make estimates of our revenues and financial performance less predictable;

•        cardholders may decrease spending for value-added services we market and sell;

•        a weakening in the economy, either due to the global COVID-19 outbreak or otherwise, has forced, and could continue to force merchants to close at higher than historical rates in part because many of them are not as well capitalized as larger organizations, which could expose us to potential credit losses and future transaction declines; and

•        government intervention, including the effect of laws, regulations and government investments in our merchants, may have potential negative effects on our business and our relationships with our merchants or otherwise alter their strategic direction away from our products and services.

We are subject to U.S. governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws across different markets where we conduct our business. Our actual or perceived failure to comply with such obligations could harm our business.

In the United States, we are subject to various consumer protection laws (including laws on disputed transactions) and related regulations. If we are found to have breached any consumer protection laws or regulations in any such market, we may be subject to enforcement actions that require us to change our business practices in a manner which may negatively impact revenue, as well as litigation, fines, penalties and adverse publicity that could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business in a manner that harms our financial position.

We collect personally identifiable information and other data from our consumers and merchants. Laws and regulations in several countries restrict certain collection, processing, storage, use, disclosure and security of personal information, require notice to individuals of privacy practices, and provide individuals with certain rights to prevent use and disclosure of protected information.

Future restrictions on the collection, use, sharing or disclosure of personally identifiable information or additional requirements and liability for security and data integrity could require us to modify our solutions and features, possibly in a material manner, and could limit our ability to develop new services and features. If our privacy or data security measures fail to comply with applicable current or future laws and regulations, we may be subject to litigation, regulatory investigations, enforcement notices requiring us to change the way we use personal data or our marketing practices, fines or other liabilities, as well as negative publicity and a potential loss of business.

Our inability to protect our systems and data from continually evolving cybersecurity risks or other technological risks could affect our reputation among our merchants and consumers and may expose us to liability.

In conducting our business, we process, transmit and store sensitive business information and personal information about our merchants, consumers, sales and financial institution partners, vendors, and other parties. This information may include account access credentials, credit and debit card numbers, bank account numbers, social security numbers, driver’s license numbers, names and addresses and other types of sensitive business or personal information. Some of this information is also processed and stored by our merchants, sales and financial institution partners, third-party service providers to whom we outsource certain functions and other agents, which we refer to collectively as our associated third parties. We have certain responsibilities to card networks and their member financial institutions for any failure, including the failure of our associated third parties, to protect this information.

We are a regular target of malicious third-party attempts to identify and exploit system vulnerabilities, and/or penetrate or bypass our security measures, in order to gain unauthorized access to our networks and systems or those of our associated third parties. Such access could lead to the compromise of sensitive, business, personal or confidential information. As a result, we proactively employ multiple methods at different layers of our systems to defend our systems against intrusion and attack and to protect the data we collect. However, we cannot be certain that these measures will be successful and will be sufficient to counter all current and emerging technology threats that are designed to breach our systems in order to gain access to confidential information.

Our computer systems and our associated third parties’ computer systems could be in the future, subject to breach, and our data protection measures may not prevent unauthorized access. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect. Threats to our systems and our associated third parties’ systems can derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. Computer viruses and other malware can be distributed and could infiltrate our systems or those of our associated third parties. In addition, denial of service or other attacks could be launched against us for a variety of purposes, including to interfere with our services or create a diversion for other malicious activities. Our defensive measures may not prevent downtime, unauthorized access or use of sensitive data. While we maintain cyber errors and omissions insurance coverage that may cover certain aspects of cyber risks, our insurance coverage may be insufficient to cover all losses. Further, while we select our associated third parties carefully, we do not control their actions. Any problems experienced by these third parties, including those resulting from breakdowns or other disruptions in the services provided by such parties or cyber-attacks and security breaches, could adversely affect our ability to service our merchant customers or otherwise conduct our business.

We could also be subject to liability for claims relating to misuse of personal information, such as unauthorized marketing purposes and violation of data privacy laws. We cannot provide assurance that the contractual requirements related to security and privacy that we impose on our service providers who have access to customer and consumer data will be followed or will be adequate to prevent the unauthorized use or disclosure of data. In addition, we have agreed in certain agreements to take certain protective measures to ensure the confidentiality of merchant and consumer data. The costs of systems and procedures associated with such protective measures may increase and could adversely affect our ability to compete effectively. Any failure to adequately enforce or provide these protective measures could result in liability, protracted and costly litigation, governmental and card network intervention and fines and, with respect to misuse of personal information of our merchants and consumers, lost revenue and reputational harm.

Any type of security breach, attack or misuse of data described above or otherwise, whether experienced by us or an associated third party, could harm our reputation and deter existing and prospective merchants from using our services or from making electronic payments generally, increase our operating expenses in order to contain and remediate the incident, expose us to unbudgeted or uninsured liability, disrupt our operations (including potential service interruptions), distract our management, increase our risk of regulatory scrutiny, result in the imposition of penalties and fines under state, federal and foreign laws or by card networks and adversely affect our continued card network registration and financial institution sponsorship. If we were to be removed from networks’ lists of PCI DSS compliant service providers, our existing merchants, sales and financial institution partners or other third parties may cease using or referring our services. Also, prospective merchants, sales partners, financial institution partners or other third parties may choose to terminate their relationship with us, or delay or choose not to consider us for their processing needs. In addition, card networks could refuse to allow us to process through their networks.

We may experience failures in our processing systems due to software defects, computer viruses and development delays, which could damage customer relations and expose us to liability.

Our core business depends heavily on the reliability of our processing systems. A system outage or other failure could adversely affect our business, financial condition or results of operations, including by damaging our reputation or exposing us to third-party liability. Card network rules and certain governmental regulations allow for possible penalties if our systems do not meet certain operating standards. To successfully operate our business, we must be able to protect our processing and other systems from interruption, including from events that may be beyond our control. Events that could cause system interruptions include fire, natural disaster, unauthorized entry, power loss, telecommunications failure, computer viruses, terrorist acts and war. Although we have taken steps to protect against data loss and system failures, there is still risk that we may lose critical data or experience system failures. To help protect against these events, we perform a significant portion of disaster recovery operations ourselves, as well as utilize select third parties for certain operations, particularly outside of the United States. To the extent we outsource any disaster recovery functions, we are at risk of the vendor’s unresponsiveness or other failures in the event of breakdowns in our systems. In addition, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur.

Our products and services are based on sophisticated software and computing systems that are constantly evolving. We often encounter delays and cost overruns in developing changes implemented to our systems. In addition, the underlying software may contain undetected errors, viruses or defects. Defects in our software products and errors or delays in our processing of electronic transactions could result in additional development costs, diversion of technical and other resources from our other development efforts, loss of credibility with current or potential merchants, harm to our reputation or exposure to liability claims. In addition, we rely on technologies supplied to us by third parties that may also contain undetected errors, viruses or defects that could adversely affect our business, financial condition or results of operations. Although we attempt to limit our potential liability for warranty claims through disclaimers in our software documentation and limitation of liability provisions in our licenses and other agreements with our merchants and partners, we cannot assure that these measures will be successful in limiting our liability. Additionally, we and our merchants and partners are subject to card network rules. If we do not comply with card network requirements or standards, we may be subject fines or sanctions, including suspension or termination of our registrations and licenses necessary to conduct business.

Degradation of the quality of the products and services we offer, including support services, could adversely impact our ability to attract and retain merchants and partners.

Our merchants and partners expect a consistent level of quality in the provision of our products and services. The support services we provide are a key element of the value proposition to our merchants and partners. If the reliability or functionality of our products and services is compromised or the quality of those products or services is otherwise degraded, or if we fail to continue to provide a high level of support, we could lose existing merchants and partners and find it harder to attract new merchants and partners. If we are unable to scale our support functions to address the growth of our merchant and partner network, the quality of our support may decrease, which could adversely affect our ability to attract and retain merchants and partners.

Acquisitions create certain risks and may adversely affect our business, financial condition or results of operations.

We may make acquisitions of businesses or assets in the future. The acquisition and integration of businesses or assets involve a number of risks. These risks include valuation (determining a fair price for the business or assets), integration (managing the process of integrating the acquired business’ people, products, technology and other assets to extract the value and synergies projected to be realized in connection with the acquisition), regulation (obtaining regulatory or other government approvals that may be necessary to complete the acquisition) and due diligence (including identifying risks to the prospects of the business, including undisclosed or unknown liabilities or restrictions to be assumed in the acquisition).

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of our combined businesses and the possible loss of key personnel. The diversion of management’s attention and any delays or difficulties encountered in connection with acquisitions and their integration could adversely affect our business, financial condition or results of operations.

Continued consolidation in the banking industry could adversely affect our growth.

The banking industry remains subject to consolidation regardless of overall economic conditions. In addition, in times of economic distress, various regulators in the markets we serve have acquired and in the future may acquire financial institutions, including banks with which we partner. If a current financial institution referral partner of ours is acquired by another bank, the acquiring bank may seek to terminate our agreement and impose its own merchant services program on the acquired bank. If a financial institution referral partner acquires another bank, our financial institution referral partner may take the opportunity to conduct a competitive bidding process to determine whether to maintain our merchant acquiring services or switch to another provider. In either situation, we may be unable to retain the relationship post-acquisition, or may have to offer financial concessions to do so, which could adversely affect our results of operations or growth. If a current financial institution referral partner of ours is acquired by a regulator, the regulator may seek to alter the terms or terminate our existing agreement with the acquired financial institution.

Increased customer, referral partner or sales partner attrition could cause our financial results to decline.

We experience attrition in merchant credit and debit card processing volume resulting from several factors, including business closures, transfers of merchants’ accounts to our competitors, unsuccessful contract renewal negotiations and account closures that we initiate for various reasons, such as heightened credit risks or contract breaches by merchants. In addition, if an existing sales partner switches to another payment processor, terminates our services, internalizes payment processing functions that we perform, merges with or is acquired by one of our competitors, or shuts down or becomes insolvent, we may no longer receive new customer referrals from the sales partner, and we risk losing existing merchants that were originally enrolled by the sales partner. We cannot predict the level of attrition in the future and it could increase. Our referral partners are a significant source of new business. Higher than expected attrition could adversely affect our business, financial condition or results of operations. In addition, in certain of the markets in which we conduct business, a substantial portion of our revenue is derived from long-term contracts. If we are unable to renew our referral partner and our merchant contracts on favorable terms, or at all, our business, financial condition or results of operations could be adversely affected.

We incur chargeback liability when our merchants refuse to or cannot reimburse chargebacks resolved in favor of their customers. Any increase in chargebacks not paid by our merchants may adversely affect our business, financial condition or results of operations.

In the event a dispute between a cardholder and a merchant is not resolved in favor of the merchant, the transaction is normally charged back to the merchant and the purchase price is credited or otherwise refunded to the cardholder. If we are unable to collect such amounts from the merchant’s account or reserve account (if applicable), or if the merchant refuses or is unable, due to closure, bankruptcy or other reasons, to reimburse us for a chargeback, we are responsible for the amount of the refund paid to the cardholder. The risk of chargebacks is typically greater with those merchants that promise future delivery of goods and services rather than delivering goods or rendering services at the time of payment, as well as “card not present” transactions in which consumers do not physically present cards to merchants in connection with the purchase of goods and services, such as ecommerce, telephonic and mobile transactions. We may experience significant losses from chargebacks in the future. Any increase in chargebacks not paid by our merchants could have a material adverse effect on our business, financial condition or results of operations. We have policies and procedures to monitor and manage merchant-related credit risks and often mitigate such risks by requiring collateral (such as cash reserves) and monitoring transaction activity. Notwithstanding our policies and procedures for managing credit risk, it is possible that a default on such obligations by one or more of our merchants could adversely affect our business, financial condition or results of operations.

Failure to maintain or collect reimbursements from our financial institution referral partners could adversely affect our business.

Certain of our long-term referral arrangements with our financial institution partners permit our bank partners to offer their merchant customers lower rates for processing services than we typically provide to the general market. If a bank partner elects to offer these lower rates, under our contract the partner is required to reimburse us for the full amount of the discount provided to its merchant customers. Notwithstanding such contractual commitments, there can be no assurance that these contractual provisions will fully protect us from potential losses should a bank partner default on its obligations to reimburse us or seek to discontinue such reimbursement obligations in the future. If we are unable to collect the full amount of any such reimbursements for any reason, we may incur losses. In addition, any discount provided by our financial institution partner may cause merchants in these markets to demand lower rates for our services in the future, which could further reduce our margins or cause us to lose merchants, either of which could adversely affect our business, financial condition or results of operations.

Fraud by merchants or others could adversely affect our business, financial condition or results of operations.

We may be liable for certain fraudulent transactions and credits initiated by merchants or others. Examples of merchant fraud include merchants or other parties knowingly using a stolen or counterfeit credit or debit card, card number, or other credentials to record a false sales or credit transaction, processing an invalid card or intentionally failing to deliver the merchandise or services sold in an otherwise valid transaction. Criminals are using increasingly sophisticated methods to engage in illegal activities such as counterfeiting and fraud. Failure to effectively manage risk and prevent fraud could increase our chargeback liability or cause us to incur other liabilities. It is possible that incidents of fraud could increase in the future. Increases in chargebacks or other liabilities could adversely affect our business, financial condition or results of operations.

Because we rely on third-party vendors to provide products and services, we could be adversely impacted if they fail to fulfill their obligations.

We depend on third-party vendors and partners to provide us with certain products and services, including components of our computer systems, software, data centers and telecommunications networks, to conduct our business. For example, we rely on third parties for services such as organizing and accumulating certain daily transaction data on a merchant-by-merchant and card issuer-by-card issuer basis and forwarding the accumulated data to the relevant card network. We also rely on third parties for specific software and hardware used in providing our products and services. Some of these organizations and service providers are our competitors or provide similar services and technology to our competitors, and we do not have long-term or exclusive contracts with them.

Our systems and operations or those of our third-party vendors and partners could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, computer viruses, denial-of-service attacks, acts of terrorism, human error, vandalism or sabotage, financial insolvency, bankruptcy and similar events (including events that are the result of the COVID-19 pandemic). In addition, we may be unable to renew our existing contracts with our most significant vendors and partners or our vendors and partners may stop providing or otherwise supporting the products and services we obtain from them, and we may not be able to obtain these or similar products or services on the same or similar terms as our existing arrangements, if at all. The failure of our vendors and partners to perform their obligations and provide the products and services we obtain from them in a timely manner for any reason could adversely affect our operations and profitability due to, among other consequences:

•        loss of revenues;

•        loss of merchants and partners;

•        loss of merchant and cardholder data;

•        fines imposed by card networks;

•        harm to our business or reputation resulting from negative publicity;

•        exposure to fraud losses or other liabilities;

•        additional operating and development costs; or

•        diversion of management, technical and other resources.

Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

We operate in a rapidly changing industry. Accordingly, our risk management policies and procedures may not be fully effective to identify, monitor and manage all risks our business encounters. If our policies and procedures are not fully effective or we are not successful in identifying and mitigating all risks to which we are or may be exposed, we may suffer uninsured liability, harm to our reputation or be subject to litigation or regulatory actions that could adversely affect our business, financial condition or results of operations.

A significant number of our merchants are small- and medium-sized businesses and small affiliates of large companies, which can be more difficult and costly to retain than larger enterprises and may increase the impact of economic fluctuations on us.

We market and sell our products and services to, among others, small and midsized businesses (“SMBs”) and small affiliates of large companies. To continue to grow our revenue, we must add merchants, sell additional services to existing merchants and encourage existing merchants to continue doing business with us. However, retaining SMBs can be more difficult than retaining large enterprises as SMB merchants:

•        often have higher rates of business failures and more limited resources;

•        are typically less sophisticated in their ability to make technology-related decisions based on factors other than price;

•        may have decisions related to the choice of payment processor dictated by their affiliated parent entity; and

•        are more able to change their payment processors than larger organizations dependent on our services.

SMBs are typically more susceptible to the adverse effects of economic fluctuations (including as a result of epidemics and pandemics). Adverse changes in the economic environment or business failures of our SMB merchants may have a greater impact on us than on our competitors who do not focus on SMBs to the extent that we do. As a result, we may need to attract and retain new merchants at an accelerated rate or decrease our expenses to reduce negative impacts on our business, financial condition and results of operations.

Our business depends on a strong and trusted brand, and damage to our reputation, or the reputation of our partners, could adversely affect our business, financial condition or results of operations.

We market our products and services under our brand or the brand of our partners, or both, and we must protect and grow the value of our brand to continue to be successful in the future. If an incident were to occur that damages our reputation, or the reputation of our partners, in any of our major markets, the value of our brand could be adversely affected and our business could be damaged.

Our ability to recruit, retain and develop qualified personnel is critical to our success and growth.

All of our businesses function at the intersection of rapidly changing technological, social, economic and regulatory environments that require a wide range of expertise and intellectual capital. For us to successfully compete and grow, we must recruit, retain and develop personnel who can provide the necessary expertise across a broad spectrum of intellectual capital needs. In addition, we must develop, maintain and, as necessary, implement appropriate succession plans to assure we have the necessary human resources capable of maintaining continuity in our business. The market for qualified personnel is competitive and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors. Our effort to retain and develop personnel may also result in significant additional expenses, which could adversely affect our profitability. We cannot assure that key personnel, including our executive officers, will continue to be employed or that we will be able to attract and retain qualified personnel in the future. Failure to recruit, retain or develop qualified personnel could adversely affect our business, financial condition or results of operations.

There may be a decline in the use of cards as a payment mechanism for consumers or adverse developments with respect to the card industry in general.

If consumers do not continue to use credit or debit cards as a payment mechanism for their transactions or if there is a change in the mix of payments between cash, credit cards and debit cards or newly emerging alternatives such as Apple Pay, Google Pay and cryptocurrency, our business could be adversely affected. Consumer credit risk may make it more difficult or expensive for consumers to gain access to credit facilities such as credit cards. Regulatory changes may result in financial institutions seeking to charge their customers additional fees for use of credit or debit cards. Such fees may result in decreased use of credit or debit cards by cardholders. Additionally, if market conditions lead to consumers spending less generally, for example, during an epidemic or pandemic, there will be a decline in the use of credit or debit cards. We believe future growth in the use of credit and debit cards and other electronic payments will be driven by the cost, ease-of-use and quality of services offered to consumers and businesses. In order to consistently increase and maintain our profitability, consumers and businesses must continue to use electronic payment methods that we process, including credit and debit cards.

Increases in card network fees and other changes to fee arrangements may result in the loss of merchants or a reduction in our earnings.

From time to time, card networks, including Visa and MasterCard, increase the fees that they charge processors. We could attempt to pass these increases along to our merchants, but this strategy might result in the loss of merchants to our competitors who do not pass along the increases. If competitive practices prevent us from passing along the higher fees to our merchants in the future, we may have to absorb all or a portion of such increases, which may increase our operating costs and reduce our earnings.

In addition, in certain of our markets, card issuers pay merchant acquirers such as us fees based on debit card usage in an effort to encourage debit card use. If these card issuers discontinue this practice, our revenue and margins in these jurisdictions could be adversely affected.

If we fail to comply with the applicable requirements of card networks, they could seek to fine us, suspend us or terminate our registrations. If our merchants or sales partners incur fines or penalties that we cannot collect from them, we may have to bear the cost of such fines or penalties.

In order to provide our transaction processing services, several of our subsidiaries are registered with Visa and MasterCard and other card networks as members or service providers for member institutions. Visa, MasterCard, and other card networks, set the rules and standards with which we must comply. The termination of our member registration or our status as a certified service provider, or any changes in network rules or standards, including interpretation and implementation of the rules or standards, that increase the cost of doing business or limit our ability to provide transaction processing services to or through our merchants or partners, could adversely affect our business, financial condition or results of operations.

As such, we and our merchants are subject to card network rules that could subject us or our merchants to a variety of fines or penalties that may be levied by card networks for certain acts or omissions by us. The rules of card networks are set by their boards, which may be influenced by card issuers, and some of those issuers are our competitors with respect to these processing services. Many banks directly or indirectly sell processing services to merchants in direct competition with us. These banks could attempt, by virtue of their influence on the networks, to alter the networks’ rules or policies to the detriment of non-members including certain of our businesses. The termination of our registrations or our status as a service provider or a merchant processor, or any changes in network rules or standards, including interpretation and implementation of the rules or standards, that increase the cost of doing business or limit our ability to provide transaction processing services to our merchants, could adversely affect our business, financial condition or results of operations. If a merchant or sales partner fails to comply with the applicable requirements of card networks, it could be subject to a variety of fines or penalties that may be levied by card networks. If we cannot collect the amounts from the applicable merchant or sales partner, we may have to bear the cost of the fines or penalties, resulting in lower earnings for us. The termination of our registration, or any changes in card network rules that would impair our registration, could require us to stop providing payment processing services relating to the affected card network, which would adversely affect our ability to conduct our business.

OMNISOFT.IO, INC.

Our growth may not be sustainable and depends on our ability to attract new merchants, retain existing merchants and increase sales to both new and existing merchants.

Our OmniSoft subsidiary principally generates revenues through the sale of subscriptions to our platform and the sale of additional solutions to our merchants. Our subscription plans typically have a one-month term, although a small percentage of our merchants have annual or multi-year subscription terms. Our merchants have no obligation to renew their subscriptions after their subscription term expires. As a result, even though the number of merchants using our platform has grown rapidly in recent years, there can be no assurance that we will be able to retain these merchants. We have historically experienced merchant turnover as a result of many of our merchants being small- and medium-sized businesses, or SMBs, that are more susceptible than larger businesses to general economic conditions and other risks affecting their businesses. Many of these SMBs are in the entrepreneurial stage of their development and there is no guarantee that their businesses will succeed. Our costs associated with subscription renewals are substantially lower than costs associated with generating revenue from new merchants or costs associated with generating sales of additional solutions to existing merchants. Therefore, if we are unable to retain merchants or if we are unable to increase revenues from existing merchants, even if such losses are offset by an increase in new merchants or an increase in other revenues, our operating results could be adversely impacted.

We may also fail to attract new merchants, retain existing merchants or increase sales to both new and existing merchants as a result of a number of other factors, including: reductions in our current or potential merchants’ spending levels; competitive factors affecting the software as a service, or SaaS, business software applications market, including the introduction of competing platforms, discount pricing and other strategies that may be implemented by our competitors; our ability to execute on our growth strategy and operating plans; a decline in our merchants’ level of satisfaction with our platform and merchants’ usage of our platform; the difficulty and cost to switch to a competitor may not be significant for many of our merchants; changes in our relationships with third parties, including our partners, app developers, theme designers, referral sources and payment processors; the timeliness and success of new products and services we may offer in the future; the frequency and severity of any system outages; technological change; and our focus on long-term value over short-term results, meaning that we may make strategic decisions that may not maximize our short-term revenue or profitability if we believe that the decisions are consistent with our mission and will improve our financial performance over the long-term.

Additionally, we anticipate that our growth rate will decline over time to the extent that the number of merchants using our platform increases and we achieve higher market penetration rates. To the extent our growth rate slows, our business performance will become increasingly dependent on our ability to retain existing merchants and increase sales to existing merchants.

If we fail to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform in a manner that responds to our merchants’ evolving needs, our business may be adversely affected.

The markets in which we compete are characterized by constant change and innovation and we expect them to continue to evolve rapidly. Our success has been based on our ability to identify and anticipate the needs of our merchants and design a platform that provides them with the tools they need to operate their businesses. Our ability to attract new merchants, retain existing merchants and increase sales to both new and existing merchants will depend in large part on our ability to continue to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform.

We may experience difficulties with software development that could delay or prevent the development, introduction or implementation of new solutions and enhancements. Software development involves a significant amount of time for our research and development team, as it can take our developers months to update, code and test new and upgraded solutions and integrate them into our platform. We must also continually update, test and enhance our software platform. For example, our design team spends a significant amount of time and resources incorporating various design enhancements, such as customized colors, fonts, content and other features, into our platform. The continual improvement and enhancement of our platform requires significant investment and we may not have the resources to make such investment. Our improvements and enhancements may not result in our ability to recoup our investments in a timely manner, or at all. To the extent we are not able to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform in a manner that responds to our merchants’ evolving needs, our business, operating results and financial condition will be adversely affected.

We store personally identifiable information of our merchants and their customers. If the security of this information is compromised or otherwise subjected to unauthorized access, our reputation may be harmed and we may be exposed to liability.

We store personally identifiable information, credit card information and other confidential information of our merchants and their customers. The third-party apps sold on our platform may also store personally identifiable information, credit card information and other confidential information of our merchants and their customers. We do not regularly monitor or review the content that our merchants upload and store and, therefore, do not control the substance of the content on our servers, which may include personal information. We may experience successful attempts by third parties to obtain unauthorized access to the personally identifiable information of our merchants and their customers. This information could also be otherwise exposed through human error, malfeasance or otherwise. The unauthorized access or compromise of this personally identifiable information could have a material adverse effect on our business, financial condition and results of operations. Even if such a data breach were to affect one or more of our competitors, the resulting consumer concern could negatively affect our merchants and our business.

We are also subject to federal, state, provincial and foreign laws regarding privacy and protection of data. Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and our agreements with certain merchants require us to notify them in the event of a security incident. We post on our website our privacy policy and terms of service, which describe our practices concerning the use, transmission and disclosure of merchant data and data relating to their customers. In addition, the interpretation of data protection laws in the United States, and elsewhere, and their application to the internet, is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from jurisdiction to jurisdiction, and in a manner that is not consistent with our current data protection practices. Changes to such data protection laws may impose more stringent requirements for compliance and impose significant penalties for non-compliance. Any such new laws or regulations, or changing interpretations of existing laws and regulations, may cause us to incur significant costs and expend significant effort to ensure compliance. Because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees or infrastructure.

Our failure to comply with federal, state, provincial and foreign laws regarding privacy and protection of data could lead to significant fines and penalties imposed by regulators, as well as claims by our merchants or their customers. These proceedings or violations could force us to spend money in defense or settlement of these proceedings, result in the imposition of monetary liability, diversion of management’s time and attention, increase our costs of doing business, and materially adversely affect our reputation and the demand for our solutions. In addition, if our security measures fail to protect credit card information adequately, we could be liable to both our merchants and their customers for their losses, as well as our payments processing partners under our agreements with them. As a result, we could be subject to fines and higher transaction fees, we could face regulatory action, and our merchants could end their relationships with us. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim. We also cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims, or that our insurers will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition and results of operations.

If our software contains serious errors or defects, we may lose revenue and market acceptance and may incur costs to defend or settle claims with our merchants.

Software such as ours often contains errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released. Despite internal testing, our platform may contain serious errors or defects, security vulnerabilities or software bugs that we may be unable to successfully correct in a timely manner or at all, which could result in lost revenue, significant expenditures of capital, a delay or loss in market acceptance and damage to our reputation and brand, any of which could have an adverse effect on our business, financial condition and results of operations. Furthermore, our platform is a multi-tenant cloud based system that allows us to deploy new versions and enhancements to all of our merchants simultaneously. To the extent we deploy new versions or enhancements that contain errors, defects, security vulnerabilities or software bugs to all of our merchants simultaneously, the consequences would be more severe than if such versions or enhancements were only deployed to a smaller number of our merchants.

Since our merchants use our services for processes that are critical to their businesses, errors, defects, security vulnerabilities, service interruptions or software bugs in our platform could result in losses to our merchants. Our merchants may seek significant compensation from us for any losses they suffer or cease conducting business with us altogether. Further, a merchant could share information about bad experiences on social media, which could result in damage to our reputation and loss of future sales. There can be no assurance that provisions typically included in our agreements with our merchants that attempt to limit our exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against us by any of our merchants would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to sell our solutions.

We may be unable to achieve or maintain data transmission capacity.

Our merchants often draw significant numbers of consumers to their shops over short periods of time, including from events such as new product releases, holiday shopping seasons and flash sales, which significantly increases the traffic on our servers and the volume of transactions processed on our platform. Our servers may be unable to achieve or maintain data transmission capacity high enough to handle increased traffic or process orders in a timely manner. Our failure to achieve or maintain high data transmission capacity could significantly reduce demand for our solutions. In the future, we may be required to allocate resources, including spending substantial amounts of money, to build, purchase or lease additional data centers and equipment and upgrade our technology and network infrastructure in order to handle the increased load. Our ability to deliver our solutions also depends on the development and maintenance of internet infrastructure by third-parties, including the maintenance of reliable networks with the necessary speed, data capacity and bandwidth. If one of these third-parties suffers from capacity constraints, our business may be adversely affected. In addition, because we and our merchants generate a disproportionate amount of revenue in the fourth quarter, any disruption in our merchants’ ability to process and fulfill customer orders in the fourth quarter could have a disproportionately negative effect on our operating results.

Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that the growth of our business will continue to depend on third-party relationships, including relationships with our app developers, theme designers, referral sources, resellers, payment processors and other partners. In addition to growing our third-party partner ecosystem, we intend to pursue additional relationships with other third-parties, such as technology and content providers and implementation consultants. Identifying, negotiating and documenting relationships with third parties requires significant time and resources as does integrating third-party content and technology. Some of the third parties that sell our services have the direct contractual relationships with the merchants, and therefore we risk the loss of such merchants if the third parties fail to perform their obligations. Our agreements with providers of cloud hosting, technology, content and consulting services are typically non-exclusive and do not prohibit such service providers from working with our competitors or from offering competing services. These third-party providers may choose to terminate their relationship with us or to make material changes to their businesses, products or services. Our competitors may be effective in providing incentives to third parties to favor their products or services or to prevent or reduce subscriptions to our platform. In addition, these providers may not perform as expected under our agreements or under their agreements with our merchants, and we or our merchants may in the future have disagreements or disputes with such providers. If we lose access to products or services from a particular supplier, or experience a significant disruption in the supply of products or services from a current supplier, especially a single-source supplier, it could have an adverse effect on our business and operating results.

If we fail to maintain a consistently high level of customer service, our brand, business and financial results may be harmed.

We believe our focus on customer service and support is critical to onboarding new merchants and retaining our existing merchants and growing our business. As a result, we have invested heavily in the quality and training of our support team along with the tools they use to provide this service. If we are unable to maintain a consistently high level of customer service, we may lose existing merchants. In addition, our ability to attract new merchants is highly dependent on our reputation and on positive recommendations from our existing merchants. Any failure to maintain a consistently high level of customer service, or a market perception that we do not maintain high-quality customer service, could adversely affect our reputation and the number of positive merchant referrals that we receive.

We use a limited number of data centers to deliver our services. Any disruption of service at these facilities could harm our business.

We currently manage our services and serve all of our merchants from two third-party data center facilities. While we own the hardware on which our platform runs and deploy this hardware to the data center facilities, we do not control the operation of these facilities. We have experienced, and may in the future experience, failures at the third-party data centers where our hardware is deployed from time to time. Data centers are vulnerable to damage or interruption from human error, intentional bad acts, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. Any of these events could result in lengthy interruptions in our services. Changes in law or regulations applicable to data centers in various jurisdictions could also cause a disruption in service. Interruptions in our services would reduce our revenue, subject us to potential liability and adversely affect our ability to retain our merchants or attract new merchants. The performance, reliability and availability of our platform is critical to our reputation and our ability to attract and retain merchants. Merchants could share information about bad experiences on social media, which could result in damage to our reputation and loss of future sales. The property and business interruption insurance coverage we carry may not be adequate to compensate us fully for losses that may occur.

Mobile devices are increasingly being used to conduct commerce, and if our solutions do not operate as effectively when accessed through these devices, our merchants and their customers may not be satisfied with our services, which could harm our business.

We are dependent on the interoperability of our platform with third-party mobile devices and mobile operating systems as well as web browsers that we do not control. Any changes in such devices, systems or web browsers that degrade the functionality of our platform or give preferential treatment to competitive services could adversely affect usage of our platform. Effective mobile functionality is integral to our long-term development and growth strategy. In the event that our merchants and their customers have difficulty accessing and using our platform on mobile devices, our business and operating results could be adversely affected.

Our business and prospects would be harmed if changes to technologies used in our platform or new versions or upgrades of operating systems and internet browsers adversely impact the process by which merchants and consumers interface with our platform.

We believe the simple and straightforward interface for our platform has helped us to expand and offer our solutions to merchants with limited technical expertise. In the future, providers of internet browsers could introduce new features that would make it difficult for merchants to use our platform. In addition, internet browsers for desktop or mobile devices could introduce new features, change existing browser specifications such that they would be incompatible with our platform, or prevent consumers from accessing our merchants’ shops. Any changes to technologies used in our platform, to existing features that we rely on, or to operating systems or internet browsers that make it difficult for merchants to access our platform or consumers to access our merchants’ shops, may make it more difficult for us to maintain or increase our revenues and could adversely impact our business and prospects.

The impact of worldwide economic conditions (including, for example, from the COVID-19 pandemic), including the resulting effect on spending by SMBs, may adversely affect our business, operating results and financial condition.

A majority of the merchants that use our platform are SMBs and many of our merchants are in the entrepreneurial stage of their development. Our performance is subject to worldwide economic conditions, which may be impacted by, among other things, epidemics and pandemics, and their impact on levels of spending by SMBs and their customers. SMBs and entrepreneurs may be disproportionately affected by economic downturns. SMBs and entrepreneurs frequently have limited budgets and may choose to allocate their spending to items other than our platform, especially in times of economic uncertainty or recessions.

Economic downturns, including as a result of epidemics and pandemics, may also adversely impact retail sales, which could result in merchants who use our platform going out of business or deciding to stop using our services in order to conserve cash. Weakening economic conditions may also adversely affect third-parties with whom we have entered into relationships and upon which we depend in order to grow our business. Uncertain and adverse economic conditions may also lead to increased refunds and chargebacks, any of which could adversely affect our business.

We may be subject to claims by third-parties of intellectual property infringement.

The software industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patents and other intellectual property rights. Third parties have in the past asserted, and may in the future assert, that our platform, solutions, technology, methods or practices infringe, misappropriate or otherwise violate their intellectual property or other proprietary rights. Such claims may be made by our competitors seeking to obtain a competitive advantage or by other parties. Additionally, in recent years, non-practicing entities have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements from companies like ours. The risk of claims may increase as the number of solutions that we offer and competitors in our market increases and overlaps occur. In addition, to the extent that we gain greater visibility and market exposure, we face a higher risk of being the subject of intellectual property infringement claims.

Any such claims, regardless of merit, that result in litigation could result in substantial expenses, divert the attention of management, cause significant delays in introducing new or enhanced services or technology, materially disrupt the conduct of our business and have a material and adverse effect on our brand, business, financial condition and results of operations. Although we do not believe that our proprietary technology, processes and methods have been patented by any third party, it is possible that patents have been issued to third parties that cover all or a portion of our business. As a consequence of any patent or other intellectual property claims, we could be required to pay substantial damages, develop non-infringing technology, enter into royalty-bearing licensing agreements, stop selling or marketing some or all of our solutions or re-brand our solutions. We may also be obligated to indemnify our merchants or partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. If it appears necessary, we may seek to secure license rights to intellectual property that we are alleged to infringe at a significant cost, potentially even if we believe such claims to be without merit. If required licenses cannot be obtained, or if existing licenses are not renewed, litigation could result. Litigation is inherently uncertain and can cause us to expend significant money, time and attention to it, even if we are ultimately successful. Any adverse decision could result in a loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses for alternative technologies from third-parties, prevent us from offering all or a portion of our solutions and otherwise negatively affect our business and operating results.

We may be unable to obtain, maintain and protect our intellectual property rights and proprietary information or prevent third-parties from making unauthorized use of our technology.

Our trade secrets, trademarks, trade dress, domain names, copyrights, trade secrets and other intellectual property rights are important to our business. We rely on a combination of confidentiality clauses, assignment agreements and license agreements with employees and third parties, trade secrets, copyrights and trademarks to protect our intellectual property and competitive advantage, all of which offer only limited protection. The steps we take to protect our intellectual property require significant resources and may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. We may be required to use significant resources to monitor and protect these rights. Despite our precautions, it may be possible for unauthorized third parties to copy our platform and use information that we regard as proprietary to create services that compete with ours. Some license provisions protecting against unauthorized use, copying, transfer and disclosure of our proprietary information may be unenforceable under the laws of certain jurisdictions and foreign countries. Further, we hold no issued patents and thus would not be entitled to exclude or prevent our competitors from using our proprietary technology, methods and processes to the extent independently developed by our competitors.

We enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with the parties with whom we have strategic relationships and business alliances. No assurance can be given that these agreements will be effective in controlling access to our proprietary information and trade secrets. The confidentiality agreements on which we rely to protect certain technologies may be breached, may not be adequate to protect our confidential information, trade secrets and proprietary technologies and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, trade secrets or proprietary technology. Further, these agreements do not prevent our competitors or others from independently developing software that is substantially equivalent or superior to our software. In addition, others may independently discover our trade secrets and confidential information, and in such cases, we likely would not be able to assert any trade secret rights against such parties. Additionally, we may from time to time be subject to opposition or similar proceedings with respect to applications for registrations of our intellectual property, including our trademarks. While we aim to acquire adequate protection of our brand through trademark registrations in key markets, occasionally third parties may have already registered or otherwise acquired rights to identical or similar marks for services that also address our market. We rely on our brand and trademarks to identify our platform and to differentiate our platform and services from those of our competitors, and if we are unable to adequately protect our trademarks third parties may use our brand names or trademarks similar to ours in a manner that may cause confusion in the market, which could decrease the value of our brand and adversely affect our business and competitive advantages.

Policing unauthorized use of our intellectual property and misappropriation of our technology and trade secrets is difficult and we may not always be aware of such unauthorized use or misappropriation. Despite our efforts to protect our intellectual property rights, unauthorized third-parties may attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop services with the same or similar functionality as our platform. If our competitors infringe, misappropriate or otherwise misuse our intellectual property rights and we are not adequately protected, or if our competitors are able to develop a platform with the same or similar functionality as ours without infringing our intellectual property, our competitive advantage and results of operations could be harmed. Litigation brought to protect and enforce our intellectual property rights could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. As a result, we may be aware of infringement by our competitors but may choose not to bring litigation to enforce our intellectual property rights due to the cost, time and distraction of bringing such litigation. Furthermore, if we do decide to bring litigation, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits challenging or opposing our right to use and otherwise exploit particular intellectual property, services and technology or the enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our solutions, impair the functionality of our platform, prevent or delay introductions of new or enhanced solutions, result in our substituting inferior or more costly technologies into our platform or injure our reputation. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to developing and protecting their technology or intellectual property rights than we do.

Our use of “open source” software could negatively affect our ability to sell our solutions and subject us to possible litigation.

Our solutions incorporate and are dependent to a significant extent on the use and development of “open source” software and we intend to continue our use and development of open source software in the future. Such open source software is generally licensed by its authors or other third-parties under open source licenses and is typically freely accessible, usable and modifiable. Pursuant to such open source licenses, we may be subject to certain conditions, including requirements that we offer our proprietary software that incorporates the open source software for no cost, that we make available source code for modifications or derivative works we create based upon, incorporating or using the open source software and that we license such modifications or derivative works under the terms of the particular open source license. If an author or other third party that uses or distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of our solutions that contained or are dependent upon the open source software and required to comply with the foregoing conditions, which could disrupt the distribution and sale of some of our solutions. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our platform. The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts. As there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses, the potential impact of these terms on our business is uncertain and may result in unanticipated obligations regarding our solutions and technologies. It is our view that we do not distribute our software, since no installation of our software is necessary and our platform is accessible solely through the “cloud.” Nevertheless, this position could be challenged. Any requirement to disclose our proprietary source code, termination of open source license rights or payments of damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop products and services that are similar to or better than ours.

In addition to risks related to license requirements, usage of open source software can lead to greater risks than the use of third-party commercial software, as open source licensors generally do not provide warranties, controls on the origin or development of the software, or remedies against the licensors. Many of the risks associated with usage of open source software cannot be eliminated and could adversely affect our business.

Although we believe that we have complied with our obligations under the various applicable licenses for open source software, it is possible that we may not be aware of all instances where open source software has been incorporated into our proprietary software or used in connection with our solutions or our corresponding obligations under open source licenses. We do not have robust open source software usage policies or monitoring procedures in place. We rely on multiple software programmers to design our proprietary software and we cannot be certain that our programmers have not incorporated open source software into our proprietary software that we intend to maintain as confidential or that they will not do so in the future. To the extent that we are required to disclose the source code of certain of our proprietary software developments to third-parties, including our competitors, in order to comply with applicable open source license terms, such disclosure could harm our intellectual property position, competitive advantage, results of operations and financial condition. In addition, to the extent that we have failed to comply with our obligations under particular licenses for open source software, we may lose the right to continue to use and exploit such open source software in connection with our operations and solutions, which could disrupt and adversely affect our business.

We rely on search engines and social networking sites to attract a meaningful portion of our merchants. If we are not able to generate traffic to our website through search engines and social networking sites, our ability to attract new merchants may be impaired. In addition, if our merchants are not able to generate traffic to their shops through search engines and social networking sites, their ability to attract consumers may be impaired.

Many of our merchants locate our website through internet search engines, such as Google, and advertisements on social networking sites, such as Facebook. The prominence of our website in response to internet searches is a critical factor in attracting potential merchants to our platform. If we are listed less prominently or fail to appear in search results for any reason, visits to our website could decline significantly, and we may not be able to replace this traffic.

Similarly, many consumers locate our merchants’ shops through internet search engines and advertisements on social networking sites. If our merchants’ shops are listed less prominently or fail to appear in search results for any reason, visits to our merchants’ shops could decline significantly. As a result, our merchants’ businesses may suffer, which would affect the ability of such merchants to pay for our solutions.

Search engines revise their algorithms from time to time in an attempt to optimize their search results. If search engines modify their algorithms, our website and our merchants’ shops may appear less prominently or not at all in search results, which could result in reduced traffic to our website and to our merchants’ shops.

Additionally, if the price of marketing our solutions over search engines or social networking sites increases, we may incur additional marketing expenses or may be required to allocate a larger portion of our marketing spend to search engine marketing and our business and operating results could be adversely affected. Furthermore, competitors may in the future bid on the search terms that we use to drive traffic to our website. Such actions could increase our marketing costs and result in decreased traffic to our website. In addition, search engines or social networking sites may change their advertising policies from time to time. If any change to these policies delays or prevents us from advertising through these channels, it could result in reduced traffic to our website and sales of our solutions. As well, new search engines or social networking sites may develop, particularly in specific jurisdictions that reduce traffic on existing search engines and social networking sites. And if we are not able to achieve awareness through advertising or otherwise, we may not achieve significant traffic to our website through these new platforms. If we are unable to continue to successfully promote and maintain our websites, or if we incur excessive expenses to do so, our business and operating results could be adversely affected.

Activities of merchants or the content of their shops could damage our brand, subject us to liability and harm our business and financial results.

Our terms of service prohibit our merchants from using our platform to engage in illegal activities and our terms of service permit us to take down a merchant’s shop if we become aware of such illegal use. Merchants may nonetheless engage in prohibited or illegal activities or upload store content in violation of applicable laws, which could subject us to liability. Furthermore, our brand may be negatively impacted by the actions of merchants that are deemed to be hostile, offensive, inappropriate or illegal. We do not proactively monitor or review the appropriateness of the content of our merchants’ shops and we do not have control over merchant activities. The safeguards we have in place may not be sufficient for us to avoid liability or avoid harm to our brand, especially if such hostile, offensive, inappropriate or illegal use is high profile, which could adversely affect our business and financial results.

If third-party apps and themes change such that we do not or cannot maintain the compatibility of our platform with these apps and themes, or if we fail to provide third-party apps and themes that our merchants desire to add to their shops, demand for our platform could decline.

The success of our platform depends, in part, on our ability to integrate third-party apps, themes and other offerings into our third-party ecosystem. Third-party developers may change the features of their offerings or alter the terms governing the use of their offerings in a manner that is adverse to us. If we are unable to maintain technical interoperation, our merchants may not be able to effectively integrate our platform with other systems and services they use. We may also be unable to maintain our relationships with certain third-party vendors if we are unable to integrate our platform with their offerings. Further, third-party developers may refuse to partner with us or limit or restrict our access to their offerings. Such changes could functionally limit or terminate our ability to use these third-party offerings with our platform, which could negatively impact our solution offerings and harm our business. If we fail to integrate our platform with new third-party offerings that our merchants need for their shops, or to adapt to the data transfer requirements of such third-party offerings, we may not be able to offer the functionality that our merchants and their customers expect, which would negatively impact our offerings and, as a result, harm our business.

We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to provide our solutions and run our business, sometimes by a single-source supplier.

We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third-parties in order to provide our solutions and run our business, sometimes by a single-source supplier. Third-party hardware, software and services may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use or any failures of third-party hardware, software or services could result in delays in our ability to provide our solutions or run our business until equivalent hardware, software or services are developed by us or, if available, identified, obtained and integrated, which could be costly and time-consuming and may not result in an equivalent solution, any of which could cause an adverse effect on our business and operating results. Further, merchants could assert claims against us in connection with such service disruption or cease conducting business with us altogether. Even if not successful, a claim brought against us by any of our merchants would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to sell our solutions.

We may not be able to compete successfully against current and future competitors.

We face competition in various aspects of our business and we expect such competition to intensify in the future, as existing and new competitors introduce new services or enhance existing services. We have competitors with longer operating histories, larger customer bases, greater brand recognition, greater experience and more extensive commercial relationships in certain jurisdictions, and greater financial, technical, marketing and other resources than we do. As a result, our potential competitors may be able to develop products and services better received by merchants or may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, regulations or merchant requirements. In addition, some of our larger competitors may be able to leverage a larger installed customer base and distribution network to adopt more aggressive pricing policies and offer more attractive sales terms, which could cause us to lose potential sales or to sell our solutions at lower prices.

Competition may intensify as our competitors enter into business combinations or alliances or raise additional capital, or as established companies in other market segments or geographic markets expand into our market segments or geographic markets. For instance, certain competitors could use strong or dominant positions in one or more markets to gain a competitive advantage against us in areas where we operate including: by integrating competing platforms or features into products they control such as search engines, web browsers, mobile device operating systems or social networks; by making acquisitions; or by making access to our platform more difficult. Further, current and future competitors could choose to offer a different pricing model or to undercut prices in an effort to increase their market share. We also expect new entrants to offer competitive services. If we cannot compete successfully against current and future competitors, our business, results of operations and financial condition could be negatively impacted.

We plan to make future acquisitions and investments, which could divert management’s attention, result in operating difficulties and dilution to our stockholders and otherwise disrupt our operations and adversely affect our business, operating results or financial position.

From time to time, we evaluate potential strategic acquisition or investment opportunities. Any transactions that we enter into could be material to our financial condition and results of operations. The process of acquiring and integrating another company or technology could create unforeseen operating difficulties and expenditures. Acquisitions and investments involve a number of risks, such as:

•        diversion of management time and focus from operating our business;

•        use of resources that are needed in other areas of our business, including cash resources;

•        in the case of an acquisition, implementation or remediation of controls, procedures and policies of the acquired company;

•        in the case of an acquisition, difficulty integrating the accounting systems and operations of the acquired company, including potential risks to our corporate culture;

•        in the case of an acquisition, coordination of product, engineering and selling and marketing functions, including difficulties and additional expenses associated with supporting legacy services and products and hosting infrastructure of the acquired company and difficulty converting the customers of the acquired company onto our platform and contract terms, including disparities in the revenues, licensing, support or professional services model of the acquired company;

•        in the case of an acquisition, retention and integration of employees from the acquired company;

•        unforeseen costs or liabilities;

•        adverse effects to our existing business relationships with partners and merchants as a result of the acquisition or investment;

•        the possibility of adverse tax consequences; and

•        litigation or other claims arising in connection with the acquired company or investment.

In addition, we may agree to grant to a lender under a credit facility warrants. Furthermore, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions and investments may also result in dilutive issuances of equity securities, which could adversely affect our share price, or result in the incurrence of debt with restrictive covenants that limit our future uses of capital in pursuit of business opportunities.

We may not be able to identify acquisition or investment opportunities that meet our strategic objectives, or to the extent such opportunities are identified, we may not be able to negotiate terms with respect to the acquisition or investment that are acceptable to us. At this time we have made no commitments or agreements with respect to any such transaction.

New tax laws could be enacted or existing laws could be applied to us or our merchants, which could increase the costs of our solutions and adversely impact our business.

The application of federal, state, provincial, local and foreign tax laws to solutions provided over the internet is evolving. New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, possibly with retroactive effect, and could be applied solely or disproportionately to solutions provided over the internet. These enactments could adversely affect our sales activity due to the inherent cost increase the taxes would represent, and could ultimately result in a negative impact on our results of operations and cash flows.

State tax authorities may seek to assess state and local business taxes and sales and use taxes. If we are required to collect sales and use taxes in additional jurisdictions, we might be subject to tax liability for past sales.

There is a risk that U.S. states could assert that we are liable for U.S. state and local business activity taxes, which are levied upon income or gross receipts, or for the collection of U.S. local sales and use taxes. This risk exists regardless of whether we are subject to U.S. federal income tax. States are becoming increasingly active in asserting nexus for business activity tax purposes and imposing sales and use taxes on products and services provided over the internet. We may be subject to U.S. state and local business activity taxes if a state tax authority asserts that our activities or the activities of our non-U.S. subsidiaries are sufficient to establish nexus. We could also be liable for the collection of U.S. state and local sales and use taxes if a state tax authority asserts that distribution of our solutions over the internet is subject to sales and use taxes. Each state has different rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that change over time. We review these rules and regulations periodically and, when we believe we are subject to sales and use taxes in a particular state, voluntarily engage state tax authorities in order to determine how to comply with their rules and regulations. If a state tax authority asserts that distribution of our solutions is subject to such sales and use taxes, the additional cost may decrease the likelihood that such merchants would purchase our solutions or continue to renew their subscriptions.

A successful assertion by one or more states requiring us to collect sales or other taxes on subscription service revenue could result in substantial tax liabilities for past transactions and otherwise harm our business. We cannot assure you that we will not be subject to sales and use taxes or related penalties for past sales in states where we currently believe no such taxes are required. New obligations to collect or pay taxes of any kind could increase our cost of doing business.

We are dependent upon consumers’ and merchants’ willingness to use the internet for commerce.

Our success depends upon the general public’s continued willingness to use the internet as a means to pay for purchases, communicate, access social media, research and conduct commercial transactions, including through mobile devices. If consumers or merchants become unwilling or less willing to use the internet for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the internet, internet outages or delays, disruptions or other damage to merchants’ and consumers’ computers, increases in the cost of accessing the internet and security and privacy risks or the perception of such risks, our business could be adversely affected.

We may face challenges in expanding into new geographic regions.

Our future success will depend in part upon our ability to expand into new geographic regions, and we will face risks entering markets in which we have limited or no experience and in which we do not have any brand recognition. Expanding into new geographic regions where the main language is not English will require substantial expenditures and take considerable time and attention, and we may not be successful enough in these new markets to recoup our investments in a timely manner, or at all. Our efforts to expand into new geographic regions may not be successful, which could limit our ability to grow our business.

Risks Related to Laws and Regulations

Failure to comply with the U.S. Foreign Corrupt Practices Act, or the FCPA, anti-money laundering, economic and trade sanctions regulations, and similar laws could subject us to penalties and other adverse consequences.

We currently operate our business only in the United States. We are subject to anti-corruption laws and regulations, including the FCPA, and other laws that prohibit the making or offering of improper payments to foreign government officials and political figures, including anti-bribery provisions enforced by the Department of Justice and accounting provisions enforced by the SEC. These laws prohibit improper payments or offers of payments to foreign governments and their officials and political parties by the U.S. and other business entities for the purpose of obtaining or retaining business. We have implemented policies, procedures, systems, and controls designed to identify and address potentially impermissible transactions under such laws and regulations; however, there can be no assurance that all of our employees, consultants and agents, including those that may be based in or from countries where practices that violate U.S. or other laws may be customary, will not take actions in violation of our policies, for which we may be ultimately responsible.

In addition, we are subject to anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, or the BSA. Among other things, the BSA requires money services businesses (such as money transmitters and providers of prepaid access) to develop and implement risk-based anti-money laundering programs, report large cash transactions and suspicious activity, and maintain transaction records.

We are also subject to certain economic and trade sanctions programs that are administered by the Department of Treasury’s Office of Foreign Assets Control, or OFAC, which prohibit or restrict transactions to or from or dealings with specified countries, their governments, and in certain circumstances, their nationals, and with individuals and entities that are specially-designated nationals of those countries, narcotics traffickers, and terrorists or terrorist organizations. Other group entities may be subject to additional foreign or local sanctions requirements in other relevant jurisdictions.

Similar anti-money laundering and counter terrorist financing and proceeds of crime laws apply to movements of currency and payments through electronic transactions and to dealings with persons specified in lists maintained by the country equivalents to OFAC lists in several other countries and require specific data retention obligations to be observed by intermediaries in the payment process. Our businesses in those jurisdictions are subject to those data retention obligations.

Failure to comply with any of these laws and regulations or changes in this regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government, may result in significant financial penalties, reputational harm or change the manner in which we currently conduct some aspects of our business, which could adversely affect our business, financial condition or results of operations.

Failure to enforce and defend our intellectual property rights may diminish our competitive advantages or interfere with our ability to market and promote our products and services.

Our trademarks, trade names, trade secrets, know-how, proprietary technology and other intellectual property are important to our future success. We have a pending trademark application for “CrowdPay.us Crowdfunding & Compliance Platform”. We believe our trademarks and trade names are widely recognized and associated with quality and reliable service. While it is our policy to protect and defend vigorously our rights to our intellectual property, we cannot predict whether steps taken by us to protect our intellectual property will be adequate to prevent infringement, misappropriation or other violation of our rights. We also cannot guarantee that others will not independently develop technology with the same or similar functions to any proprietary technology we rely on to conduct our business and differentiate ourselves from our competitors. Furthermore, we may face claims of infringement of third-party intellectual property that could interfere with our ability to market and promote our brands. Any litigation to enforce our intellectual property rights or defend ourselves against claims of infringement of third-party intellectual property rights could be costly, divert attention of management and may not ultimately be resolved in our favor. Moreover, if we are unable to successfully defend against claims that we have infringed the intellectual property rights of others, we may be prevented from using certain intellectual property and may be liable for damages, which in turn could materially adversely affect our business, financial condition or results of operations. In addition, the laws of certain non-U.S. countries where we do business or may do business in the future may not recognize intellectual property rights or protect them to the same extent as do the laws of the United States.

New or revised tax regulations or their interpretations, or becoming subject to additional foreign or U.S. federal, state or local taxes that cannot be passed through to our merchants or partners, could reduce our net income.

We are subject to tax laws in each jurisdiction where we do business. Changes in tax laws or their interpretations could decrease the amount of revenues we receive, the value of any tax loss carry-forwards and tax credits recorded on our balance sheet and the amount of our cash flow, and adversely affect our business, financial condition or results of operations.

On December 22, 2017, President Trump signed into law H.R. 1, originally known as “The Tax Cuts and Jobs Act,” which significantly revised the Internal Revenue Code of 1986, as amended. The new legislation has significantly changed the U.S. federal income taxation of U.S. corporations, including by reducing the U.S. corporate income tax rate, limiting interest deductions, permitting immediate expensing of certain capital expenditures, adopting elements of a territorial tax system, imposing a one-time transition tax, or repatriation tax, on all undistributed earnings and profits of certain U.S.-owned foreign corporations, revising the rules governing net operating losses and the rules governing foreign tax credits, and introducing new anti-base erosion provisions. Many of these changes are effective immediately, without any transition periods or grandfathering for existing transactions. The legislation is unclear in many respects and could be subject to potential amendments and technical corrections, as well as interpretations and implementing regulations by the Internal Revenue Service, or the IRS, any of which could lessen or increase certain adverse impacts of the legislation. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities.

On March 27, 2020, the President signed into law the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which, among other things, is intended to provide emergency assistance to qualifying businesses and individuals. There can be no assurance that these interventions by the government will be successful, and the financial markets may experience significant contractions in available liquidity. While the Company may receive financial, tax or other relief and other benefits under and as a result of the CARES Act, it is not possible to estimate at this time the availability, extent or impact of any such relief.

While some of the changes made by the tax legislation may adversely affect us in one or more reporting periods and prospectively, other changes may be beneficial on a going forward basis. We continue to work with our tax advisors to determine the full impact that the recent tax legislation as a whole will have on us.

Additionally, companies in the electronic payments industry, including us, may become subject to incremental taxation in various tax jurisdictions. Taxing jurisdictions have not yet adopted uniform positions on this topic. If we are required to pay additional taxes and are unable to pass the tax expense through to our merchants, our costs would increase and our net income would be reduced.

Failure to comply with, or changes in, laws, regulations and enforcement activities may adversely affect the products, services and markets in which we operate.

We and our merchants are subject to laws and regulations that affect the electronic payments industry in the many countries in which our services are used. In particular, our merchants are subject to numerous laws and regulations applicable to banks, financial institutions, and card issuers in the United States and abroad, and, consequently, we are at times affected by these foreign, federal, state, and local laws and regulations. The U.S. government has increased its scrutiny of a number of credit card practices, from which some of our merchants derive significant revenue. Regulation of the payments industry, including regulations applicable to us and our merchants, has increased significantly in recent years. Failure to comply with laws and regulations applicable to our business may result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of services or the imposition of consent orders or civil and criminal penalties, including fines which could adversely affect our business, financial condition or results of operations.

We are also subject to U.S. financial services regulations, a myriad of consumer protection laws, including economic sanctions, laws and regulations, anticorruption laws, escheat regulations and privacy and information security regulations. Changes to legal rules and regulations, or interpretation or enforcement of them, could have a negative financial effect on us. Any lack of legal certainty exposes our operations to increased risks, including increased difficulty in enforcing our agreements in those jurisdictions and increased risks of adverse actions by local government authorities, such as expropriations. In addition, certain of our alliance partners are subject to regulation by federal and state authority and, as a result, could pass through some of those compliance obligations to us, which could adversely affect our business, financial condition or results of operations.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), recently significantly changed the U.S. financial regulatory system. Among other things, Title X of the Dodd-Frank Act established a new, independent regulatory agency known as the Consumer Financial Protection Bureau, or CFPB, to regulate consumer financial products and services (including some offered by our merchants). The CFPB rules, examinations and enforcement actions may require us to adjust our activities and may increase our compliance costs.

Separately, under the Dodd-Frank Act, debit interchange transaction fees that a card issuer receives and are established by a payment card network for an electronic debit transaction are now regulated by the Board of Governors of the Federal Reserve System, or the Federal Reserve, and must be “reasonable and proportional” to the cost incurred by the card issuer in authorizing, clearing, and settling the transaction. Effective October 1, 2011, the Federal Reserve capped debit interchange rates for card issuers operating in the United States with assets of $10 billion or more at the sum of $0.21 per transaction and an ad valorem component of 5 basis points to reflect a portion of the card issuer’s fraud losses plus, for qualifying card issuers, an additional $0.01 per transaction in debit interchange for fraud prevention costs. Regulations such as these could result in the need for us to make capital investments to modify our services to facilitate our existing merchants’ and potential merchants’ compliance and reduce the fees we are able to charge our merchants. These regulations also could result in greater pricing transparency and increased price-based competition leading to lower margins and higher rates of merchant attrition. Furthermore, the requirements of the regulations and the timing of their effective dates could result in changes in our merchants’ business practices, which could change the demand for our services and alter the type or volume of transactions that we process on behalf of our merchants.

Risks Related to Our Capital Stock and this Offering

We are controlled by Ronny Yakov, our Chief Executive Officer, whose interests may differ from the interests of our other stockholders.

Mr. Yakov beneficially owns and possesses majority voting power of the fully diluted shares of our common stock. Through his control of the voting power of our common stock, Mr. Yakov controls the election of our directors and all other matters requiring the approval of our stockholders. By virtue of Mr. Yakov’s voting control, we are a “controlled company,” as defined in The NASDAQ Stock Market LLC listing rules, and are not subject to NASDAQ requirements that would otherwise require us to have a majority of independent directors, a nominating committee composed solely of independent directors or a compensation committee composed solely of independent directors. While we will initially have a majority of independent directors, a nominating committee composed solely of independent directors and a compensation committee composed solely of independent directors at closing of this offering, our stockholders will not be afforded the same protections generally as stockholders of other NASDAQ-listed companies with respect to corporate governance for so long as we rely on these exemptions from the corporate governance requirements.

Mr. Yakov effectively has control over all matters submitted to our stockholders for approval, including the election or removal of directors, changes to our certificate of incorporation, a sale or merger of our company and other transactions requiring stockholder approval under Delaware law. Mr. Yakov’s controlling interest may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from seeking to acquire, the Company.

Our management has broad discretion as to the use of the net proceeds from this offering.

We will use 20% of the net proceeds from this offering to repay a portion of our outstanding long-term indebtedness. The remaining 80% of the net proceeds in this offering will be used to invest in or acquire companies or technologies that are synergistic with or complimentary to our business, to expand and market our current products and for working capital and general corporate purposes, however we cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There is a very limited existing market for our common stock and we do not know if a more liquid market for our common stock will develop to provide you with adequate liquidity.

Prior to this offering, there has been a very limited public market for our common stock. We cannot assure you that an active trading market for our common stock will develop following this offering, or if it does develop, that will be maintained. You may not be able to sell your securities quickly or at the market price if trading in our securities is not active. The public offering price for the common stock will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market. Upon closing of this offering, our common stock will be listed on the NASDAQ Capital Market, however, we cannot ensure that an active public market for our common stock will develop after this offering, or that if it does develop, it will be sustained. In the absence of a public trading market:

•        you may not be able to liquidate your investment in our securities;

•        you may not be able to resell your securities at or above the public offering price;

•        the market price of our common stock may experience more price volatility; and

•        there may be less efficiency in carrying out your purchase and sale orders.

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our common stock is likely to be volatile. This volatility may prevent you from being able to sell your shares at or above the price you paid for your shares. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        actual or anticipated fluctuations in our quarterly or annual operating results;

•        changes in financial or operational estimates or projections;

•        termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this offering;

•        changes in the economic performance or market valuations of companies similar to ours; and

•        general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general, and the stock of companies that are competitive to us in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Our failure to meet the continued listing requirements of The NASDAQ Capital Market could result in a de-listing of our securities.

If after listing we fail to satisfy the continued listing requirements of NASDAQ, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to de-list our securities. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

If, after being listing on The NASDAQ Capital Market, we are delisted and our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on NASDAQ and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

As a “thinly-traded” stock, large sales can place downward pressure on our stock price.

Our stock experiences periods when it could be considered “thinly traded”. Financing transactions resulting in a large number of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place further downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

We could issue additional common stock, which might dilute the book value of our capital stock.

The Company may issue all or a part of its authorized but unissued shares of common stock. Any such stock issuance could be made at a price that reflects a discount or a premium to the then-current trading price of our common stock. In addition, in order to raise future capital (whether for operations or if we elect to invest in or acquire a company or companies or new technology or technologies that are synergistic with or complementary to our technologies), we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock. These issuances, if any, would dilute your percentage ownership interest in the Company, thereby having the effect of reducing your influence on matters on which stockholders vote. You may incur additional dilution if holders of stock options or warrants, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our common stock. As a result, any such issuances or exercises would dilute your interest in the Company and the per share book value of the common stock that you owned, either of which could negatively affect the trading price of our common stock and the value of your investment.

Shares eligible for future sale may adversely affect the market for our common stock.

As of June 30, 2020, there are 40,000 warrants to purchase shares of our common stock outstanding and options to purchase 285,713 shares of our common stock outstanding. The warrants are exercisable at an exercise price of $7.50 per share and are entitled to piggy-back registration rights generally obligating us to include the shares underlying the warrants in any registration statements we file with the SEC. We are seeking waivers of such rights in connection with this offering. The stock options have a weighted average exercise price of $0.0001 per share. We will also be issuing Series A Warrants to purchase 1,400,000 shares of common stock and Series B Warrants to purchase 350,000 shares of common stock as part of the Units being sold in this offering. The Series A Warrants and Series B Warrants have an exercise price of $9.00 per share and $4.50 per whole share, respectively. Additionally, concurrently with this offering, we will issue shares of Series A Preferred Stock (which is convertible into shares of common stock) and conversion warrants to Messrs. Yakov and Herzog in exchange for certain outstanding indebtedness. As of July 31, 2020, the shares of Series A Preferred Stock and conversion warrants to be issued upon conversion of outstanding indebtedness could be convertible or exercised, in the aggregate, into up to 1,802,286 shares of common stock based upon an aggregate of $4,634,452 in indebtedness being converted and a conversion price of $9.00. If and when these securities are exercised or converted into shares of our common stock, the number of our shares of common stock outstanding will increase. Such increase in our outstanding shares, and any sales of such shares, could have a material adverse effect on the market for our common stock and the market price of our common stock.

In addition, from time to time, all of our current stockholders are eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholders (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided that we are current in our public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our securities. See “Shares Eligible for Future Sale” below.

Because certain principal stockholders own a large percentage of our voting stock, other stockholders’ voting power may be limited.

As of June 30, 2020, Ronny Yakov, our chief executive officer, owned or controlled approximately 64.4% of our outstanding voting securities, and following the conversion of debt into Series A Preferred Stock and conversion warrants and the offering (but not the exercise of Series A Warrants and Series B Warrants), Mr. Yakov will own or control approximately 54.3% of our outstanding voting stock prior to the exercise of any conversion warrants, Series A Warrants or Series B Warrants. Accordingly, Mr. Yakov has the ability to have a substantial influence on matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, the ownership of Mr. Yakov could preclude any unsolicited acquisition of us, and consequently, adversely affect the price of our common stock. These stockholders may make decisions that are adverse to your interests.

In making your investment decision, you should understand that we and the underwriters have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the underwriters have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 700,000 of Units offered in this offering, after deducting underwriter discounts and commissions and estimated offering expenses payable by us, and the conversion of an aggregate of $4,634,452 of long-term debt, accrued interest, deferred salary and unreimbursed expenses held by Mr. Ronny Yakov and Mr. John Herzog as of July 31, 2020 into 4,634 shares of convertible Series A Preferred Stock and an aggregate of 1,287,348 conversion warrants (which such amount of indebtedness and number of shares of Series A Preferred Stock and conversion warrants are subject to change based on the accrual of additional interest and other fees on such indebtedness that accrues prior to the offering). The Series A Preferred Stock is convertible into shares of common stock, and the conversion warrants are identical to the Series A Warrants and Series B Warrants, subject to certain limited exceptions. Investors in this offering can expect an immediate dilution of $9.57 per share, or 106.3% at the public offering price. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

In addition, in the past, we issued warrants and options to acquire shares of common stock. Additionally, we may issue warrants or options, including pursuant to our 2020 Equity Incentive Plan, in the future. To the extent that these warrants or options we will grant to our officers, directors and employees, are ultimately exercised, you will sustain future dilution. We may also acquire or license other technologies, finance strategic alliances or invest in or acquire a company or companies that are synergistic with or complementary to our technologies by issuing equity, which may result in additional dilution to our stockholders.

The Warrants may not have value.

The Series A Warrants and Series B Warrants being offered by us in this offering have an exercise price of $9.00 per share and $4.50 per share, respectively, and each expire five (5) years from the date of issuance. In the event that our common stock does not exceed the respective exercise price of the Series A Warrants or Series B Warrants during the period when such Warrants are exercisable, such Warrants may not have any value.

Holders of our Warrants will have no rights as shareholders until they acquire shares of our common stock, if ever.

If you acquire the Warrants to purchase shares of our common stock in this offering, you will have no rights with respect to our common stock until you acquire shares of such common stock upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

We may call the unexercised Warrants prior to their exercise at a time that is disadvantageous to holders of the warrants.

The Warrants are callable by the Company after the closing of this offering under certain conditions, including the volume weighted average price of the common shares exceeding $9.00 for a period of twenty (20) consecutive trading days, or the Measurement Period. The Company may, within ten trading days of the end of such Measurement Period, call for cancellation of all or any portion of the outstanding and unexercised Warrants for consideration equal to the value of the unexercised portion thereof. Calling the outstanding and unexercised Warrants could force holders (i) to exercise their warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, or (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants.

There is no public market for either of the Warrants being offered by us in this offering and an active trading market for the same is not expected to develop.

There is no established public trading market for either of the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for any listing of either of the Warrants offered hereby on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be severely limited.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company”, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•        taking advantage of an extension of time to comply with new or revised financial accounting standards;

•        reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

The anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation, as amended (which we refer to as the certificate of incorporation), and bylaws, as amended (which we refer to as the bylaws), may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•        provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•        provide that special meetings of stockholders may be called by a majority vote of our board of directors or at least 25% of shares held by our stockholders;

•        not provide stockholders with the ability to cumulate their votes; and

•        provide that a majority of our stockholders (over 50%) and a vote by the majority of our board may amend our bylaws.

We do not expect to pay dividends for the foreseeable future.

We do not expect to pay dividends on our common stock offered in this transaction for the foreseeable future. Accordingly, any potential investor who anticipates the need for current dividends should not purchase our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, and that involve significant risks and uncertainties. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•        Our acquisition of eVance and share exchange with OmniSoft and CrowdPay has collectively formed a new business platform which we are continuing to integrate into our overall operations, and which may create certain risks and may adversely affect our business, financial condition or results of operations;

•        Our failure to pay our outstanding indebtedness will result in a substantial loss of our assets;

•        We operate in a regulatory environment that is evolving and uncertain and any changes to regulations could have a material impact on our business and financial condition;

•        We rely on a combination of confidentiality clauses, assignment agreements and license agreements with employees and third parties, trade secrets, copyrights and trademarks to protect our intellectual property and competitive advantage, all of which offer only limited protection meaning that we may be unable to maintain and protect our intellectual property rights and proprietary information or prevent third-parties from making unauthorized use of our technology;

•        Our growth may not be sustainable and depends on our ability to attract new merchants, retain existing merchants and increase sales to both new and existing merchants; and

•        While we believe that we have sufficient capital to continue operations for a period of at least twelve months from the date of this prospectus (not giving effect to the proceeds of this offering), if there are unanticipated expenses, insufficient cash from operations or the impact of the COVID-19 pandemic results in a larger than anticipated decline in transactions, we may require additional capital to continue our operations which may not be available, or if available, may not be available on reasonable terms.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $5.27 million, excluding the proceeds, if any, from the exercise of the Series A Warrants and Series B Warrants. If the underwriters fully exercise the overallotment option for shares of common stock and/or Warrants, the net proceeds of the securities we sell will be approximately $6.14 million, excluding the proceeds, if any from the exercise of the Series A Warrants and Series B Warrants. “Net proceeds” is what we expect to receive after deducting the underwriting discount and commission and estimated offering expenses payable by us.

We are required to use 20% of the net proceeds of this offering to repay a portion of our currently outstanding long-term indebtedness (specifically, the Term Loan which matures in full on April 9, 2022, bears interest at a rate of 9% per annum and the proceeds of which were used to finance the Asset Acquisition — See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information regarding the repayment of our indebtedness). With the remaining 80% of the net proceeds, we plan to invest in or acquire companies or technologies that are synergistic with or complimentary to our business, expand and market our current products and for working capital and other general corporate purposes (including payment of outstanding accounts payable). If our Board of Directors elects not to repay outstanding indebtedness with the proceeds of this offering, such proceeds will be used for working capital and other general corporate purposes. To the extent proceeds are received from the exercise of the Warrants, such proceeds will be used for working capital and other general corporate purposes.

We anticipate an approximate allocation of the use of net proceeds as follows:

Use of Net Proceeds	$ (in millions)*	%
Repay a portion of the Company’s long-term debt	1,053	20
Acquisition of new companies or technologies	1,317	25
Expand and market our current products	2,370	45
General corporate purposes and working capital	527	10
Total	5,267	100

____________

*        Assuming the over-allotment option is not exercised.

While we expect to use the net proceeds for the purposes described above, the amounts and timing of our actual expenditures will depend upon numerous factors, including ability to increase free cash flow from revenues, identification of acquisition targets, success of plans to expand current product offerings into existing or new marketplaces and availability of sources of additional capital to refinance existing indebtedness. In the event that our plans change, our assumptions change or prove to be inaccurate, it may be necessary or advisable to reallocate proceeds or curtail expansion activities, or we may be required to seek additional financing or curtail our operations. As a result of the foregoing, our success will be affected by our discretion and judgment with respect to the application and allocation of the net proceeds of this offering.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our equity interests and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is prohibited by the Credit Agreement. If this prohibition is lifted or at such time as we are no longer a party to the Credit Agreement, the payment of dividends, if any, in the future will be within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020:

•        on an actual basis;

•        on a pro forma basis to give effect to the sale of shares of the Units in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the application of the net proceeds thereof as described under “Use of Proceeds” including the payment of 20% of the net proceeds to reduce long-term debt; and

•        on a pro forma basis to give effect to the conversion of an aggregate of $4,634,452 of indebtedness consisting of $3.0 million of long-term debt and $1.5 million of accrued interest, deferred salary and unreimbursed expenses held by Mr. John Herzog and Mr. Ronny Yakov, respectively, into an aggregate of 4,634 shares of convertible Series A Preferred Stock and 1,287,348 conversion warrants (which such amount of indebtedness and number of shares of Series A Preferred Stock and conversion warrants are subject to change based on the accrual of additional interest and other fees on such indebtedness that accrues prior to the offering). Such conversion will only occur upon the successful closing of this offering. See “Description of Capital Stock” herein for a description of the Series A Preferred Stock and conversion warrants.

You should read the information in this table together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	Actual as of March 31, 2020	Pro Forma, as adjusted for Offering	Pro Forma, as adjusted Debt Conversion to Preferred Stock
Long-term Debt	$12,500,000	$11,269,700	$8,269,700	(1)
Stockholders’ (Deficit) Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding, actual; 4,533 shares issued and outstanding, pro forma	—	—	45
Common stock, $0.0001 par value; 200,000,000 shares authorized, 5,411,905 shares issued and outstanding, actual; 6,134,127 shares issued and outstanding, pro forma	541	611	611
Additional paid-in capital	16,125,534	21,391,966	25,925,128
Accumulated deficit	(19,394,086)	(19,394,086)	(19,394,086)
Total Stockholders’ (Deficit) Equity	(3,268,611)	1,998,491	6,531,698
Total Capitalization	$9,231,989	$13,295,191	$14,828,398

____________

(1)      Assumes the repayment of principal of the Term Loan of $150,000 subsequent to March 31, 2020.

All information in this prospectus assumes the underwriters do not exercise their over-allotment option and excludes the following:

•        285,173 shares of common stock issuable upon exercise of outstanding options to purchase common stock with a weighted average exercise price of $0.0001 per share;

•        40,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with a weighted average exercise price of $7.50 per share;

•        35,000 shares of common stock issuable upon the exercise of the common stock purchase warrants issued to the Representative in connection with this offering, having an exercise price of $11.25; and

•        305,595 shares of common stock (or 310,845 if the over-allotment option granted to the underwriter in this offering is exercised in full) shares of our common stock (which is equal to approximately 5% of our issued and outstanding common stock immediately after the consummation this offering) reserved for future issuance under our 2020 Equity Incentive Plan, which will become effective as of the closing of this offering.

DILUTION

If you purchase shares of our common stock as part of the Units in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price of $9.00 per Unit and the as adjusted net tangible book value per share of our common stock immediately upon the consummation of this offering.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to our sale of 700,000 of Units in this offering (assuming no exercise of the Warrants included in the Units, no value is attributed to such Warrants and such Warrants are classified and accounted for as equity), reduction of principal of the Term Loan of $150,000, and assuming the partial reduction of the Term Loan with 20% of the net proceeds of this offering and the conversion of $4,533,207 of long-term debt, accrued interest, deferred salary and unreimbursed expenses held by Mr. Ronny Yakov and Mr. John Herzog into 4,533 shares of convertible preferred stock and conversion warrants (which such amount of indebtedness and number of shares of convertible preferred stock and conversion warrants are subject to change based on the accrual of additional interest and other fees on such indebtedness that accrues prior to the offering), and after deducting underwriters’ commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2020 would have been (3,458,542) or ($0.57) per share. This represents an immediate increase in net tangible book value of $9.57 per share to existing stockholders and an immediate dilution in net tangible book value of $1.88 per share to purchasers of Units in this offering, as illustrated in the following table:

Public offering price per unit		$9.00
Net tangible book value per share as of March 31, 2020	$(2.45)
Increase in net tangible book value per share attributable to existing stockholders	$1.88
Adjusted net tangible book value per share as of March 31, 2020, after giving effect to this offering		$(0.57)
Dilution per share to new investors in this offering		$9.57

The above discussion and tables assumes the underwriters do not exercise their over-allotment option, that the offering is completed at the public offering price of $9.00 per Unit and do not include the following:

•        285,173 shares of common stock issuable upon exercise of outstanding options to purchase common stock with a weighted average exercise price of $0.0001 per share;

•        40,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with a weighted average exercise price of $7.50 per share;

•        35,000 shares of common stock issuable upon the exercise of the common stock purchase warrant issued to the Representative in connection with this offering, having an exercise price of $11.25; and

•        305,595 shares of common stock (or 310,845 if the over-allotment option granted to the underwriter in this offering is exercised in full) shares of our common stock (which is equal to approximately 5% of our issued and outstanding common stock immediately after the consummation this offering) reserved for future issuance under our 2020 Equity Incentive Plan, which will become effective as of the closing of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our consolidated financial condition and results of operations for the years ended December 31, 2019 and 2018 and the three months ended March 31, 2020 and 2019 should be read in conjunction with the “Summary Financial and Other Data,” the “Unaudited Pro Forma Condensed Combined Financial Information” and the consolidated financial statements for the years ended December 31, 2019 and 2018 and the condensed consolidated financial statements for three months ended March 31, 2020 and 2019 and notes related thereto included elsewhere in this prospectus.

On November 12, 2019, we effected a reverse stock split of the outstanding shares of our common stock at a ratio of one-for-thirty. The reverse stock split was approved by our Board of Directors and by our majority stockholder on October 4, 2019. The share amount and per share information in this prospectus reflect the implementation of the reverse stock split.

Overview

We are a FinTech company and PayFac that focuses on a suite of products in the merchant services and payment facilitator verticals that seeks to provide integrated business solutions to merchants throughout the United States. We seek to accomplish this by providing merchants with a wide range of products and services through our various online platforms, including financial and transaction processing services. We also have products that provide support for crowdfunding and other capital raising initiatives. We supplement our online platforms with certain hardware solutions that are integrated with our online platforms. Our business functions primarily through three wholly-owned subsidiaries, eVance, OmniSoft, and CrowdPay, though substantially all of our revenue has been generated from our eVance business (we began generating revenue from our OmniSoft and CrowdPay businesses in the second half of 2019). We expect to build out our OmniSoft software business and to rely more on our PayFac model for revenue so that we are not dependent on our revenue from our eVance business but there is no guarantee that we will be able to do so.

With respect to our eVance business, our merchants are currently processing over $82,000,000 in gross transactions monthly and average approximately 1,400,000 transactions a month. These transactions come from a variety of sources including direct accounts and ISO channels. The accounts consist of businesses across the United States with no concentration of industries or merchants.

A summary of gross transactions processed by our merchants is presented below:

	Aggregate Dollar Amount of Transactions	Number of Transactions
2018(1)	$937,857,730	23,328,466
2019	$726,804,840	16,624,445
Three Months Ended March 31, 2019	$177,433,161	3,989,866
Three Months Ended March 31, 2020	$161,033,649	3,410,577

____________

(1)      Includes $260,437,126 in aggregate transaction volume and 4,329,669 of transactions which occurred prior to our acquisition of substantially all of the assets of Excel in April 2018. Due to the lack of a sales team, attrition has outpaced new monthly sales.

We have finalized the integration of all the applications for OmniSoft and the ShopFast omni-commerce solution with the eVance mobile payment gateway, SecurePay.comTM. Final integration was finish during the first quarter of 2020. SecurePay.comTM, is currently used by approximately 3,000 merchants processing over 32,000 transactions and approximately $9,000,000 of monthly gross transactions (though our revenue from these transactions is limited). In July 2019, we launched a new merchant and ISO boarding system that will be able to onboard merchants instantly. This will provide the merchant with an automated approval and ISOs will have the ability to see all their merchants and their residuals as they load to the system.

Results of Operations

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

For the year ended December 31, 2019, we had total revenue of $10,291,524 compared to $9,019,876 of revenue for the year ended December 31, 2018. The increase in revenue during the period is the result of the recognition of revenue related to the Asset Acquisition for the full year in 2019. We earned $10,177,931 in transaction and processing fees, $88,797 in merchant equipment sales and $24,796 in other revenue from our insurance subscription program during the current period, compared to $8,863,008 in transaction and processing fees, $35,756 in merchant equipment sales and $121,112 in other revenue during the prior year. On a pro forma basis inclusive of the Asset Acquisition, our revenue for the year ended December 31, 2018 was $12,194,415. Our 2019 total revenue was less than pro forma revenue for the same period due primarily to merchant attrition.

For the year ended December 31, 2019, we had processing and servicing costs of $6,723,666 compared to $5,992,619 of processing and servicing costs for the year ended December 31, 2018. Processing and servicing costs increased by $731,047, or 12%, for the year ended December 31, 2019, primarily due to an increase in transactions processed and an increase in equipment sold. In addition, the increase in processing and servicing costs during the period is the result of the recognition of the costs related to the Asset Acquisition for the full year in 2019. During the period from January 1, 2018 through April 8, 2018, Excel had processing and servicing costs of $1,748,141. On a pro forma basis, inclusive of the Asset Acquisition, our processing and servicing costs for the year ended December 31, 2018 were $7,740,760. The decrease in processing and servicing costs from the year ended December 31, 2018 on a pro forma basis compared to the year ended December 31, 2019 is due to our lack of a sales team in 2019 resulting in lower sales and the fact that we did not have a customer retention program in place to replace lost merchants and regain new merchants.

For the year ended December 31, 2019, we had amortization expense of $812,857 compared to $541,904 amortization expense for the same period in 2018, an increase of $270,953 or 50%. The increase in amortization expense for the year ended December 31, 2019 is the result of the recognition of amortization expense associated with the Asset Acquisition for the full year in 2019 as compared to only from April 9, 2018 through December 31, 2018 for year ended December 31, 2018. During the period from January 1, 2018 through April 8, 2018, Excel had amortization expense of $90,739. On a pro forma basis inclusive of the Asset Acquisition, we had amortization expense $812,857 for the year ended December 31, 2018.

For the year ended December 31, 2019, we had salary and wage expense of $1,490,762 compared to $1,401,192 for the same period in 2018, an increase of $89,570 or 6%. The increase of salary and wage expense during the period is the result of recognition of expenses following the Asset Acquisition for the full year in 2019 compared to only April 9, 2018 through December 31, 2018 in 2018. During the period from January 1, 2018 through April 8, 2018, Excel had salary and wage expense of $374,345. On a pro forma basis, inclusive of the Asset Acquisition, our salary and wage expense was $1,775,537 for the year ended December 31, 2018. On a pro forma basis salary and wage expense decreased in the current period due to the decrease in our sales force, and other personnel.

For the year ended December 31, 2019, our outside commission expense was $115,584 compared to $181,510 for the year ended December 31, 2018, a decrease of $65,926 or 36%. Outside commission expense decreased in the current period due to the decrease in sales activity and outside service providers. During the period from January 1, 2018 through April 8, 2018, Excel had outside commission expense of $508,296. On a pro forma basis, inclusive of the Asset Acquisition, our outside commission expense for the year ended December 31, 2018 was $689,806. On a pro forma basis outside commission expense also decreased due to the decrease in sales activity and outside service providers.

For the year ended December 31, 2019, we had General and Administrative (“G&A”) expenses of $1,417,518 compared to $1,435,717 for the year ended December 31, 2018. The decrease in the current year can be attributed to a decrease in audit fees. Some of our larger G&A expenses included rent, stock-based compensation, professional fees and computer and internet expense. During the period from January 1, 2018 through April 8, 2018, Excel had G&A expense of $367,524. On a pro forma basis, inclusive of the Asset Acquisition, our G&A expense for the year ended December 31, 2018 was $1,299,897 due to expense reductions following the Asset Acquisition.

For the year ended December 31, 2019, we incurred $1,249,154 of interest expense compared to $883,316 for the same period in 2018. Interest expense has increased due to the additional debt incurred in April 2018 in connection with the Asset Acquisition and the increased balances on our related party debt. For the year ended December 31,

2019 we had a gain on settlement of debt of $172,390 recognized from performance obligations satisfied (or partially satisfied) in previous periods in connection with a legal settlement. In 2018 we also had a $16,039 gain on forgiveness of debt and $6,799 of interest income. During the period from January 1, 2018 through April 8, 2018, Excel had interest expense of $832,564. On a pro forma basis inclusive of the Asset Acquisition, our interest expense was $1,189,566 for the year ended December 31, 2018.

Our net loss for the year ended December 31, 2019, was $1,343,412 compared to $1,393,544 for the same period in 2018. Our decrease in net loss is the result of our increased revenue. During the period from January 1, 2018 through April 8, 2018, Excel had a net loss of $746,162. On a pro forma basis inclusive of the Asset Acquisition, our net loss was $1,290,262 for the year ended December 31, 2018.

Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019

For the three months ended March 31, 2020, we had total revenue of $2,613,993 compared to $2,590,894 of revenue for the three months ended March 31, 2019, an increase of $23,099 or 1%. We earned $2,336,479 in transaction and processing fees, $20,262 in merchant equipment sales and $257,252 in other revenue during the three months ended March 31, 2020, compared to $2,576,284 in transaction and processing fees, $8,410 in merchant equipment sales and $6,200 in other revenue in the same period in the prior period.

Our transaction and processing fee revenue decreased by $239,805 in the prior period primarily due to merchant attrition. This decrease was offset with an increase in our other revenue primarily due to revenue from our cloud-based omni-channels software launched in 2019, of which $99,594 pertained to performance obligations completed in the prior period.

For the three months ended March 31, 2020, we had processing and servicing costs of $1,720,413 compared to $1,718,098 of processing and servicing costs for the three months ended March 31, 2019. Processing and servicing costs increased by $2,315. Our processing and servicing costs did not decrease along with our transaction and processing fees due to our decrease in revenue being a result of a decrease in net merchant portfolios, which do not have the processing and servicing costs associated with them.

Amortization expense for the three months ended March 31, 2020 was $203,214 compared to $227,647 for the three months ended March 31, 2019, a decrease of $24,433 or 11%. We record amortization expense on our merchant portfolio and trademarks.

Salary and wage expense for the three months ended March 31, 2020 was $400,188 compared to $434,793 for the three months ended March 31, 2019, a decrease of $34,605 or 8%. Salary and wage expense decreased in the current period due to the decrease in our sales force, and other personnel.

Outside commission expense for the three months ended March 31, 2020 was $41,435 compared to $40,869 for the three months ended March 31, 2019.

General and administrative expenses (“G&A”) for the three months ended March 31, 2020 was $473,932 compared to $273,022 for the three months ended March 31, 2019, an increase of $200,910 or 75%. Some of our larger G&A expenses included rent, stock-based compensation, professional fees and computer and internet expense. Our G&A expense has increased in the current period as the result of additional employee bonuses and professional fees.

For the three months ended March 31, 2020, we incurred $317,441 of interest expense, compared to $303,954 for the three months ended March 31, 2019, an increase of $13,487 or 4%. The increase in interest expense is primarily due to increased borrowings from our Chief Executive Officer during 2019.

Our net loss for the three months ended March 31, 2020 was $542,207 compared to $406,945 for the three months ended March 31, 2019. We had an increase in our net loss of $135,262 for the reasons discussed above.

Trends and Uncertainties

The Company’s financial condition and results of operations for the fiscal year 2020 is very likely to be adversely affected by the recent COVID-19 outbreak.

The New York and Atlanta areas, including the location of the Company’s corporate headquarters and its operations business, are currently experiencing significant impact of the coronavirus outbreak in the U.S. The Company is currently following the recommendations of local health authorities to minimize exposure risk for its employees and visitors. However, the scale and scope of this pandemic remains unknown, and the duration of the business disruption and related financial impact cannot be reasonably estimated at this time While the Company is currently implementing specific business continuity plans to reduce the potential impact of COVID-19, the Company, has, as of the date of this prospectus, suffered a negative impact during March through June 2020 while most states in the United States were under stay-at-home orders (though, as of the date of this prospectus, the Company has seen increases in transactions as states in the United States have started to open businesses), which the Company anticipates will reduce the overall negative impact on its business during 2020. However there is no guarantee that the Company’s continuity plan will be successful, that the relaxation of stay-at-home orders will positively impact the Company’s business or that the Company’s merchants in any case will meet the number of forecasted transactions due to a change in consumer activity around point of sale purchasing resulting from the temporary closure of businesses.

The Company has already experienced certain disruptions to its business and disruptions for the Company’s customers and merchants that may materially affect the number of transactions processed by the Company. Similarly, the response to the COVID-19 pandemic could have a long-term impact on the Company’s customers and/or merchants during and after 2020 which could reduce their demand for Company products. The extent to which COVID-19 or any other health epidemic may impact the Company’s results for 2020 and beyond will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the economic impact of the COVID-19 pandemic. Accordingly, COVID-19 could have a material adverse effect on the Company’s business, results of operations, financial condition and prospects during 2020 and beyond.

Liquidity and Capital Resources

Changes in Cash Flows

For the year ended December 31, 2019, $244,868 in cash was provided by operating activities, which included our net loss offset by $842,149 for amortization and depreciation expense, $265,050 for stock-based compensation, an increase to accounts receivable of $73,294 and an increase to related party accruals of $372,014. During the period from April 9, 2018 through December 31, 2018, $131,092 in cash was used by operating activities, which included our net loss offset by $582,559 for amortization and depreciation expense, $185,963 for stock-based compensation, a decrease to accounts receivable of $63,869 and an increase to related party accruals of $239,310.

For the year ended December 31, 2019, no cash was used for investing activities. During the period from April 9, 2018 through December 31, 2018, $217,678 in cash was provided by investing activities, $174,967 of which was proceeds from a note receivable and $42,711 of cash received from the asset acquisition.

For the year ended December 31, 2019, $151,616 in cash was provided by financing activities. We received $361,467 from related party loans which was offset by $210,305 of deferred offering costs. During the period from April 9, 2018 through December 31, 2018, $25,000 in cash was provided by financing activities. We received $3,055,000 from related parties, $30,000 of which was repaid, and we repaid $3,000,000 of a note payable. There were no financing activities for the period from January 1, 2018 through April 7, 2018.

For the three months ended March 31, 2020, $50,268 in cash was used by operating activities, which included our net loss offset by $208,731 for amortization and depreciation expense, $74,596 for stock-based compensation and net changes in operating assets and liabilities of $208,612. For the three months ended March 31, 2019, $113,741 in cash was used by operating activities, offset by $236,517 for amortization and depreciation expense, $66,262 for stock-based compensation, and a negative net changes in operating assets and liabilities of $9,575.

For the three months ended March 31, 2020 and 2019, no cash was used for investing activities.

For the three months ended March 31, 2020, $22,815 in cash was used by financing activities for deferred offering costs. During the three months ended March 31, 2019, $45,000 in cash was provided by financing activities from related party loans.

Liquidity and Capital Resources

At March 31, 2020, the Company had cash of $434,533 and a working capital deficit of $1,644,401. For the three months ended March 31, 2020, the Company’s net loss was $542,207. As a result of the Company’s operating cash flows and working capital needs, which required it to obtain loans from a related party, at March 31, 2020, the Company was not in compliance with certain financial covenants required by the Credit Agreement.

Further, in connection with the response to the COVID-19 pandemic in the United States, the Company has experienced disruptions to its business and has observed disruptions for the Company’s customers and merchants which has resulted in a decline in transaction volume. While the volume of processing transactions by merchants in March 2020 was relatively in-line with the Company’s expectations that the number of transactions during March would be below the prior year because states in the United States began to implement stay-at-home orders, the number of transactions and resulting revenue was approximately 15% lower in March than in February and 30% lower in April than in March. In May, the number of transactions increased whereby they were 5% higher than in April, and in June, transactions were 7% higher than May. The Company’s revenue during the period of time decreased and then increased in the amount of similar to the percentage of month-to-month transaction volume.

The following is a summary of a comparison of the number of transactions and transaction revenue for the first quarter and second quarter of 2020 and a comparison of the three months ended June 30, 2020 with the comparable period in 2019. The below summary of preliminary estimated unaudited financial results is not a comprehensive statement of our financial results for the three months ended June 30, 2020. We are still in the process of completing our financial statements for the subject period. Therefore, it is possible that adjustments to the data presented below will be made.

	First Quarter 2020	Second Quarter 2020	Change	Change
Revenue	$2,613,992	$2,000,035	$(613,958)	-31%
Net Loss	$(542,207)	$(510,409)	$31,798	6%
Transaction Vol	219,983,716	171,589,645	(48,394,071)	22%
	Second Quarter 2020	Second Quarter 2019	Change	Change
Revenue	$2,000,035	$2,581,940	$(581,905)	-23%
Net Loss	$(510,409)	$(472,838)	$(37,572)	-8%
Transaction Vol	171,589,645	226,135,952	(54,546,307)	-32%

The Company estimates that the number of transactions will continue to stay at a depressed level or further decline from the prior year, along with revenues, until the response to the COVID-19 pandemic relaxes further stay-at-home restrictions and allows customers to make more point of purchase transactions for merchants and/or more merchants provide for additional contactless and online purchase options. The anticipated amount of anticipated decline from prior year is unknown, but it will be impacted by when consumers return to the level of purchasing that occurred in the prior year and before the pandemic.

As a result of these factors, the Company determined it was necessary to do a reforecast of its cash flow for 2020 and an overall analysis of market trends to determine whether or not his has sufficient liquidity to continue as a going concern for a period of at least twelve months from the date of this prospectus. The Company also determined it was necessary to take certain corporate actions, including reducing discretionary expenses and amending its existing senior indebtedness as discussed below, in connection with its overall analysis to determine whether or not it has sufficient liquidity to continue as a going concern for a period of at least twelve months from the date of this prospectus. The Company does not anticipate that the pandemic will have a material impact on the Company’s business or liquidity and, in part due to the actions discussed below, the Company believes it will be able fund future liquidity and capital requirements through cash flows generated from its operating activities for a period of at least twelve months from the date of this prospectus. However, additional closings and reopenings of businesses in the future will likely result in a month over month decline and then increase similar to what occurred in March through June 2020.

On April 24, 2020, the Company entered into Amendment No. 4 to Loan and Security Agreement amending the Credit Agreement. The purpose of Amendment No. 4 was to extend the Maturity Date of the indebtedness to April 9, 2022 and to waive any outstanding events of default. In consideration for the foregoing, the Credit Agreement was amended to include a new principal repayment schedule under the note whereby the Company paid an amount equal to $125,000 upon execution of Amendment No. 4 and the Company agreed to make a monthly payment of $25,000 per month, commencing May 1, 2020, and on the first business day of each calendar month thereafter until the required balloon payment on April 9, 2022. In the event that the Company does not make a monthly payment, Messrs. Yakov and Herzog will have the ability to make an equity contribution to the Company for the sole purpose of paying the monthly payment obligation of the Company under the Credit Agreement. In addition, included in the working capital deficit described above as of March 31, 2020 was accrued payroll, a note payable and other expenses due to the Company’s Chief Executive Officer, Mr. Ronny Yakov, in the amount of $1,005,020, which he has agreed to convert into shares of Series A Preferred Stock and conversion warrants with the closing of this offering (see “Certain Relationships and Related Party Transactions” and “Description of Capital Stock” below), and in the event that this offering does not occur, has otherwise agreed to defer receiving payment until December 31, 2022.

As mentioned above, in the event that the response to the pandemic results in a greater than anticipated reduction in processing transaction volume, the Company can further reduce or defer expenses. More specifically, the Company could (a) implement certain discretionary cost reduction initiatives relating to our spend on employee travel and entertainment, consulting costs and marketing expenses, (b) negotiate deferred salary arrangements with Mr. Yakov or other employees, (c) furlough employees or reduce headcount, (d) negotiate extensions of payments of rent and utilities, or (e) enter in or to additional short term loans with Mr. Yakov whereby certain of our expenses as they come due continue to be paid by him and not immediately reimbursed as a normal business expense. In addition, on December 10, 2019, Mr. John Herzog, a related party and significant stockholder, provided a letter to the Company whereby he addressed his prior commitments to provide financial assistance to the Company and agreed to assist with our ongoing working capital needs, upon request through the earlier of (a) the closing of this offering or (b) November 2020 (other than our obligations to pay principal or interest with respect to the Credit Agreement). Other than with respect to our long-term debt, there are no other limitations or restrictions to the amount of working capital funding that may be provided by Mr. Herzog. In the event that we deem it necessary to request an advance from Mr. Herzog, we expect to negotiate the terms of such advance at that time. Mr. Herzog has committed to not terminate this commitment during its term, but we do not believe that we have recourse in the event that such commitment is terminated.

Finally, the Company has received a Paycheck Protection Program loan under the CARES Act for approximately $236,000. While the Company believes it is utilizing the proceeds from the loan in a manner which would allow it to be forgiven, there is no guarantee that the loan will ultimately be forgiven. If it is not forgiven, it would become due and payable on May 7, 2022 and would accrue interest at 1% per annum.

Additional Information Regarding Our Credit Agreement

Although, following the execution of Amendment No. 4, we are in compliance, we have not complied with these obligations at certain times since the Credit Agreement was entered into and were obligated to obtain certain waivers and modifications of these provisions to avoid an acceleration event under the Credit Agreement.

If we are not able to remain in compliance with these obligations, the creditor may accelerate the maturity of the loan or may require us to adhere to stricter financial covenants in exchange for a waiver. While we expect to comply with these financial covenants, we cannot guarantee our ability to do so. Although it has entered into Amendment No. 4 which extended the maturity date, the Company is exploring refinancing solutions for more advantageous terms for its long-term debt either with new debtholders. If the Company is unable to refinance its debt or is unable to satisfy its obligations as they become due, the Company may be required to sell assets to repay all or part of the debt or replace the debt with less favorable terms.

With respect to its senior debt, the Company is required to maintain the following financial covenants in order to avoid an event of default: (1) a Fixed Charge Coverage Ratio not be less than 1.20:1.00, measured in each case on a trailing twelve month basis and (2) net revenue of the Company shall not be less than (x) until June 30, 2021 $9,000,000 and (y) from and after July 1, 2021, $10,000,000, on a trailing twelve-month basis. The Fixed Charge Coverage Ratio is defined as the ratio of (A) EBITDA for each fiscal month minus unfinanced capital expenditures (but not less than zero) for such fiscal month to (B) the sum of (i) all principal payments scheduled to be made during or with respect to such period, plus (ii) all interest expense for such period paid or required to be paid in cash during such period, plus (iii) all federal, state, and local income taxes paid or required to be paid for such period, plus (iv) all cash distributions, dividends, redemptions and other cash payments made or required to be made during such period with respect to equity issued by the Company.

Off-Balance Sheet Arrangements

As of December 31, 2019, there were no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, and results of operations, liquidity or capital resources.

Critical Accounting Policies

Accounts Receivable

Accounts receivable represent contractual residual payments due from the Company’s processing partners or other customers. Residual payments are determined based on transaction fees and revenues from the credit and debit card processing activity of merchants for which the Company’s processing partners pay the Company. Based on collection experience and periodic reviews of outstanding receivables, management considers all accounts receivable for our residual payments to be fully collectible and accordingly, no allowance for doubtful accounts is required; however, CrowdPay has a recorded an allowance of $38,113 as of both December 31, 2019 and 2018, respectively. We do not believe an increase to the allowance is necessary at this time as the Company is working to collect the amounts due to it.

Reserve for Chargeback Losses

Disputes between a cardholder and a merchant periodically arise as a result of, among other things, cardholder dissatisfaction with merchandise quality or merchant services. Such disputes may not be resolved in the merchant’s favor. In these cases, the transaction is “charged back” to the merchant, which means the purchase price is refunded to the customer through the merchant’s bank and charged to the merchant. If the merchant has inadequate funds, the Company must bear the credit risk for the full amount of the transaction. The Company evaluates the risk for such transactions and estimates the potential loss for chargebacks based primarily on historical experience and records a loss reserve accordingly. For the years ended December 31, 2019 and 2018, we had losses related to chargebacks of $111,482 and $0, respectively.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying value of its long-lived assets held and used at least annually or when events and circumstances warrant such a review. If significant events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable, the Company performs a test of recoverability by comparing the carrying value of the asset or asset group to its undiscounted expected future cash flows. Cash flow projections are sometimes based on a group of assets, rather than a single asset. If cash flows cannot be separately and independently identified for a single asset, the Company determines whether impairment has occurred for the group of assets for which it can identify the projected cash flows. If the carrying values are in excess of undiscounted expected future cash flows, it measures any impairment by comparing the fair value of the asset group to its carrying value. If the fair value of an asset or asset group is determined to be less than the carrying amount of the asset or asset group, impairment in the amount of the difference is recorded.

Goodwill

The Company accounts for business combinations under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, the Company utilized the services of an independent appraisal firm to perform a quantitative assessment of indefinite lived intangibles and goodwill and determined there was no impairment at December 31, 2019 and 2018. For purposes of conducting the goodwill impairment evaluation, the Company was considered as a single reporting unit. Based on the results of the independent appraiser’s assessment, the implied fair value of goodwill at December 31, 2019 is indicated at $35.6 million compared to a carrying amount of $6.9 million. Accordingly, implied fair value of the goodwill exceeds its carrying amount by approximately 420%.

In connection with the response to the COVID-19 pandemic in the United States, the Company has experienced certain disruptions to its business and has observed disruptions for the Company’s customers and merchants which has resulted in a decline in transaction volume and revenue which will more than likely continue during the remainder of 2020. However, management does not believe that the decline will be significant enough to materially impact the valuation of the goodwill.

Revenue Recognition and Cost of Revenues

Prior to the adoption of ASC 606, in 2018 the Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company receives a percentage of recurring monthly transaction related fees comprised of credit and debit card fees charged to merchants, net of association fees, otherwise known as Interchange, as well as certain service charges and convenience fees, for payment processing services, including authorization, capture, clearing, settlement and information reporting of electronic transactions. Fees are calculated on either a percentage of the dollar volume of the transaction or a fixed fee or a hybrid of the two and are recognized at the time of the transaction. In the case of “wholesale” residual revenue in which the Company has a direct contractual relationship with the merchant, bears risk of chargebacks and performs underwriting on the merchants, the Company records the full discount charged to the merchant as revenue and the related interchange and other processing fees as expenses. In cases of residual revenue where the Company is not responsible for merchant underwriting and has no chargeback liability and has no or limited contractual relationship with the merchant, the Company records the amount it receives from the processor net of interchange and other processing fees as revenue.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019 using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the years ended December 31, 2019 reflect the application of ASC 606. There were no cumulative impacts that were made. The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company determines revenue recognition through the following steps:

•        Identification of a contract with a customer;

•        Identification of the performance obligations in the contract;

•        Determination of the transaction price;

•        Allocation of the transaction price to the performance obligations in the contract; and

•        Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Shipping and handling activities associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment activity and recognized as revenue at the point in time at which control of the goods transfers to the customer. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

Transaction and processing fees

Fees for the Company’s transaction and processing arrangements are typically billed and paid on a monthly basis. The Company receives a percentage of recurring monthly transaction related fees comprised of credit and debit card fees charged to merchants, net of association fees, otherwise known as Interchange, as well as certain service charges and convenience fees, for payment processing services, including authorization, capture, clearing, settlement and information reporting of electronic transactions. Fees are calculated on either a percentage of the dollar, volume of the transaction or a fixed fee or a hybrid of the two and are recognized at the time of the transaction. These merchant services represents a single performance obligation satisfied over time and that the same measure of progress should be used to measure the Company’s progress toward complete satisfaction of the performance obligation. The Company will recognize revenue on a monthly basis as the services are transferred to the customer in short daily increments that qualify for series guidance as the best measure of the transfer of control.

In wholesale contracts, the Company recognizes transaction and processing fees on a gross basis as the Company is the principal in the merchant services. The Company has concluded it is the principal because it has a direct contractual relationship with the merchant, is primarily responsible for the delivery of services to the merchants, including performing underwriting, has discretion in setting prices, and bears risk of chargebacks and other merchant losses. The Company also has the unilateral ability to accept or reject a transaction based on criteria established by the Company. As the principal, the Company records the full discount charged to the merchant as revenue and the related interchange and other processing fees within cost of revenues.

In retail contracts, the Company is not responsible for merchant underwriting, has no chargeback liability and has no or limited contractual relationship with the merchant. As such, the Company records the net amount it receives from the processor, after interchange and other interchange and other processing fees, as revenue.

Merchant equipment sales and other

The Company generates revenue through the sale and rental of merchant equipment. The Company satisfies its performance obligation upon delivery of equipment to merchants and recognizes revenue at a point in time. The Company allows for customer returns which are accounted for as variable consideration. The Company estimates these amounts based on historical experience and reduces revenue recognized. The Company invoices customers upon delivery of the equipment to merchants, and payments from such customers are due upon invoicing. The Company offers hardware installment sales to customers with terms ranging from three to forty-eight months. The Company allocates a portion of the consideration received from these arrangements to a financing component when it determines that a significant financing component exists. The financing component is subsequently recognized as financing revenue separate from hardware revenue, within subscription and services-based revenue, over the terms of the arrangement with the customer. Pursuant to practical expedients afforded under ASC 606, the Company does not recognize a financing component for hardware installment sales that have a term of one year or less.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC Topic No. 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as described below:

Level 1:	Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2:

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets, quoted prices in markets that are not considered to be active, and observable inputs other than quoted prices such as interest rates.

Level 3:	Level 3 inputs are unobservable inputs.

The following required disclosure of the estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The methods and assumptions used to estimate the fair values of each class of financial instruments are as follows: Accounts Receivable, and Accounts Payable. The items are generally short-term in nature, and accordingly, the carrying amounts reported on the consolidated balance sheets are reasonable approximations of their fair values.

The carrying amounts of Notes Payable approximate the fair value as the notes bear interest rates that are consistent with current market rates.

BUSINESS

Overview

We were incorporated in the State of Delaware on November 18, 2004 for the purpose of merging with OLB.com. The merger was done for the purpose of changing our state of incorporation from New York to Delaware. Our Company’s headquarters is located at 200 Park Avenue, Suite 1700, New York, NY 10166. Our telephone number is (212) 278-0900.

We are a FinTech company and payment facilitator that focuses on a suite of products in the merchant services and payment facilitator verticals that is focused on providing integrated business solutions to merchants throughout the United States. We seek to provide merchants with a wide range of products and services through our various online platforms, including financial and transaction processing services. We also provide support for crowdfunding and other capital raising initiatives. We supplement our online platforms with certain hardware solutions that are integrated with our online platforms.

In April 2018, we completed an acquisition of substantially all of the assets of Excel and its subsidiaries Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. (such assets are the foundation of our eVance business). In connection with such acquisition, in May 2018, we entered into share exchange agreements with CrowdPay and OmniSoft, affiliate companies of our company’s majority stockholder, pursuant to which each of CrowdPay and OmniSoft became solely owned subsidiaries of our Company.

In 2018, we were ranked 62nd among merchant acquirers in the United States ranked by Visa/MasterCard volume. Our business functions primarily through three wholly-owned subsidiaries, eVance, OmniSoft, and CrowdPay.

Payment Facilitator

A payment facilitator (or “PayFac”) is a company that is sponsored by a bank or other financial institution and creates a sub-merchant account in order to provide payment processing services to merchant clients. As a payment facilitator, we are able to offer merchant services on a sub-merchant platform which allows us to on-board sub-merchants under our unique merchant ID account (an “MID”). Said differently, PayFacs operate in the same way as an independent sales organization that signs up new merchants on behalf of acquiring banks and processors (an “ISO”) in terms of payment process but the on-boarding and accounting for merchants are different. With an ISO, merchants are identified with individual MID and the settlement to the merchant is handled by the settlement/acquiring bank. A PayFac has its own MID with a settlement bank and each of the merchants on-boarded by the PayFac are given sub-MID’s under the PayFac’s MID. This allows the PayFac to board a merchant very quickly and also enables the PayFac to accept responsible for settling the payment of funds to the merchant which increases the PayFac’s fees. We operate under a TSYS/ProPay (the processor in the ecosystem) and the sponsoring bank that approved us was Wells Fargo.

Description of our OmniSoft Business

General

OmniSoft operates a cloud-based business management platform that provides turnkey solutions for merchants to enable them to build and manage their retail businesses, whether online or at a “brick and mortar” location. The OmniSoft platform, which can be accessed by merchants through any mobile and computing device, allows merchants to, among other features, manage and track inventory, track sales and process customer transactions and can provide interactive data analysis concerning sales of products and need for additional inventory. Merchants generally utilize the platform by uploading to the platform information about their inventory (description of units, number of units, price per unit, and related information). Once such information has been uploaded, merchants, either with their own device or with hardware that we sell directly to them, are able to utilize the platform to monitor inventory and process and track sales of their products (including coordinating shipping of their products with third party logistics companies). We manage and maintain the OmniSoft platform through a variety of domain names or a merchant can integrate our platform with their own domain name. Using the OmniSoft platform, merchants can “check-out” their customers at their “brick and mortar” stores or can sell products to customers online, in both cases accepting payment via a simple credit card or debit card transaction (either swiping the credit card or entering the credit card number), a cash payment, or by use of a QR code or loyalty and reward points, and then print or email receipts to the customer. OmniSoft has recognized an immaterial amount of the Company’s revenue, if any, historically (including during the periods presented in the financial statements included herein).

Our Operations

OmniSoft is a SaaS business that offers OMNI Commerce Solutions as a white label service. OmniSoft provides customized solutions to ISOs and banks or financial institutions that process credit or debit card payments on behalf of a merchant that operate in the payments processing market and have the need for e-commerce and mobile commerce. We provide software that enable companies to offer similar services as competitors such as PayPal, Intuit QuickBooks, Square, Google, Apple Pay and Amazon. Our cloud-based software has comparable features to Shopify under ShopFast. We also provide white labeled services for large ISOs. Our solutions are cloud-based so there is no need to install any software, backup or update applications by our clients, including large Merchant Acquiring Banks. The OmniSoft software works on web-based computers & tablets, Apple IOS, Android, and Windows. Our target clients are merchant acquiring banks, and ISOs (wholesale price) Direct to retailers. Our business model provides a sign-up integration fee, custom features development fees, and ongoing monthly fees, per merchant per month. The pricing for a single merchant includes an initial setup fee of $49 and approximately $100-$200 per month for use of the software as SaaS fees. Hardware costs range from $300 to $1,000. Large white label projects have a one-time fee of $50,000.

OmniSoft allows mobile shopping and self-checkout with credit or debit cards, reward points and Apple Pay. OmniSoft features include: a product catalog, marketing and promotions, shipping features, payment gateways to Point-of-Sale (POS) terminals, customer service, secure HTTPS & SSL and Payment Card Industry (PCI) Compliance.

Our service features include: maintenance, hosting, monitoring, updates, custom solutions, software support, and service level agreement. Retailers and merchants have access to website development tools, marketing functions and curation capabilities, mobile commerce and social media engagement. Key back-office management functions, including statistical analysis reports and inventory management, are available through OmniSoft’s advanced API and pre-built integrations with leading accounting applications.

ShopFast

We utilize OmniSoft software to be able to provide companies with branded web sites. We partner with clients such as traditional marketing companies which include cataloguers, retailers, wholesalers and manufacturers, seeking to develop their Internet sales through their own websites which we help develop, operate, host and market on the ShopFast platform.

Many of our clients need to establish an Internet presence in order to effectively compete in the e-commerce marketplace, but do not either have the resources or the expertise to effectively operate and market an e-commerce retail website. By working with the Company, we expect that these companies will be able to establish, maintain and market up-to-date, customized, commerce-enabled websites, while avoiding high set up costs and fees such as software maintenance and upgrades.

Our ShopFast solution is equipped with, what we believe is, the most advanced Internet commerce technology available to help our clients provide superior service to their customers. We provide such clients with a 24/7 global marketplace for the sale of their products, while at the same time allowing for instant price changes, evaluation of marketing campaigns, measurement of consumer product acceptance, and handling of customer service. Each ShopFast website is custom tailored to meet the needs of our clients. We have cultivated relationships with our clients to be able to provide the market with turnkey online private label stores. In addition, we provide product content from our clients to our Direct Shopping Database (DSD) of partners, which is a multi-inventory shopping services that matches suppliers with customer traffic. While our clients are responsible for driving traffic to their own website through their own marketing efforts, the ShopFast DSD creates an additional sales channel for the client at no additional cost.

Through ShopFast, consumers can purchase products and services from websites of clients across variety of business sectors including: Cafes & Delis, Retail Stores, Salons & SPAS, Restaurants, Street Vendors, and Car & Limousine.

Hardware Products

To help expand the market for our suite of OmniSoft business solutions, we also purchase hardware products from wholesalers, which after installation of our OmniSoft proprietary software, we resell through our ShopFast website. Hardware products we sell are merchant focused including credit card swipers, barcode scanners, cash drawers and printers. Other popular products include Apple iPads, and payment processing hardware such as the Poynt smart terminal that facilitates payments and customer receipts for merchants and customers.

Competition

We compete against companies such as Shopify, Square, ShopKeep and Revel.

Description of our eVance Business

General

eVance is an independent sales organization that signs up new merchants on behalf of acquiring banks and processors that provides financial and transaction processing solutions to merchants throughout the United States. eVance differentiates itself from other ISOs by focusing on both obtaining and maintaining new merchant contracts for its own account (including, but not limited to, merchants that utilize the OmniSoft platform) and also obtaining and maintaining merchant contracts obtained by third-party ISOs (for which we negotiate a shared fee arrangement) and utilizing our own software and technology to provide merchants and other ISO’s differentiating products and software. In particular, we (i) own our own payments gateway, (ii) have proprietary omni-commerce software platform, (iii) have in-house underwriting and customer service, (iv) have in-house sub-ISO management system which offers sub-ISO’s and agents tools for online boarding, account management, residual reports among other tools, (v) utilize a PayFac model and (vi) offer a suite of products in the financial markets (through CrowdPay). Leveraging our relationship with three of the top five merchant processors in the United States (representing a majority of the merchant processing market) and with use of our proprietary software, eVance provides competitive payment processing solutions to merchants which enable merchants to process credit and debit card-based internet payments for sales of their products at competitive prices (whether such sales occur online or at a “brick and mortar” location). Our payment gateway (which we call “SecurePay”) also enables merchants to reduce the cost of transacting with their customers by removing the need for a third-party payment gateway solution.

Our ISO Operations

As described in more detail in the section entitled “Our Industry” below, an ISO is an organization that signs up new merchants on behalf of acquiring banks and processors. As an ISO, we identify merchants that are interested in our financial and transaction processing solutions and generate individual merchant processing contracts for such merchants. We operate as both a wholesale ISO and a retail ISO depending on the risk profile of the merchant and the applicable merchant processor and acquiring bank. As a wholesale ISO, we underwrite the processing transactions for merchants, establishing a direct relationship with the merchant and generating individual merchant processing contracts in exchange for future residual payments. As a retail ISO, we primarily gather the documents and information that our partners (acquiring banks and acquiring processors) need to underwrite merchants’ transactions and as a result receive only residual income as commission for merchants we place with our partners. When we onboard a new merchant, such merchant is identified with an individual merchant ID account (an “MID”) and the settlement to the merchant is handled by the acquiring bank.

Our Industry

The payment processing industry allows merchants to process credit, debit and gift and loyalty card payments along with providing other payment processing and related information services. The electronic payments industry continues to benefit from the migration from cash and checks to credit and debit cards and other electronic payments, as well as intrinsic, aggregate growth in the Gross Domestic Product (“GDP”) in the markets we serve. This migration is being driven by consumer convenience and engagement, the increased use by consumers of online shopping, card issuer rewards, e-commerce, regulations and innovative payment and commerce solutions being introduced in these markets. In addition, broader merchant acceptance in industries that did not historically accept electronic payments helps to drive this migration. Merchants are taking advantage of new hardware options, such as mobile phone dongles and tablet solutions, to integrate payment processing solutions into general business applications, which reduce the cost and complexities of doing business and serving consumers. The payment processing industry is served by a variety of providers including:

•        Card issuers — Financial institutions that issue payment account products, such as credit and debit cards, to consumers backed by a credit line or a demand deposit account, such as a checking account and pay merchants on behalf of cardholders.

•        Acquiring banks — Financial institutions that accept payments from the card issuer on behalf of a merchant (any organization that accepts card-based payments in exchange for the goods and services they provide) such that the merchant does not need to have an account with the card issuer in order to accept a payment from a customer.

•        Credit card associations — Credit card brand companies (for example, Visa and MasterCard) that issue cards to consumers and set rules and route transactions among participants in their networks (card issuers and acquiring banks, for example).

•        Merchant acquirers — Providers that enable merchants to accept, process and settle electronic payments. There are various types of merchant acquirers as described below. We operate as a type of merchant acquirer.

•        Third-party providers — Other service, software and hardware companies that provide products and services designed to improve the payments experience for issuers, merchants, merchant acquirers and consumers, including mobile payment enablers, terminal manufacturers, payment gateway providers, independent software vendors, integrated point of sale systems, dealers and risk management service providers.

A typical card transaction requires close coordination among the various industry participants described above that provide the services and infrastructure required to enable such transactions. As a merchant acquirer, our role in this ecosystem is to act as a conduit between acquiring banks and credit card associations, on the one hand, and merchants, on the other hand, to enable merchants to accept, process and settle payments from customers. There are various types of merchant acquirers:

•        Non-bank merchant acquirers — These independent providers offer merchant acquiring solutions using their own proprietary and third-party platforms, and are capable of facilitating all elements of the payment transaction cycle, including the acceptance (i.e., authorization or rejection), processing and settling of merchant transactions.

•        Banks — Historically, banks have been the merchant acquirers, as they marketed merchant acquiring services in combination with other commercial banking products to their customers. In the United States, however, most banks divested these services to non-bank merchant acquirers. While some banks elected to retain in-house merchant acquiring capabilities, the vast majority of U.S. banks chose to form joint ventures or referral relationships with independent merchant acquirers.

•        IPOS providers — These companies offer software and hardware solutions that enable merchants to manage various aspects of their business, including payment acceptance through separate relationships between the IPOS providers and merchant acquirers.

•        ISOs — ISOs typically specialize in managing a sales force that targets merchants in a specific market segment or geographic region. ISOs typically outsource most merchant acquiring back-office functions, including the processing and settling of transactions, to non-bank merchant acquirers. ISOs are contracted by a credit card member bank to procure new merchant relationships. ISOs also process online credit card processing transactions for small businesses for a fee or percentage of sales. Being a wholesale ISO, eVance assumes underwriting liability which increases its responsibility to monitor and manage merchants, thereby increasing its value to banks as well as the fees which it charges for each transaction.

A typical card transaction requires a complex process involving various participants in a series of electronic messages, decisions and flow of funds as seen below:

A typical card transaction begins when a cardholder presents a card for payment at a merchant location and the cardholder swipes the card’s magnetic strip through, or in the case of an EMV chip inserts the card into, a point of sale (or “POS”) terminal card reader. Some merchants may also have card readers that can receive cardholder information through a contactless connection with an enabled card or mobile phone. The card reader can be integrated either into a standalone POS terminal or a software application the merchant uses to manage its business. For e-commerce transactions, the cardholder types in the card number and related information into the merchant’s website where it is collected by the website’s payment processing software. The POS terminal or software application electronically records sales draft information, such as the card identification number, transaction date and value of the goods or services purchased. After the card and transaction information is captured by the POS terminal or software, the merchant acquirer routes the authorization request through the applicable card network to the card issuer, whose systems determine whether a transaction is “approved” or “declined” based on a variety of factors, including a determination of whether the particular card is authentic and whether the impending transaction value will cause the cardholder to exceed defined limits for spending or balances. This response is then returned to the merchant’s POS terminal or software application. This entire authorization and response process is referred to as the “frontend” of a purchase transaction and typically occurs within seconds from the time the cardholder initiates the transaction.

Following the purchase transaction approval, an electronic draft capture process transfers sales draft data into an electronic format. Once in an electronic format, sales draft data is sent through the card networks for clearing and settlement, allowing the merchant to receive payment for the goods or services sold. Card networks use a system known as “interchange” to transfer the information and funds between the card issuer and the merchant acquirer to complete the link between the merchant and card issuer. This portion of the payment processing cycle is referred to as the “backend settlement” and typically occurs within 48 hours following a completed purchase transaction.

The services provided directly to merchants and associated fees to the merchant vary depending on the type of card (e.g., corporate, consumer, debit, rewards), manner in which it is used (e.g., credit/debit, e-commerce, face-to-face), merchant category, the provider’s in-house technology capabilities and the services that are outsourced to other providers. Only a few providers have the capability to provide all of these services, and even fewer can provide all of their services from an integrated platform. We are one of these providers. Below is an example of a sample transaction:

Sales and Marketing

We primarily use independent agents and other smaller ISOs to market our services. We intend to increase the number of independent agents and ISO’s that sell on our behalf. We may also gain additional agents through the acquisition of merchant portfolios or companies. We may also add to our direct sales channel for certain industry segments or customer profiles.

Growth Strategy

Our growth strategy consists of the following: (1) we plan to begin offering the OmniSoft suite of products and applications to our existing eVance customers, (2) we expect to bring in-house a sales team to generate organic revenues from the suite of products that we have and (3) we expect to make additional acquisitions of merchant portfolios that we can integrate into our applications.

Competition

The payment processing industry is highly competitive. We compete with other ISOs for the acquisition of merchant agreements. Several sponsor banks and processors including First National Bank of Omaha, Chase Paymentech, L.P., Bank of America Merchant Services, First Data Corporation, Global Payments, Elavon Inc., as well as Wells Fargo, U.S. Bank and others, frequently solicit merchants directly or through their own network of ISOs. Competition is based upon a number of factors including price, service and product offerings. Many of these competitors are larger and have substantially greater resources than us. We believe we remain competitive to these processors and competitive ISOs through a combination of beneficial pricing and services to our merchant customers.

Cash Advance Business

In addition to our business as an ISO, we may, through eVance Capital, a subsidiary of eVance, begin to provide cash advances and loans to our merchant customers. In this capacity, we would act as a retail ISO providing alternative financing and working capital solutions to small and medium sized businesses using a variety of third party funding sources. eVance Capital would not provide capital directly or take credit risk, instead seeking to earn commissions from independent third parties by placing their financial products with our merchant customers. No cash advances and/or loans were provided to our merchant customers for the three months ended March 31, 2020 and 2019.

Description of our CrowdPay Business

General

CrowdPay operates a white label capital raising platform that is used mainly by small and midsized businesses seeking to raise capital and by registered broker-dealers seeking to host capital raising campaigns for such businesses by integrating the platform onto such company’s or broker-dealer’s website. Our CrowdPay platform is tailored for companies seeking to raise money through a crowdfunding offering of between $1 million and $50 million pursuant to Regulation CF under the JOBS Act, offerings pursuant to Rule 506(b) and Rule 506(c) under Regulation D of the Securities Act, and offerings pursuant to Regulation A+ of the Securities Act. Our platform, which can be used for multiple offerings at once, provides companies and broker-dealers with an easy-to-use, turnkey solution to support company offerings, allowing companies and broker-dealers to easily present online to potential investors relevant marketing and offering materials and by aiding in the accreditation and background check processes to ensure investors meets the applicable requirements under the rules and regulations of the SEC. CrowdPay charges a fee to each company and broker-dealer for the use of its platform under a fee structure that is agreed to between CrowdPay and the Company and/or broker-dealer prior to the initiation of the offering. CrowdPay also generates revenues by providing ancillary services to the companies and broker-dealers utilizing our platform, including running background checks and providing anti-money laundering and know-your-customer compliance. CrowdPay is not a registered funding portal or a registered broker-dealer. CrowdPay has recognized an immaterial amount of the Company’s revenue, if any, historically (including during the periods presented in the financial statements included herein).

Our Operations

As a SaaS company, CrowdPay offers white label Omni Channel e-commerce and content solutions for crowdfunding, while offering custom solutions to broker dealers, merchant banks and securities law firms that have the need for platforms to market and collect offerings. We install all software, backup, and update applications for all issuers that are customers of our platform. CrowdPay works on web based computers, IOS and Android devices. The platform can be up and running in approximately four to six weeks after the initial onboarding process and configurations for hardware.

Maintenance, hosting, billing transactions and compliance are all provided for on the platform. Our pricing model for these services ranges from $25,000 to $100,000 per month, which includes transaction fees, set up fees and platform fees. In lieu of cash fees, we may also accept, on a case by case basis, equity shares from companies that use our platform (currently, we do not hold any equity in companies that use our platforms).

Any special feature requiring development will be developed as custom work, and will be quoted prior to starting development. Per our business model, there is a onetime upfront fee that provides for implementation and integration specified ACH and processing credit cards for payments on the platform. ACH and wire processing are required to be processed using our other subsidiaries, eVance and OmniSoft. Per corporate design, the portal provides processes for compliance with certain regulations, e-signatures, accreditation and Bad Actor checks with integrated third party software. CrowdPay is also connected to reputable service bureaus that provide us with background checks. The dashboard provides management and offering information on identity validation, custom forms, know your customer (KYC), anti-money laundering (AML) checks, residency requirements and cool-off periods.

Our Crowdfunding platform monitors compliance with AML and KYC laws and regulations. Our SaaP key feature integrations include: standard delivery mechanisms, accounting management, search engine tools and cloud based tools through Microsoft Azure.

Examples of Platform Offerings

The Growth eREIT can be offered on a platform to focus primarily on opportunistic equity ownership of commercial real estate assets that have greater potential to appreciate in value over time.

The Income eREIT can be offered on a platform to focus primarily on debt investments in commercial real estate assets, which typically generate steady cash flow throughout the life of the investment.

We have clients in various industries including automotive, biotech and educational products that are currently utilizing the platform to offer securities under Rule 506(c), Regulation A+ and Regulation CF.

Significantly, we are one of the few crowdfunding platforms that can accept investments using credit cards, which we process through our eVance business.

INVESTOR LIMITS	title II – rule 506(b)	title II – rule 506(c)	title III	Regulation A+ Tier 1	Regulation A+ Tier 2
Maximum Dollar Amounts	No Maximum	No Maximum	$1 Million	$20 Million	$50 Million
Types of Investors Permitted	Accredited – up to 35 Non-Accredited	Only Accredited	Accredited and Non-Accredited	Accredited and Non-Accredited	Accredited and Non-Accredited
Investment Limits	None	None	Yes (the lesser of 5% or 10% of income or net worth)	Yes – for non-accredited investors (10% of income, net worth)	Yes – for non-accredited investors (10% of income, net worth)
Typical Number of Investors	<100	<100	<1000	~1500 to ~5500	~2500 to ~7500
Stockholder Limits	2,000 accredited investors, 35 Non-Accredited friends and family investors.	2,000 accredited investors	None	None	None
Investor Liquidity	12-month hold	12-month hold	12-month hold	Yes – Transfer Agency to OTC or NASDAQ	Yes – Transfer Agency to OTC or NASDAQ
OFFERING LIMITS	TITLE II – RULE 506(B)	TITLE II – RULE 506(C)	TITLE III	Regulation A+ Tier 1	Regulation A+ Tier 2
General Solicitation (Advertising) Allowed	No	Yes	Yes, but only through the portal.	Yes	Yes
Requires Integrated Escrow and Payment Processor	No	No	Yes	No	No
Allows ‘Test The Waters’	Yes	Yes	No	Yes	Yes
Requires a Funding Portal	No	No	Yes (register with FINRA)	No	No
Simultaneous Other Offerings Allowed For The Same Company	Yes	Yes	No	Yes	Yes
Average Time Before Launch	<2 weeks	<2 weeks	<4 weeks	16-20 weeks	16-20 weeks
Filing Required	Post Sale	Post Sale	Pre Sale	Pre Sale	Pre Sale
Regulatory Approval Required Prior to Launch	No	No	CF Portal = Yes Individual Deal = No	Yes	Yes
Approximate Legal and Accounting Fees	$5,000 to $20,000	$5,000 to $20,000	$5,000 to $15,000	$40,000 to $150,000	$50,000 to $200,000
Ongoing Reporting Requirements	None	None	Yes	None	Yes
Audited Financials	No	No	No	No	Yes
Social Sharing Allowed	No	Yes	Yes	Yes	Yes

Partnering

Our partners are proven experts in their own fields. CrowdPay integrates into software or may be available as third-party enhancements or extensions. CrowdPay constantly seeks to work with reputable partners as we continue to enhance our software and platform. We currently partner with companies well known in the e-commerce and technology sectors, such as Profit Stars, DocuSign, Verify Investors, Salesforce, Hub Spot, CFIRA, CFPA, Block Score, and LexisNexis.

We are connected with our partners over APIs and have direct access to their products and services. For example, our connection to ProfitStars allows us to offer services directly to their clients, which includes credit unions and small banks under management. eVance and OmniSoft are integrated into the back end system to process ACH and credit card transactions.

Features

The CrowdPay website builder enables a client to create a responsive website without coding that can be customized using desktops, tablets, iPhones and Android mobile devices. All CrowdPay websites follow Google’s SEO best practices and come with many designs and widgets that enhance the user’s overall experience and exposure. Our website builder offers an intuitive drag and drop editor that creates efficiencies by significantly cutting down on development time. Widgets make site building faster where a client can copy and paste any element within a site.

Almost every element in CrowdPay’s content management system, or CMS, can be customized on each device. Alternatively, CrowdPay offers pre-arranged templates. A client can simply pick one and use our user-friendly, responsive website builder to bring the client’s vision to life. A client can pull from a library of free stock images, upload or import images from any URL to easily express their unique concept and corporate culture. Our clients can improve their website’s search engine ranking by setting up page titles and descriptions and approximately 300 redirects. Images uploaded to CrowdPay’s CMS are automatically resized and compressed so they load seamlessly across desktop, tablet and mobile devices. Our website builder displays blogs seamlessly across desktop, tablet, and mobile devices. ATOM and RSS feeds are automatically generated. Automatic backups are created every time you make changes and publish them. In addition, clients can revert back to any version at any time.

Competition

Our crowdfunding platform competes with companies such as Start Engine, Crowd Engine and SeedInvest.

Our Synergies

Generally

The success of our business model is dependent on the synergies between the business segments operated by our subsidiaries. We have created and developed an ecosystem of e-commerce to provide a variety of clients, from online equity financing companies or merchants selling online or in brick and mortar stores, with multiple product offerings and ancillary services from underwriting with the banks and merchant billing from the cloud software. These synergies create additional revenue by charging transaction fees on each service provided to clients by our partnerships with Merchant Acquiring Banks and PCI Compliance.

Competitive Advantages

The OLB platform of services provides the following key advantages.

•        Time to Market — we can create a customized website for retailers within days and have it fully operational in less than 2 weeks.

•        Cost — we believe that we are the only content service provider that does not charge a setup fee (note that our OmniSoft and CrowdPay services do have initialization fees)

•        Flexibility — our platform has the flexibility to provide customized solutions for partners.

•        Pricing — we provide partners with a price comparison feature which they can utilize if they wish to set prices for products or run promotions.

•        Payment processing — we can provide financial service companies with the ability to have their customers’ accounts directly debited for payment.

Customers

As a result of our various business platforms, we service a wide array of customers, including:

•        Content sites, portals, Internet Service Providers (ISPs) and Fortune 1,000 companies with high traffic but no e-commerce functionality searching for a fully outsourced solution, or with some e-commerce in place but are seeking either an additional channel or a more effective market approach.

•        System integrators and web developers who can provide added value to their customers or generate additional revenue by including e-commerce functionality in their offerings.

•        Existing “brick & mortar” businesses that have inventory and fulfillment capability but do not wish to create and maintain an e-commerce website and infrastructure.

•        Startups to early-stage companies looking for an effective and less costly way to raise capital.

Regulations

Various aspects of our service areas are subject to U.S. federal, state, and local regulation. Certain of our services also are subject to rules promulgated by various card networks and banking and other authorities as more fully described below.

The Dodd-Frank Act

In July 2010, the Dodd-Frank Act was signed into law in the United States. The Dodd-Frank Act has resulted in significant structural and other changes to the regulation of the financial services industry. Among other things, Title X of the Dodd-Frank Act established a new, independent regulatory agency known as the Consumer Financial Protection Bureau (the “CFPB”) to regulate consumer financial products and services (including some offered by our customers). The CFPB may also have authority over us as a provider of services to regulated financial institutions in connection with consumer financial products. Separately, under the Dodd-Frank Act, debit interchange transaction fees that a card issuer receives and are established by a payment card network for an electronic debit transaction are now regulated by the Federal Reserve and must be “reasonable and proportional” to the cost incurred by the card issuer in authorizing, clearing, and settling the transaction. Effective October 1, 2011, the Federal Reserve capped debit interchange rates for card issuers operating in the United States with assets of $10 billion or more at the sum of $0.21 per transaction and an ad valorem component of 5 basis points to reflect a portion of the issuer’s fraud losses plus, for qualifying issuers, an additional $0.01 per transaction in debit interchange for fraud prevention costs. In addition, the new regulations contain non-exclusivity provisions that ban debit card networks from prohibiting an issuer from contracting with any other card network that may process an electronic debit transaction involving an issuer’s debit cards and prohibit card issuers and card networks from inhibiting the ability of merchants to direct the routing of debit card transactions over any network that can process the transaction. Beginning April 1, 2012, all debit card issuers in the United States were required to participate in at least two unaffiliated debit card networks. On April 1, 2013, the ban on network exclusivity arrangements became effective for prepaid card and healthcare debit card issuers, with certain exceptions for prepaid cards issued before that date.

Effective July 22, 2010, merchants were allowed to set minimum dollar amounts (not to exceed $10) for the acceptance of a credit card (while federal governmental entities and institutions of higher education may set maximum amounts for the acceptance of credit cards). They were also allowed to provide discounts or incentives to entice consumers to pay with an alternative payment method, such as cash, checks or debit cards.

Association and network rules

We are subject to the rules of credit card associations and other credit and debit networks. In order to provide processing services, a number of our subsidiaries are registered with Visa or Mastercard as service providers for member institutions. Various subsidiaries of ours are also processor level members of numerous debit and electronic benefits transaction networks or are otherwise subject to various network rules in connection with processing services and other services we provide. As such, we are subject to applicable network rules. Card networks and their member financial institutions regularly update and generally expand security expectations and requirements related to the security of cardholder data and environments. We are also subject to network operating rules promulgated by the National Automated Clearing House Association relating to payment transactions processed by us using the Automated Clearing House Network and to various state federal and foreign laws regarding such operations, including laws pertaining to electronic benefits transactions.

Privacy and information security regulations

We provide services that may be subject to various state, federal, and foreign privacy laws and regulations, including, among others, the Financial Services Modernization Act of 1999 (the “Gramm-Leach-Bliley Act”). These laws and their implementing regulations restrict certain collection, processing, storage, use, and disclosure of personal information, require notice to individuals of privacy practices, and provide individuals with certain rights to prevent use and disclosure of protected information. These laws also impose requirements for the safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. Certain federal, state and foreign laws and regulations impose similar privacy obligations and, in certain circumstances, obligations to notify affected individuals, state officers or other governmental authorities, the media, and consumer reporting agencies, as well as businesses and governmental agencies, of security breaches affecting personal information. In addition, there are state and foreign laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers.

Unfair trade practice regulations

We and our clients are subject to various federal and state laws prohibiting unfair or deceptive trade practices, such as Section 5 of the Federal Trade Commission Act. Various regulatory agencies, including the Federal Trade Commission, the Consumer Financial Protection Bureau, and state attorneys general, have authority to take action against parties that engage in unfair or deceptive trade practices or violate other laws, rules, and regulations, and to the extent we are processing payments for a client that may be in violation of laws, rules, and regulations, we may be subject to enforcement actions and incur losses and liabilities that may impact our business.

Anti-money laundering, anti-bribery, sanctions, and counter-terrorist regulations

We are subject to anti-money laundering laws and regulations, including certain sections of the USA PATRIOT Act of 2001. We are also subject to anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act (the “FCPA”) and other laws, that prohibit the making or offering of improper payments to foreign government officials and political figures and includes anti-bribery provisions enforced by the Department of Justice and accounting provisions enforced by the SEC. The FCPA has a broad reach and requires maintenance of appropriate records and adequate internal controls to prevent and detect possible FCPA violations. Many other jurisdictions where we conduct business also have similar anticorruption laws and regulations. We have policies, procedures, systems, and controls designed to identify and address potentially impermissible transactions under such laws and regulations.

We are also subject to certain economic and trade sanctions programs that are administered by the Office of Foreign Assets Control (“OFAC”) which prohibit or restrict transactions to or from or dealings with specified countries, their governments, and in certain circumstances, their nationals, and with individuals and entities that are specially-designated nationals of those countries, narcotics traffickers, and terrorists or terrorist organizations. Other group entities may be subject to additional local sanctions requirements in other relevant jurisdictions.

Securities Act

Since the JOBS Act was passed, Crowdfunding, Regulation D offerings and Regulation A and A+ offerings rapidly became a familiar concept among investment firms, venture capitalists, real estate developers and small to medium sized businesses as a way to facilitate and democratize financing. We believe it has created, and continues to create, a profound shift in the world of investments. Below is a brief overview of the rules that permit the offer and sale of securities through such platforms. This overview is in no way intended to be a comprehensive review of all the rules and regulations associated with the above mentioned offerings and should not be relied upon by anyone.

Regulation D under the Securities Act is the most common regulatory exemption used small businesses to raise capital through equity financing. It exempts private placement offerings under Rule 506(b) and 506(c) when sold to accredited investors, as defined under Rule 501 of Regulation D. Companies relying on the Rule 506 exemptions can raise an unlimited amount of money, so long as they comply with the rule’s requirements. Regulation A and Regulation A+ are more similar to a public offerings, and require filing Form 1-A with the SEC. Regulation A and Regulation A+ offer two tiers of offerings; the first tier is for offerings of up to $20 million within any 12 month period and the second tier is for offerings of up to $50 million, within any 12 month period. Regulation CF allows a company to raise up to $1.07 million from non-accredited investors.

Intellectual property

Our products and services utilize a combination of proprietary software and hardware that we own and license from third parties. Over the last few years, we have developed a payment gateway, merchant boarding system, ecommerce platform, recurring billings and a crowdfunding platform. We generally control access to and use of our proprietary software and other confidential information through the use of internal and external controls, including entering into non-disclosure and confidentiality agreements with both our employees and third parties. As of the date of this prospectus, we have a patent pending on transferable QR codes on Omni Commerce devices.

Legal proceedings

From time to time we may be involved in claims and legal actions that arise in the ordinary course of business. We do not believe that the ultimate resolution of any of these actions, individually or in the aggregate, will have a material adverse effect on our financial position, results of operations, liquidity or capital resources.

Employees

As of May 8, 2020, we had six key employees as part of our overall staff of 24 full-time employees. Our risk, compliance, underwriting and analyst’s accounting and customer service functions are located in Atlanta, Georgia. In addition, we have operations in India where we retain 15 to 35 developers at any given time depending on our requirements and scope of projects. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

Description of Property

We currently lease 5,000 square feet of office space in Alpharetta, GA for which we currently pay rent of approximately $8,700 per month. We also lease office space in New York, NY, which can be between 150 square feet or more, for which we currently pay rent of $500-1,500 per month, inclusive of administrative services.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning our executive officers and directors and their ages of the date of this prospectus:

Name	Age	Position(s)
Ronny Yakov	60	Chief Executive Officer and Chairman of the Board of Directors
Rachel Boulds	49	Chief Financial Officer
Patrick Smith	45	Vice President
George Katsiaunis	59	Director Nominee
Ehud Ernst	60	Director Nominee
Amir Sternhell	58	Director Nominee

Ronny Yakov is Chief Executive Officer, Chairman of the Board of Directors, founder and majority stockholder of the Company. Mr. Yakov has over 25 years of experience of concept-to-print, software and e-commerce marketing experience with Fortune 500 and 1,000 companies and a proven track record of helping clients adapt their businesses to technological developments. In 1996, Mr. Yakov entered into the electronic mail-order catalog business with Playboy Enterprises, creating and hosting two e-commerce sites: Critics’ Choice Video and Collectors’ Choice Music. As founder of the Company, Mr. Yakov has since developed a number of other branded e-commerce sites for clients, selling a variety of products including sporting goods, chocolates and cosmetics, with which the Company now partners to provide ongoing hosting and maintenance. Other significant accomplishments of Mr. Yakov have included establishing an AT&T wholesale e-commerce platform for 180,000 employees and working with high-profile clients such as Disney, Cisco Systems, Pfizer, Motorola, and Microsoft, among many others. Mr. Yakov also developed and maintains a complex extranet/intranet infrastructure that allows Doremus, an Omnicom Communication subsidiary, to provide its advertising services to 50 of the top financial institutions on a real-time basis.

Rachel Boulds is Chief Financial Officer of the Company. Ms. Boulds currently works for the Company on a part-time basis, spending approximately 80% of her time working for the Company while also operating her sole accounting practice which she has led since 2009 and which provides all aspects of consulting and accounting services to clients, including the preparation of full disclosure financial statements for public companies to comply with GAAP and SEC requirements. Ms. Boulds also currently provides outsourced chief financial officer services for two other companies. From August 2004 through July 2009, she was employed as a Senior Auditor for HJ & Associates, LLC, where she performed audits and reviews of public and private companies, including the preparation of financial statements to comply with GAAP and SEC requirements. From 2003 through 2004, Ms. Boulds was employed as a Senior Auditor at Mohler, Nixon and Williams. From September 2001 through July 2003, Ms. Boulds worked as an ABAS Associate for PriceWaterhouseCoopers. From April 2000 through February 2001, Ms. Boulds was employed as an e-commerce Accountant for the Walt Disney Group’s GO.com. Ms. Boulds earned a B.S. in Accounting from San Jose University in 2001 and is licensed as a CPA in the state of Utah.

Patrick Smith is Vice President of the Company. Mr. Smith has over 20 years of finance, accounting and operational experience in the merchant services industry. Mr. Smith joined eVance (Formerly Calpian Commerce) in 2014 as Director of Finance. Prior to eVance, Mr. Smith spent 2 years as Director of Financial Planning and Analysis at Cynergy Data, an ISO with over 75,000 merchants. He worked with Pay by Touch, a biometric payments start-up company based in San Francisco, and was part of the financial team that raised over $300M in its capital funding. From 1996 to 2004, Mr. Smith worked for Concord EFS, a large merchant acquirer. His titles at Concord included Internal Audit, Financial Analyst and Vice President/Controller. While at Concord EFS, he was part of the diligence team that worked on several large acquisitions, including those of Star and EPS Debit networks.

George Kastisiaunis has served as one of our independent directors since August 2020. Mr. Kastisiaunis currently serves as a self-employed consultant. Mr. Kastisiaunis has over 25 years of experience in the banking industry. From 2017 to 2018, Mr. Kastisiaunis served as a director of Mariner Bank where he served on the Audit, Governance and Nominating Committees. Previously, Mr. Kastisiaunis was president and chief executive officer of Alma Bank where he served from 2011 to 2017. From 2004 to 2011, Mr. Kastisiaunis served in several roles at Marathon National Bank, including executive vice president and chief banking officer. Mr. Kastisiaunis earned a BA in Computer Science and MA in Management from City University of New York. Mr. Kastisiaunis is also a member of the New York Bankers Association, Hellenic Bankers Association and The 200 CLUB of Bergen County.

Ehud Ernst has served as one of our directors since August 2020. Since 2015, Mr. Ernst has been the chief executive officer of HyperTail.es. From 2007 to 2017, Mr. Ernst founded and was the chief executive officer of Feelternet, a creative digital agency, which served some of the largest brands in the Israeli market. From 2004 to 2007, Mr. Ernst served as division manager at Data-Pro Proximity/BBDO, a large direct marketing and analytics agency in Israel. From 1985 to 1999, Mr. Ernst founded and was the chief executive officer of Ernst Meron studios, one of the largest commercial photography production studio in Israel. Mr. Ernst also co-founded Impressia.com, a marketing technology start-up venture enabling product displays at e-commerce stores. Mr. Ernst graduated from ICP New York with a degree in Photography and Art.

Amir Sternhell has served as one of our directors since August 2020. Since 2016, Mr. Sternhell has served as chief strategy officer of Sertainty, a data optimization company. Mr. Sternhell has 24 years of experience in the IT and Corporate Learning industries, including two-decades at .2013, where he was head of a business intelligence unit representing Microstrategy, and, chief learning officer, representing Harvard Business Publishing . Mr. Sternhell was the founder of the first Non-Profit Organization that assisted Israel’s Incubator System, in which he hand-held over 100 high-tech companies. Mr. Sternhell was the vice chairman of the American-Israel Chamber of Commerce and Industry, overseeing its initiatives, and a recipient of its Business Leadership Award. Mr. Sternhell served in the Directorate of Military Intelligence for the Israel Defense Forces, and was awarded the Most Outstanding Soldier of the Corp. in 1981. Mr. Sternhell holds an AB in Political Science and Psychology from Tel Aviv University, an MIA in International Economics from Columbia University and an MBA from the ‘Grand Ecole’ EDHEC ‘92 specializing in IT and Management where he graduated first in his class.

None of our directors or officers are related to each other. There are no arrangements or understandings with any of our principal stockholders, customers, suppliers, or any other person, pursuant to which any of our directors or executive officers were appointed.

No officer or director has, during the past five years, been involved in (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, (b) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses), (c) any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or (d) a finding by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Director Independence

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors is currently comprised of one member. Prior to the completion of this offering, we have appointed three (3) independent directors to the Board of Directors. The directors will be elected annually by our stockholders.

Upon closing of this offering our common stock will be listed on the NASDAQ Capital Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors, and each member of a listed company’s audit, compensation and nominating and corporate governance committees, be independent (see “— Controlled Company Status” below). Our Board of Directors has determined that George Katsiaunis, Ehud Ernst and Amir Sternhell do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and such directors are “independent” as that term is defined under the rules of the stock market.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, subject to the transition rule that is applicable to a newly public company. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Controlled Company Status

After giving effect to this offering and the conversion of certain outstanding indebtedness into shares of preferred stock and conversion warrants as described herein and prior to the exercise of any conversion warrants or Series A Warrants or Series B Warrants, our Chief Executive Officer and Chairman, Ronny Yakov, will control 54.3% of the voting power of our outstanding common stock prior to the exercise of any conversion warrants, Series A Warrants or Series B Warrants. Such voting power is based on Mr. Yakov’s direct ownership of Company securities. As a result, Mr. Yakov will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our company.

Because Mr. Yakov controls, and will continue to control following completion of this offering a majority of our outstanding voting power, we are, and will continue to be, a “controlled company” under the corporate governance rules for NASDAQ-listed companies. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function.

While we have determined to have a majority of our directors be independent for NASDAQ purposes, to have a nominating committee composed solely of independent directors and a compensation committee composed solely of independent directors at closing of this offering, there is no assurance that we will continue to maintain these corporate governance measures.

We expect our company will continue to qualify as a controlled company until such time as Mr. Yakov controls less than 50% of our outstanding common stock, whether by future issuances of Company securities, the exercise of Warrants or other convertible securities, or otherwise. For example, if all of the Warrants are exercised immediately following this offering, Mr. Yakov would control only 46.3% of the voting power of our outstanding common stock. In such case, Mr. Yakov would cease to control a majority of our outstanding voting power, and we will no longer be entitled to rely on the NASDAQ corporate governance exemptions afforded to controlled companies.

Role of the Board of Directors in Risk Oversight

The Board of Directors is responsible for assessing the risks facing our company and considers risk in every business decision and as part of our business strategy. The Board of Directors recognizes that it is neither possible nor prudent to eliminate all risk, and that strategic and appropriate risk-taking is essential for us to compete in our industry and in the global market and to achieve our growth and profitability objectives. Effective risk oversight, therefore, is an important priority of the Board of Directors.

While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. Our Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies that are adopted by the Board of Directors. The Board of Directors expects to review and adjust our risk management strategies at regular intervals following the completion of the offering, or as needed.

Code of Business Conduct

Our Board of Directors has adopted a code of business conduct and ethics, the “Code of Business Conduct,” to ensure that our business is conducted in a consistently legal and ethical manner. Our policies and procedures cover all major areas of professional conduct, including employee policies, conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations. The Code of Business Conduct is available at our website at http://www.olb.com/code-of-conduct/. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings.

Board Committees

Our Board of Directors has appointed an Audit Committee, Compensation Committee and a Nominating and Corporate Committee, and will adopt charters for each of these committees.

Audit Committee

The Audit Committee consist a of George Katsiaunis, Ehud Ernst and Amir Sternhell with Mr. Katsiaunis serving as Chairman. The Audit Committee will assist the Board of Directors in discharging its responsibilities relating to the financial management of our Company and oversight of our accounting and financial reporting, our independent registered public accounting firm and their audits, our internal financial controls and the continuous improvement of our financial policies and practices. In addition, the Audit Committee will be responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. The responsibilities of the Audit Committee, which are set forth in its charter, will include:

•        appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•        pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•        reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•        coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•        establishing policies and procedures for the receipt and retention of accounting-related complaints, whistleblowers, and concerns; and

•        reviewing and approving any related party transactions.

The composition of our Audit Committee complies with all applicable requirements of the SEC and the listing requirements of the Nasdaq Capital Market. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee

The Compensation Committee consists of George Katsiaunis, Ehud Ernst and Amir Sternhell with Mr. Ernst serving as Chairman. The Compensation Committee will assist the Board of Directors in setting and maintaining the Company’s compensation philosophy and in discharging its responsibilities relating to executive and other human resources hiring, assessment and compensation, and succession planning. The responsibilities of the Compensation Committee, which are set forth in its charter, include:

•        reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•        evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•        determining the compensation of all our other officers and reviewing periodically the aggregate amount of compensation payable to such officers;

•        overseeing and making recommendations to the Board of Directors with respect to our incentive-based compensation and equity plans; and

•        reviewing and making recommendations to the Board of Directors with respect to director compensation.

The composition of our Compensation Committee complies with all applicable requirements of the SEC and the listing requirements of the Nasdaq Capital Market. We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of George Katsiaunis, Ehud Ernst and Amir Sternhell with Mr. Sternhell serving as Chairman. The responsibilities of the Nominating and Corporate Governance Committee, which are set forth in its charter, include:

•        making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;

•        recommending qualified individuals as nominees for election as directors;

•        reviewing the appropriate skills and characteristics required of director nominees;

•        establishing and administering a periodic assessment procedure relating to the performance of the Board of Directors as a whole and its individual members; and

•        periodically reviewing the corporate governance guidelines and supervising the management representative charged with implementing the Company’s corporate governance procedures.

The composition of our Nominating and Corporate Governance Committee complies with all applicable requirements of the SEC and the listing requirements of the Nasdaq Capital Market. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is (or was at any time previously) an officer or employee. None of our executive officers serve or in the past fiscal year has served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or expected to serve on the Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total
Ronny Yakov,	2019	$375,000	$0	$0	$26,554	$0	$0	$30,000	$431,544
CEO,(1) Chairman	2018	$375,000	$0	$0	$13,271	$0	$0	$18,000	$406,271
Patrick Smith,	2019	$175,000	$0	$0	$238,506	$0	$0	$0	$413,509
Vice President	2018	$175,000	$0	$0	$168,942	$0	$0	$0	$343,942
Rachel Boulds,	2019	$36,000	$0	$0	$0	$0	$0	$0	$36,000
CFO	2018	$27,000	$0	$0	$0	$0	$0	$0	$27,000

____________

(1)      Partially accrued but not paid.

(2)      Car allowance

(3)      Stock based compensation of options granted during the years ended December 31, 2019 and 2018.

Employment Agreements

On October 20, 2017, the Company entered into a new employment agreement with Ronny Yakov for 7 years effective January 1, 2018 through December 31, 2024. The agreement provides for an annual salary of $375,000, fringe benefits ($2,500 monthly automobile allowance, any benefit plans of the Company and 4 weeks paid vacation), an incentive bonus of $200,000 based on the achievement of certain performance criteria and an annual stock option grant as described under “Outstanding Equity Awards at Fiscal Year-End” below. As of March 31, 2020, no bonuses have been paid. Further, the agreement provides for an acquisition bonus equal to two (2%) percent of the gross purchase price paid in connection therewith upon the closing of any acquisition directly or indirectly by the Company or its subsidiaries during the Employment Period.

On April 10, 2018, the Company entered into an employment agreement with Patrick Smith until either party terminates the agreement. The agreement provides for an annual salary of $175,000, an annual bonus of up to $45,000. As of March 31, 2020, no bonuses have been paid.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2019, the following equity awards were outstanding:

Per the terms of Mr. Smith’s employment agreement, he was granted stock options to purchase up to 265,172 shares of common stock at an exercise price of $0.003 per share. The grant vests at the rate of 1/5 beginning on each anniversary of the effective date of grant (April 10, 2018). The stock options will cease vesting after the termination of Mr. Smith’s employment and any unvested options shall be forfeited upon the termination of employment.

Per the terms of Mr. Yakov’s employment agreement, effective on January 1, 2018, and on each anniversary thereafter during the term of his employment agreement, the Company will grant to him options to purchase up to 6,667 shares of common stock with a per share exercise price equal $0.03 per share. Each stock option shall become exercisable in increments of one-third upon each anniversary of the date on which it is granted.

On November 13, 2019, the Company entered into an agreement with the holder of 265,172 common stock options (of which 265,172 were held at December 31, 2019) and on November 25, 2019, the Company entered into an agreement with the holder of 13,334 common stock options (of which 13,334 were held at December 31, 2019), whereby the Company and option holders each agreed that the exercise price pertaining to those options only would not be adjusted for the effects of our reverse stock split effected on November 12, 2019.

2020 Equity Incentive Plan

Immediately prior to the consummation of this initial public offering, our Board of Directors will adopt a 2020 Equity Incentive Plan for our company, which plan will be effective as of the closing of this offering. We expect the holders of majority of our outstanding shares of common stock will concurrently approve such plan. An aggregate number of shares of our common stock equal to approximately 5% of our issued and outstanding common stock following this offering (including any shares issued in this offering) are reserved for issuance under our 2020 Equity Incentive Plan. No options or other awards have been granted as of the date of this prospectus under our 2020 Equity Incentive Plan. In general, awards under the 2020 Equity Incentive Plan shall vest ratably over a period of three years (on the first, second and third anniversaries of the agreement) subject to accelerated vesting upon a change of control of our company (although awards may be granted with different vesting terms).

The purpose of our 2020 Equity Incentive Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. The 2020 Equity Incentive Plan will be administered by the Compensation Committee of our Board of Directors or by the full Board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The 2020 Equity Incentive Plan will provide for the grant of (i) “incentive” options (qualified under section 422 of the Internal Revenue Code of 1986, as amended) to employees of our company and (ii) non-qualified options to directors and consultants of our company.

In connection with the administration of our 2020 Equity Incentive Plan, our Compensation Committee will:

•        determine which employees and other persons will be granted awards under our 2020 Equity Incentive Plan;

•        grant the awards to those selected to participate;

•        determine the exercise price for options; and

•        prescribe any limitations, restrictions and conditions upon any awards, including the vesting conditions of awards.

Any grant of awards to any of directors under our 2020 Equity Incentive Plan must be approved by the Compensation Committee of our Board of Directors. In addition, our Compensation Committee will: (i) interpret our 2020 Equity Incentive Plan; and (ii) make all other determinations and take all other action that may be necessary or advisable to implement and administer our 2020 Equity Incentive Plan.

The 2020 Equity Incentive Plan provides that in the event of a change of control, the Compensation Committee or our Board of Directors shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an award.

In addition, our Board of Directors may amend our 2020 Equity Incentive Plan at any time. However, without stockholder approval, our 2020 Equity Incentive Plan may not be amended in a manner that would:

•        increase the number of shares that may be issued under our 2020 Equity Incentive Plan;

•        materially modify the requirements for eligibility for participation in our 2020 Equity Incentive Plan;

•        materially increase the benefits to participants provided by our 2020 Equity Incentive Plan; or

•        otherwise disqualify our 2020 Equity Incentive Plan for coverage under Rule 16b-3 promulgated under the Exchange Act.

Awards previously granted under our 2020 Equity Incentive Plan may not be impaired or affected by any amendment of our 2020 Equity Incentive Plan, without the consent of the affected grantees.

Director Compensation

Our directors did not receive fixed compensation for their services as directors during the fiscal year ended December 31, 2019. Directors were reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties. Following the consummation of this offering, on an annual basis, each independent director will earn compensation in the form of shares of our Common Stock with a fair market value equal to $50,000 as of the date of issuance and they will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties. The Chairman of the Audit Committee shall receive additional shares of Common Stock with a fair market value equal to $15,000 as of the date of issuance. All shares of Common Stock shall be issued no later than January 31 of each year.

PRINCIPAL STOCKHOLDERS

Based solely upon information made available to us, the following table sets forth information as of July 30, 2020 regarding the beneficial ownership of our common stock by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our named executive officers and directors; and

•        all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 5,411,905 shares of common stock outstanding. In addition, the number of shares and percentage of shares beneficially owned after the offering gives effect to the issuance by us of 700,000 of shares of common stock as part of the Units in this offering. The percentage ownership information assumes no exercise of the underwriters’ over-allotment option.

The table below also gives effect to the issuance by us, upon conversion of certain outstanding indebtedness concurrently with the closing of this offering, of shares of Series A Preferred Stock, which will entitle the holders thereof to vote on an as-converted basis with our common stock holders. For purposes of this table, we have assumed the conversion of an aggregate of $4,634,452 in indebtedness, interest, deferred salary and unreimbursed expenses into 4,634 shares of Series A Preferred Stock and 1,287,348 conversion warrants and that such shares of Series A Preferred Stock will be convertible into an aggregate of 514,939 shares of common stock at a conversion price of $9.00 per unit.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is c/o The OLB Group, Inc., 200 Park Avenue, Suite 1700, New York, NY.

Name of Beneficial Owner	Shares of Common Beneficially Stock Owned(1)**	Percent of Common Stock Beneficially Owned Before Offering(1)**	Shares of Common Stock Beneficially Owned After Offering(1)**	Percent of Common Stock Beneficially Owned After Offering(1)**	Shares of Series A Preferred Stock Beneficially Owned After Offering(2)**	Percent of Series A Preferred Stock Beneficially Owned After Offering(2)**	Number of Voting Stock Beneficially Owned After Offering(3)**	Percent of Voting Stock Beneficially Owned After Offering(4)**
5% Beneficial Owners
John Herzog(4)	558,590	10.3%	1,955,126	28.3%	398,039	77.7%	956,629	14.5%

Directors and Officers
Ronny Yakov(5)	3,484,699	64.4%	3,880,860	60.7%	113,501	22.3%	3,598,200	54.3%
Rachel Boulds	833	*	833	*	—	—	833	*
Patrick Smith(6)	106,068	2.0%	106,068	1.6%	—	—	106,068	1.7%
All directors and executive officers as a group (3 persons)	3,591,600	66.4%	3,987,761	58.8%	113,501	22.3%	3,705,101	55.9%

____________

**      Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

(1)      Percentage ownership of common stock is based on 5,411,905 shares of our common stock outstanding prior to this offering and 6,111,905 shares of our common stock plus 514,939 shares of common stock underlying Series A Preferred Stock for which holders will exercise voting power on an as-converted basis after this offering.

(2)      Percentage ownership of Series A Preferred Stock is based on 4,634 shares of Series A Preferred Stock outstanding after this offering (which such shares of Series A Preferred Stock will be convertible into 514,939 shares of common stock accordance with the Certificate of Designations (as hereinafter defined)). The holders of the Series A Preferred Stock will have the right to vote their shares of Series A Preferred Stock with the holders of common stock on an as-converted basis.

(3)      Percentage of voting stock is based on 6,134,127 shares of our common stock and 4,634 shares of Series A Preferred Stock (convertible into 514,939 shares of common stock) outstanding after this offering.

(4)      Includes 49,751 shares of common stock owned by Herzog & Co. and 28,524 shares of common stock held by John E Herzog TTEE John E Herzog REV Trust U/A/D 02/07/2014. John Herzog is the Chairman of Herzog & Co. and the trustee of the trust. Includes (i) 398,039 shares of common stock underlying Series A Preferred Stock, and (ii) shares of common stock underlying 796,079 Series A Warrants and 199,020 Series B Warrants, which warrants are exercisable within 60 days of this prospectus.

(5)      Includes 6,666 vested options. Includes (i) 113,501 shares of common stock underlying Series A Preferred Stock, and (ii) shares of common stock underlying 227,003 Series A Warrants and 56,751 Series B Warrants, which warrants are exercisable within 60 days of this prospectus.

(6)      Includes 106,068 vested options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are a party to certain related party transactions, as described below. Upon the consummation of offering, our policy is that all related party transactions will be reviewed and approved by the Audit Committee of our board of directors prior to our entering into any related party transactions.

OmniSoft and CrowdPay

In accordance with the requirements of the Term Loan, on May 9, 2018, we entered into separate share exchange agreements with the stockholders of OmniSoft (the “OmniSoft Share Exchange Agreement”) and CrowdPay (the “CrowdPay Share Exchange Agreement” and together with the OmniSoft Share Exchange Agreement, the “Share Exchange Agreements”). Pursuant to the terms of the OmniSoft Share Exchange Agreement, the stockholders of OmniSoft (Ronny Yakov, our Chief Executive Officer and director, and Mr. Herzog, an affiliate of the Company) transferred to us all of the issued and outstanding shares of OmniSoft common stock in exchange for an aggregate of 1,833,333 shares of our common stock. Pursuant to the terms of the CrowdPay Share Exchange Agreement, the stockholders of CrowdPay (Mr. Yakov and Mr. Herzog) transferred to us all of the issued and outstanding shares of CrowdPay common stock in exchange for an aggregate of 2,916,667 shares of the Company’s common stock. The transactions contemplated by the Share Exchange Agreements closed on May 9, 2018. Mr. Yakov, our sole director, determined the appropriate valuation of each of our common stock and the common stock of OmniSoft and CrowdPay in reliance upon, among other matters, a third party independent valuation report prepared by Corporate Valuation Advisors, Inc.

John Herzog

During 2017, Mr. Herzog loaned $53,500 to the Company pursuant to a promissory note (which, along with a loan of $163,000 from Mr. Herzog pursuant to a promissory note dated July 12, 2016, brought the total amount loaned from Mr. Herzog to $216,500). On November 20, 2017, the $216,500 of principal and $35,105 of accrued interest was converted into 83,868 shares of the Company’s common stock.

On March 12, 2018, the Company received $30,000 from John Herzog. The advance was used for operating expenses, is unsecured, bore no interest was due on demand. This loan was repaid in full as of September 30, 2018.

In July 2018, the Company issued to Mr. Herzog a subordinated promissory note in the principal amount of $1,000,000 for cash proceeds of $1,000,000. At the time of issuance, the note was to mature on March 31, 2019 (though the Company has the right to prepay the note, in whole or in part, at any time prior to maturity) and bears interest at a rate of 12% per annum, compounding annually. The note is secured by shares of common stock of a publicly traded company held by the Company (the “Note Collateral Shares”). The note is subordinated to the Credit Agreement, other than the Note Collateral Shares. The Company used the proceeds received by the Mr. Herzog to make the initial payment under the Credit Agreement.

On March 1, 2019, the Company entered into Amendment No. 1 to the subordinated promissory note with Mr. Herzog. The purpose of the amendment was to amend the subordinated promissory note issued in July 2018 to reflect an increase in the amount of principal due under the note from $1,000,000 to $3,000,000 reflecting a payment made by Mr. Herzog to the Company of $2,000,000 on November 14, 2018 (the proceeds of which were used by the Company to make a second required payment under the Credit Agreement) and to extend the maturity date of the subordinated promissory note from March 31, 2019 to September 30, 2020. On June 25, 2019, the Company entered into Amendment No. 2 to the subordinated promissory note with Mr. Herzog. The purpose of the amendment was to amend the maturity date of such subordinated promissory note such that it will be extended until September 30, 2022 simultaneous to the completion of this offering.

On December 10, 2019, Mr. Herzog provided a letter to the Company whereby he addressed his prior commitments to provide financial assistance to the Company and agreed to provide us with financial support, that may be needed, to assist with our ongoing working capital needs through the earlier of the closing of this offering or November 2020 (other than our obligations to pay principal or interest with respect to the Excel Loan and Credit Agreement).

Total interest expense on the loans from Mr. Herzog for the three months ended March 31, 2020 and 2019 was $89,753 and $88,767, respectively. Total accrued interest as of March 31, 2020 and December 31, 2019 was $492,602 and $402,849, respectively.

In addition, Mr. Herzog shall have the ability to pay up to $25,000 to GACP in the event that the Company does not make required monthly payments required by Amendment No. 4.

On May 13, 2020, Mr. Herzog agreed to convert concurrently with this offering $3,522,191 in principal amount of indebtedness (plus any additional accrued interest and other fees thereon that accrues prior to the offering) into shares of convertible Series A Preferred Stock to be designated concurrently with this offering. On July 24, 2020, the terms of such conversion were amended such that Mr. Herzog agreed to convert an aggregate of $3,582,355 of indebtedness and accrued interest (plus any additional accrued interest and other fees thereon that accrues prior to the offering) into Series A Preferred Stock and conversion warrants, which Series A Preferred Stock and conversion warrants would be issued concurrently with the closing of the public offering. For more information regarding the Series A Preferred Stock and conversion warrants, see “Description of Capital Stock” beginning on page 91.

Ronny Yakov

On August 10, 2018, Ronny Yakov, the Chief Executive Officer, Chairman and majority stockholder, loaned the Company $25,000, in order to pay for audit services. The loan is unsecured, bears interest at 12% and is due on demand. Mr. Yakov loaned the Company an additional $361,467 to the Company during the year ended December 31, 2019. The loans are unsecured, bear interest at 12% and are due on demand.

As of March 31, 2020 and December 31, 2019 the balance on these loans is $386,467 and $386,467, respectively. As of March 31, 2020 and December 31, 2019 there is $33,832 and $22,279 of interest accrued, respectively, on these loans. Interest expense for the three months ended March 31, 2020 and 2019 was $11,562 and $2,367, respectively.

The accrued compensation due to Mr. Yakov and the advances to be repaid to Mr. Yakov do not bear any interest or have any term.

In addition, Mr. Yakov shall have the ability to pay up to $25,000 to GACP in the event that the Company does not make required monthly payments required by Amendment No. 4.

On May 13, 2020, Mr. Yakov agreed to convert concurrently with this offering $1,011,016 in principal amount of indebtedness and accrued interest, which includes deferred salary and unreimbursed expenses (plus any additional accrued interest and other fees thereon that accrues prior to the offering), into shares of convertible Series A Preferred Stock to be designated concurrently with this offering. On July 24, 2020, the terms of such conversion were amended such that Mr. Yakov agreed to convert an aggregate of $1,017,573 of deferred salary, indebtedness and accrued interest (plus any additional accrued interest and other fees thereon that accrues prior to the offering) into Series A Preferred Stock and conversion warrants, which Series A Preferred Stock and conversion warrants would be issued concurrently with the closing of this offering. For more information regarding the Series A Preferred Stock and conversion warrants, see “Description of Capital Stock” beginning on page 91.

Statement of Policy

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, during the past three fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

DESCRIPTION OF CAPITAL STOCK

General

Our certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, we have 5,411,905 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Our shares of common stock are held of record by approximately 373 stockholders.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our amended and restated bylaws; provided, however, that no such change to any bylaw may alter, modify, waive, abrogate or diminish the our obligation to provide the indemnity called for by Article 10 thereunder. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. As of the date of this prospectus, no shares of preferred stock are currently issued or outstanding. However, we intend on designating concurrently with this offering 10,000 shares of Series A Preferred Stock.

Series A Preferred Stock

Concurrently with our offering, we will file a Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware. The Certificate of Designations will provide that the Company may issue up to 10,000 shares of Series A Preferred Stock at a stated value (the “Stated Value”) of $1,000.00 per share. Holders of Series A Preferred Stock are entitled to the following rights and preferences:

Dividends

The Series A Preferred Stock holders are entitled to receive cash dividends at a rate per share (as a percentage of the Stated Value per share) of 12% per annum. Dividends accrue quarterly. Dividends are be paid to the holders from funds legally available for payment and as approved for payment by the Board of Directors of the Company.

Conversion

The Series A Preferred Stock holders may convert, at their option, on or after the date on which the Term Loan is repaid in full, each share of Series A Preferred Stock (along with accrued but unpaid dividends thereon) into such number of shares of common stock as determined by dividing the Stated Value by the conversion price. The conversion price for the Series A Preferred Stock will be equal to the public offering price per Unit in this offering and will be subject to adjustment for splits and the like. The holders of Series A Preferred Stock will only be permitted to convert their shares of Series A Preferred Stock into shares of common stock at such time as the Term Loan has been repaid in full and there is no further outstanding obligations regarding such indebtedness.

Voting

Each holder of a share of Series A Preferred Stock will have the right to vote its shares of Series A Preferred Stock with the common stock on an as-converted basis, and with respect to such votes, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote. Fractional votes shall not be permitted and such shares shall be rounded up.

Liquidation Preference

Each share of Series A Preferred Stock will have a liquidation preference equal to the Stated Value plus any accrued but unpaid dividends thereon. In the event of a liquidation, dissolution or winding up of the Company (which includes any merger, reorganization, sale of assets in which control of the Company is transferred or event which results in all or substantially all of the Company’s assets being transferred), the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, before any payment is made to the holders of the Company’s common stock and either in preference to or pari pasu with the holders of any other series of preferred stock that may be issued in the future, a per share amount equal to the liquidation preference.

Conversion warrants

Ronny Yakov, our Chief Executive Officer, and John Herzog, an affiliate of our company, have agreed to convert concurrently with this offering certain outstanding indebtedness owed to them by the Company (which is equal to, as of July 31, 2020, an aggregate of $4,634,452 in indebtedness, interest, deferred salary and unreimbursed expenses) into shares of Series A Preferred Stock and conversion warrants, at a conversion price of $9.00 per unit. For each share of Series A Preferred Stock issued, Messrs. Yakov and Herzog will receive such number of Series A Warrants and such number of Series B warrants equal to the number of shares of common stock into which such share of Series A Preferred Stock is convertible. Assuming a conversion price of $9.00 per unit, Messrs. Yakov and Herzog would stand to receive an aggregate of 4,634 shares of Series A Preferred Stock initially convertible into 514,939 shares of common stock, Series A Warrants to purchase 1,029,878 shares of common stock and Series B Warrants to purchase 257,470 shares of common stock. The conversion warrants will have terms and provisions that are identical to the Warrants comprising the Units sold in this offering, except the Series A and Series B Warrants included in the conversion warrants are not registered pursuant to the registration statement of which this prospectus forms a part and will not be subject to certain exercise limitations for the purpose of limiting the warrant holder’s beneficial ownership to 4.99% of our outstanding common stock. The amount of such indebtedness to be converted by Messrs. Yakov and Herzog is subject to change based on the accrual of additional interest and other fees on such indebtedness that accrues prior to the offering. For more information regarding the Series A Warrants and Series B Warrants, see “Description of the Securities We Are Offering” beginning on page 95.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor Portland, OR 97204. Their telephone number is (503) 227-2950.

Delaware Law and Certain Charter and By-Law Provisions

Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•        prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•        at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•        any merger or consolidation involving the corporation and the interested stockholder;

•        any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•        subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•        subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•        the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•        the owner of 15% or more of the outstanding voting stock of the corporation;

•        an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•        the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws.    Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•        authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

•        limiting the ability of stockholders to call special meetings of stockholders;

•        permitting stockholder action by written consent;

•        establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings;

•        requiring a super-majority vote of our stockholders to remove directors of our company; and

•        providing that our stockholders may only remove our directors for “cause” (as defined in our bylaws).

These provisions affect your rights as a stockholder since they permit our Board of Directors to make it more difficult for common stockholders to replace members of the Board or undertake other significant corporate actions. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace our current management team.

Elimination of Monetary Liability for Officers and Directors

Our certificate of incorporation incorporates certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of director’s duty of loyalty or acts or omissions, which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director’s duty of care. Moreover, these provisions do not apply to claims against a director for certain violations of law, including knowing violations of federal securities law. Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individual to serve as directors.

Indemnification of Officers and Directors

Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Delaware General Corporation Law. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Units Offered

We are offering 700,000 Units at a fixed price of $9.00 per Unit. Each Unit consists of (a) one share of our common stock, (b) two Series A warrants, with each Series A Warrant entitling the holder thereof to purchase one share of our common stock at an exercise price equal to $9.00 per share, exercisable until the fifth anniversary of the issuance date, subject to their earlier redemption as described herein, and (c) one half of one Series B warrant, with each whole Series B Warrant entitling the holder thereof to purchase one share of our common stock at an exercise price equal to $4.50 per share, exercisable until the fifth anniversary of their issuance date, subject to their earlier redemption as described herein. No fractional warrants will be issued and only whole warrants will be exercisable.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 91 of this prospectus.

Warrant Agent

The Series A Warrants and Series B Warrants will be issued in registered form under separate warrant agent agreements (each a “Warrant Agent Agreement”) between us and our warrant agent, Transfer Online, Inc. (the “Warrant Agent”). The material provisions of the Warrants are set forth herein and a copy of each of the Warrant Agent Agreements has been filed as an exhibit to the Registration Statement on Form S-1, of which this prospectus forms a part. The Company and the Warrant Agent may amend or supplement each of the Warrant Agent Agreements without the consent of any holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under each of the Warrant Agent Agreements as the parties thereto may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Series A Warrant or Series B Warrant holders, respectively. All other amendments and supplements to either of the Warrant Agent Agreements shall require the vote or written consent of holders of at least 50.1% of the voting power of the Company and holders of at least 50.1% of the Series A Warrants and Series B Warrants, as applicable.

Series A Warrants

Each Series A Warrant entitles the registered holder to purchase one share of our common stock at a price equal to $9.00 per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance. No fractional warrants will be issued and only whole warrants are exercisable.

The exercise price and number of shares of common stock issuable upon exercise of the Series A Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation.

The Series A Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form attached to the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Series A Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Series A Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Series A warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Series A Warrants will be exercisable for cash unless at the time of the exercise a prospectus or prospectus relating to common stock issuable upon exercise of the Series A Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Series A Warrant Agent Agreement, we have agreed to use our best efforts to maintain a current prospectus or prospectus relating to common stock issuable upon exercise of the Series A Warrants until the expiration of the Series A Warrants. Additionally, the market for the Series A Warrants may be limited if the prospectus or prospectus relating to the common stock issuable upon exercise of the Series A Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of such Series A Warrants reside. In no event will the registered holders of a Series A Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of our common stock. If we fail to maintain a current prospectus or prospectus relating to the common stock issuable upon the exercise of the Series A Warrants, such holders may exercise their Series A warrants on a “cashless” basis pursuant to a formula set forth in the terms of the Series A Warrants.

No fractional Series A Warrants will be issued, and no fractional shares of common stock will be issued upon exercise of the Series A Warrants. If, upon exercise of the Series A Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Warrant holder. If multiple Series A Warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the Series A Warrants.

The price of the Series A Warrants has been arbitrarily established by us and the Underwriter after giving consideration to numerous factors, including but not limited to, the pricing of the Units in this offering. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants.

Series B Warrants

Each whole Series B Warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $4.50 per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance. No fractional warrants will be issued and only whole warrants are exercisable.

The exercise price and number of shares of common stock issuable upon exercise of a whole Series B Warrant may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation.

The Series B Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form attached to the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Series B Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Series B Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Series B warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Series B Warrants will be exercisable for cash unless at the time of the exercise a prospectus or prospectus relating to common stock issuable upon exercise of the Series B Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Series B Warrant Agent Agreement, we have agreed to use our best efforts to maintain a current prospectus or prospectus relating to common stock issuable upon exercise of the Series B Warrants until the expiration of the Series B Warrants. Additionally, the market for the Series B Warrants may be limited if the prospectus or prospectus relating to the common stock issuable upon exercise of the Series B Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of such Series B Warrants reside. In no event will the registered holders of a Series B Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of our common stock. If we fail to maintain a current prospectus or prospectus relating to the common stock issuable upon the exercise of the Series B Warrants, such holders may exercise their Series B warrants on a “cashless” basis pursuant to a formula set forth in the terms of the Series B Warrants.

No fractional shares of common stock will be issued upon exercise of the Series B Warrants. If, upon exercise of the Series B Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Warrant holder. If multiple Series B Warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the Series B Warrants.

The price of the Series B Warrants has been arbitrarily established by us and the Underwriter after giving consideration to numerous factors, including but not limited to, the pricing of the Units in this offering. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants.

Warrants Generally

Each holder of the Warrants will be subject to a requirement that they will not have the right to exercise the Warrants to the extent that, after giving effect to such exercise, such holder (together with its affiliates) would beneficially own in excess of 4.99% (subject to increase to 9.99%) of the shares of our common stock outstanding immediately after giving effect to such exercise.

The Warrants are callable in the event that the last sales price of our common stock for any twenty (20) consecutive trading day period on or after the date of issuance (the “Measurement Period”) exceeds $9.00. The Company may, within ten (10) trading days of the end of such Measurement Period, call for the redemption of all or any portion of the outstanding and unexercised Warrants for consideration equal to the Black Scholes Value of the remaining unexercised portion of the Warrants called for redemption on such date. “Black Scholes Value” means the value of such Warrants based on the Black and Scholes Option pricing Model obtained from the “OV” function on Bloomberg determined as of the day of redemption for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the redemption of such Warrants and the expiration date of the Warrants, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the redemption of such Warrant, (C) an underlying price per share equal to the last sales price of our common stock which shall have given rise to such redemption and (D) a remaining option time equal to the time between the redemption date and the expiration date of such Warrants.

If the number of outstanding shares of our common stock: (i) is increased by a stock dividend payable in shares of our common stock; (ii) is increased by a split-up of shares of our common stock; (iii) is decreased by a combination of outstanding shares of our common stock; or (iv) is reclassified by the issuance of any shares of our common stock then, on the effective date of such event, the exercise price of the Warrants will be multiplied by a fraction of which the numerator is (x) the number of shares of our common stock outstanding immediately prior to such event and the denominator is (y) the number of shares of our common stock outstanding immediately after such event, and the number of shares of our common stock issuable upon exercise of the Warrants will be proportionately adjusted such that the aggregate exercise price will remain unchanged. Such adjustment will be effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will be effective immediately after the effective date in the case of a subdivision, combination or re-classification.

In the event the Company fixes a record date for the making of a dividend or distribution to all holders of our common stock of any evidences of indebtedness or assets or subscription rights, options or warrants (excluding dividends paid out of retained earnings), then in each such case a holder of the Warrants will, upon the exercise of such Warrants, be entitled to receive, in addition to the number of shares of common stock issuable thereupon, and without payment of any additional consideration therefor, the amount of such dividend or distribution, as applicable, which such holder would have been entitled to on the date of such exercise had they been the holder of record of such shares of our common stock as of the date on which holders of our common stock became entitled to receive such dividend or distribution. Such an adjustment will be made whenever any such distribution is made and will become effective immediately after the record date mentioned above

In the event of a “fundamental transaction” then, upon a subsequent exercise of the Warrants, the holders thereof will have the right to purchase and receive the same kind and amount of consideration receivable by the stockholders of the Company in such fundamental transaction. The Company will cause the surviving company in a fundamental transaction to assume the obligations of the Company under the Warrants. For purposes of the Warrants, a “fundamental transaction” includes, subject to certain exceptions: (a) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (b) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock (not including any shares of our common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making, such purchase offer, tender offer or exchange offer), (d) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (e) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of our common stock (not including any shares of our common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

Additionally, if any event occurs of the type contemplated by the adjustment provisions above but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, adjustment rights, phantom stock rights or other rights with equity features to all holders of our common stock for no consideration), then our board of directors will, at its discretion and in good faith, make an adjustment in the exercise price of the Warrants and the number of shares of our common stock issuable upon exercise of the Warrants or designate such additional consideration to be deemed issuable upon exercise of a Warrant, so as to protect the rights of the registered holder.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was a limited public market for our common stock even though 1,374,449 shares of our outstanding common stock were tradable without restriction pursuant to an exemption from registration (including Rule 144 promulgated under the Securities Act) and 4,037,456 shares of our outstanding common stock were tradable pursuant to Rule 144 with only a restriction on volume limitation (see “Rule 144” below). Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. Furthermore, since only 2,074,449 shares (inclusive of the shares issued in this offering at the public offering price, excluding shares issuable if the underwriters exercise their over-allotment option) will be available for sale shortly after this offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future.

After the closing of this offering, approximately 6,111,905 shares of common stock will be outstanding and assuming no exercise of the underwriters’ over-allotment option (and excluding shares issuable upon exercise of outstanding warrants and options and conversion of outstanding preferred stock). All of the shares sold in this offering will be freely tradable unless held by an affiliate of ours. Of the remaining shares of common stock outstanding after this offering, 4,150,190 shares (excluding any shares underlying the Series A Preferred Stock or conversion warrants) will be restricted as a result of securities laws or lock-up agreements (such other outstanding shares are generally freely tradable pursuant to various exemptions from securities laws). These remaining restricted shares will generally become available for sale in the public market pursuant to Rule 144, subject to certain volume limitations, upon expiration of lock-up agreements which expire 180 days after the date of this offering.

Rule 144

In general, under Rule 144 as currently in effect, any person who is not an affiliate of ours and has held their shares for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, provided current public information about us is available. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Additionally, a person who is an affiliate of ours and who has beneficially owned restricted securities for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of restricted shares within any three-month period that does not exceed the greater of:

•        1% of the number of shares of our common stock then outstanding, which will equal approximately 61,119 shares immediately after this offering based on the public offering price; and

•        the average weekly trading volume of our common stock on The NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 held by our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement. Notwithstanding the availability of Rule 144, the holders of 4,037,456 of our restricted shares have entered into lock-up agreements as described below and their restricted shares will become eligible for sale at the expiration of the restrictions set forth in those agreements.

Equity Incentive Plans

We intend to file registration statements on Form S-8 under the Securities Act after the closing of this offering to register the shares of our common stock that are issuable pursuant to our 2020 Equity Incentive Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering, but in no event prior to the six months after the date of this prospectus. Accordingly, shares registered under the registration statements will be available for sale in the open market following their effective dates, subject to Rule 144 volume limitations and the lock-up arrangement described above, if applicable.

Underwriting

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated August 6, 2020 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Units at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus next to its name in the following table:

Underwriter	Number of Units
Aegis Capital Corp.	700,000
Total	700,000

The underwriters are committed to purchase all the shares of common stock and warrants offered by the Company, other than those covered by the over-allotment option to purchase additional shares of common stock and/or Warrants described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock and warrants subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable within 45 days after the date of the closing of the Offering, permits the underwriters to purchase up to 105,000 additional shares of common stock and/or Series A Warrants to purchase up to an aggregate of 210,000 shares of common stock and, or Series B Warrants to purchase up to an aggregate of 52,500 shares of common stock, in any combinations thereof, from us at the public offering price per share and the public offering price per warrant, respectively, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock and/or Warrants in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The Representative has advised us that the underwriters propose to offer the Units to the public at the public offering price per Unit set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $0.36 per unit. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

		Total
	Per Unit	Without Option	With Option
Public offering price	$9.00	$6,300,000	$7,245,000
Underwriting discounts and commissions (7%)	$0.63	$441,000	$507,150
Non-accountable expense allowance (1%)	$0.09	$63,000	$72,450
Proceeds, before expenses, to us	$8.28	$5,796,000	$6,665,400

We have agreed to pay an advance of $50,000 to the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred, all of which has been paid as of the date hereof.

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering: (a) all filing fees and expenses relating to the registration of the securities offered pursuant to this prospectus with the SEC; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s common stock on the NASDAQ Stock Market; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities offered hereby under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s NASDAQ listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities offered hereby under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Aegis; and (h) the fees and expenses of the Company’s accountants; and (i) a maximum of $150,000 for fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements for Aegis’s counsel. The Company shall be responsible for Aegis’ legal costs and expenses irrespective of whether the offering is consummated or not, subject to a maximum of $75,000 in total fees and expenses in the event that there is not a closing of this offering.

We estimate the expenses of this offering payable by us will be approximately $529,497.51 (inclusive of the 1% non-accountable expense allowance and assuming no exercise of the overallotment option).

Representative Warrants

Upon the closing of this offering, we have agreed to issue to the Representative warrants, or the Representative’s Warrants, to purchase a number of shares of common stock equal to 5% of the total number of shares of common stock issued as part of the units sold in this offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per Unit sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four year period commencing twelve months from the effective date of the registration statement related to this offering. The warrants will be fair valued and allocated to the proceeds received from the sale of the common shares. The Representative’s Warrants also provide for one demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative’s Warrants and customary anti-dilution provisions. The demand registration right provided will not be greater than five years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Right of First Refusal

Until August 6, 2021, twelve (12) months from the effective date of the registration statement related to this offering, the Representative shall have an irrevocable right of first refusal to act as sole book-running manager, at the Representative sole discretion, for each and every future public equity offerings for the Company, or any successor to or any subsidiary of the Company, subject to certain exceptions. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Lock-Up Agreements

The Company, each of its directors and officers (including its Chief Executive Officer, Chief Financial Officer and Vice President of Finance) and 5% or greater holders of the Company’s outstanding shares of common stock as of the date of this prospectus, have agreed for a period of ninety (90) days after the date of this prospectus, without the prior written consent of the representative, not to directly or indirectly:

•        issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or

•        in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or

•        complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank; or

•        enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 included in this prospectus have been included herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Marcum LLP as experts in accounting and auditing.

The financial statement for the period from January 1, 2018 to April 8, 2018 included in this prospectus have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

A quantitative assessment of the valuation of indefinite lived intangibles and goodwill was performed by Corporate Valuation Advisors for the years ended December 31, 2019. The Company is in reliance upon the report of such firm given upon its authority as experts in valuation analysis.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, will pass upon the validity of the securities offered hereby. Certain legal matters are being passed on for the underwriters by Loeb & Loeb LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at http://www.olb.com/. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

The OLB Group, Inc.

December 31, 2019 and 2018 Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
The OLB Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The OLB Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

New York, NY
April 29, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
Excel Corporation

Opinion on the Financial Statements

We have audited Excel Corporation’s (the “Company”) consolidated statements of operations and cash flows for the period from January 1, 2018 to April 8, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated results of its operations and its cash flows for the period from January 1, 2018 to April 8, 2018, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company was also in default of its debt covenants. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Notes 1 to the consolidated financial statements the Company was in default on its note payable. In 2018, the secured noteholder foreclosed on the note and exercised its post-default remedies under the loan and security agreement by conducting a public auction of all of the Company’s assets on April 9, 2018, in accordance with the UCC, at which time the Company ceased operations.

We have served as the Company’s auditor since 2018.

/s/ Liggett & Webb P.A.
New York, New York
April 18, 2019

The OLB Group, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of December 31,
	2019	2018
ASSETS
Current Assets:
Cash	$507,616	$111,586
Accounts receivable, net	479,404	406,110
Prepaid expenses	16,706	21,135
Other current assets	108,278	8,278
Total Current Assets	1,112,004	547,109

Other Assets:
Property and equipment, net	36,653	65,945
Intangible assets, net	3,335,239	4,148,096
Deferred offering costs	210,305	—
Goodwill	6,858,216	6,858,216
Other long-term assets	316,512	379,908
TOTAL ASSETS	$11,868,929	$11,999,274

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$592,853	$467,526
Accrued expenses – related party	1,012,023	640,009
Accrued expenses	73,625	73,625
Other accrued liabilities	4,767	15,152
Deferred revenue	99,594	—
Note payable – current portion	325,000	—
Note payable – related party – current portion	386,467	25,000
Total Current Liabilities	2,494,329	1,221,312
Long Term Liabilities:
Note payable, net	9,175,000	9,500,000
Notes payable – related parties	3,000,000	3,000,000
Total Liabilities	14,669,329	13,721,312

Commitments and contingencies (Note 14)	—	—

Stockholders’ Deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized, 5,411,905 and 5,411,905 shares issued and outstanding, respectively	541	541
Additional paid-in capital	16,050,938	15,785,888
Accumulated deficit	(18,851,879)	(17,508,467)
Total Stockholders’ Deficit	(2,800,400)	(1,722,038)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$11,868,929	$11,999,274

The accompanying notes are an integral part of these consolidated financial statements.

The OLB Group, Inc. and Subsidiaries
Consolidated Statements of Operations

	For the Years Ended December 31,		For the period ended April 8, 2018
	2019	2018(1)	(Predecessor)
Revenue:
Transaction and processing fees	$10,177,931	$8,863,008	$3,164,949
Merchant equipment sales and other	88,797	35,756	9,590
Other revenue	24,796	121,112	—
Total revenue	10,291,524	9,019,876	3,174,539

Operating expenses:
Processing and servicing costs, excluding merchant portfolio amortization	6,723,666	5,992,619	1,748,141
Amortization expense	812,857	541,904	90,739
Salaries and wages	1,490,762	1,401,192	374,345
Outside commissions	115,584	181,510	508,296
General and administrative expenses	1,417,518	1,435,717	367,524
Total operating expenses	10,560,387	9,552,942	3,089,045

(Loss) income from operations	(268,863)	(533,066)	85,494

Other Income (Expense):
Interest expense	(866,875)	(800,467)	(832,564)
Interest expense, related party	(382,279)	(82,849)	—
Gain from settlement	172,390	—	—
Gain on settlement of payables	—	16,039	—
Other	2,215	6,799	908
Total other expense	(1,074,549)	(860,478)	(831,656)

Net Loss	$(1,343,412)	$(1,393,544)	$(746,162)

Net loss per share, basic and diluted	$(0.25)	$(0.26)

Weighted average shares outstanding, basic and diluted	5,452,626	5,411,446

____________

(1)      Includes the consolidated results from operations of OLB, CrowdPay and Omnisoft from January 1, 2018 through December 31, 2018 and the net assets acquired from GACP from April 9, 2018 through December 31, 2018.

The accompanying notes are an integral part of these consolidated financial statements.

The OLB Group, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Deficit
Years ended December 31, 2019 and 2018

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at January 1, 2018	5,411,072	$541	$15,592,265	$(16,114,923)	$(522,117)
Common stock issued for services	833	—	3,750	—	3,750
Warrants issued as non-cash interest	—	—	7,660	—	7,660
Stock based compensation	—	—	182,213	—	182,213
Net loss	—	—	—	(1,393,544)	(1,393,544)
Balance at December 31, 2018	5,411,905	541	15,785,888	(17,508,467)	(1,722,038)
Stock based compensation	—	—	265,050	—	265,050
Net loss	—	—	—	(1,343,412)	(1,343,412)
Balance at December 31, 2019	5,411,905	$541	$16,050,938	$(18,851,879)	$(2,800,400)

The accompanying notes are an integral part of these consolidated financial statements.

The OLB Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	For the Years Ended December 31,		For the period ended April 8, 2018
	2019	2018(1)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,343,412)	$(1,393,544)	$(746,162)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operations:
Depreciation and amortization	842,149	582,559	109,225
Paid in kind interest	—	—	275,369
Stock based compensation	265,050	185,963	—
Non-cash interest expense	—	7,660	—
Gain on settlement of payables	—	(16,039)	—
Bad debt expense	—	38,113	—
Changes in assets and liabilities:
Accounts receivable	(73,294)	63,869	99,190
Prepaid expenses	4,429	63,810	35,445
Other current assets	(100,000)	(8,278)	(298)
Other long-term assets	63,396	(26,576	6,775
Accounts payable	125,327	149,161	(219,888)
Accrued expenses – related party	372,014	239,310	(3,156)
Other accrued liabilities	(10,385)	(17,100)	63,905
Deferred revenue	99,594	—	—
Other long-term liabilities	—	—	(2,511)
Net Cash Provided by (Used in) Operating Activities	244,868	(131,092)	(382,106)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(6,274)
Proceeds from note receivable	—	174,967	182,362
Cash received in business combination	—	42,711	—
Net Cash provided by Investing Activities	—	217,678	176,088

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable – related parties	361,467	3,055,000	—
Payment on notes payable – related parties	—	(30,000)	—
Payment of deferred offering costs	(210,305)	—	—
Payment on notes payable	—	(3,000,000)	—
Net Cash provided by Financing Activities	151,162	25,000	—

Net Change in Cash	396,030	111,586	(206,018)
Cash – Beginning of Period	111,586	—	225,227
Cash – End of Period	$507,616	$111,586	$19,209

Cash Paid For:
Interest	$876,875	$728,000	$458,812
Income taxes	$—	$—	$—

____________

(1)      Includes the consolidated results from operations of OLB, CrowdPay and Omnisoft from January 1, 2018 through December 31, 2018 and the net assets acquired from GACP from April 9, 2018 through December 31, 2018.

The OLB Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows – Continued

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed in the business combination during the year ended December 31, 2018 further described in Note 1 are shown below:

Consideration
Consideration issued	$12,500,000

Identified assets and liabilities
Cash	42,711
Accounts and other receivables	480,302
Note receivable	174,967
Prepaid expenses	84,945
Long-term assets	348,367
Property and equipment	106,600
Accounts payable	(180,231)
Accrued Expenses	(105,877)
Merchant portfolios	2,190,000
Tradename	2,500,000
Total identified assets and liabilities	5,641,784
Excess purchase price allocated to goodwill	$6,858,216

The accompanying notes are an integral part of these consolidated financial statements.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 1 — BACKGROUND AND RECENT ACQUISITIONS

Background

The OLB Group, Inc. (“OLB” the “Company”) was incorporated in the State of Delaware on November 18, 2004 and provides services through its wholly-owned subsidiaries.

The Company provides integrated financial and transaction processing services to businesses throughout the United States. Through its eVance Capital, Inc. subsidiary (“eVance”), the Company provides an integrated suite of third-party merchant payment processing services and related proprietary software enabling products that deliver credit and debit card-based internet payment processing solutions primarily to small and mid-sized merchants operating in physical “brick and mortar” business environments, on the internet and in retail settings requiring both wired and wireless mobile payment solutions. eVance operates as an independent sales organization (“ISO”) generating individual merchant processing contracts in exchange for future residual payments. As a wholesale ISO, eVance has a direct contractual relationship with the merchants and takes greater responsibility in the approval and monitoring of merchants than do retail ISOs and as a result, receives additional consideration for this service and risk. The Company’s Securus365, Inc. subsidiary operates as a retail ISO and receives residual income as commission for merchants it places with third party processors.

CrowdPay.us, Inc. (“CrowdPay”) is a Crowdfunding platform used to facilitate a capital raise anywhere from $1,000,0000 -$50,000,000 of various types of securities under Regulation D, Regulation Crowdfunding, Regulation A and the Securities Act. To date, the activities of this subsidiary have been insignificant.

OmniSoft.io, Inc. (“OmniSoft”) operates a software platform for small merchants The Omnicommerce applications work on an iPad, mobile device and the web and allows you to sell a store’s products in a physical, retail setting. To date, the activities of this subsidiary have been insignificant when compared to the overall business.

The Company also provides ecommerce development and consulting services on a project by project basis.

Memorandum of Sale

On April 9, 2018, Securus365, Inc., a Delaware corporation (“Securus”), eVance Capital, Inc., a Delaware corporation (“eVance Capital”), and eVance Inc., a Delaware corporation (“eVance”, and collectively with Securus and eVance Capital, the “Purchasers”), each of which Purchaser is a newly formed wholly-owned subsidiary of OLB, entered into a Memorandum of Sale (the “Memorandum of Sale”) by and among the Purchasers and GACP Finance Co., LLC, a Delaware limited liability company (“GACP”), in its capacity as administrative agent and collateral agent to certain secured lenders of the Debtors (as defined below), pursuant to which the Purchasers acquired substantially all of the assets of the Debtors (the “Asset Acquisition”) through a foreclosure sale arranged by GACP under the Uniform Commercial Code of the State of New York (“UCC”) of the collateral of Excel Corporation (“Excel”) and its subsidiaries Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. (Excel and such subsidiaries, collectively, the “Debtors”) under the Loan and Security Agreement, dated as of November 2, 2016, by and among GACP, the lenders thereunder and the Debtors and related loan documents, as amended (the “Excel Loan and Security Agreement”).

GACP exercised its post-default remedies and realized on the collateral securing the Debtors’ obligations under the Excel Loan and Security Agreement by conducting a public auction of certain assets of the Debtors on April 9, 2018 in accordance with the UCC. The Purchasers submitted the Memorandum of Sale at such auction, which constituted the Purchasers’ bid for substantially all of the assets of the Debtors (“Acquired Assets”), which bid was accepted by GACP on April 9, 2018 in connection with the simultaneous signing and closing (the “Closing”) of the transactions contemplated under the Memorandum of Sale and the Credit Agreement (defined below).

In consideration for the sale and transfer of the Acquired Assets at the Closing, the Purchasers assumed certain post-Closing obligations under assigned contracts and issued GACP a note payable in the amount of $12,500,000, through the deemed simultaneous financing of such purchase price to the Purchasers under the Credit Agreement.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 1 — BACKGROUND AND RECENT ACQUISITIONS (cont.)

Pursuant to the Memorandum of Sale, the Purchasers purchased from GACP and accepted all of the Debtors’ right, title and interest in and to the Acquired Assets “as is”, “where is” and “with all faults” and without any representations or warranties, express or implied, of any nature whatsoever. Any representations made by the parties in the Memorandum of Sale did not survive the Closing, and there is no indemnification rights for either party’s breach.

Common Control Mergers

Effective May 9, 2018, the Company entered into a share exchange agreement with CrowdPay for which the Company issued 2,916,667 shares of common stock for all of the authorized stock of CrowdPay. CrowdPay became a wholly owned subsidiary of OLB. The Company’s two majority stockholders were the two stockholders of CrowdPay and as a result this transaction was accounted for as a common control merger. See Note 7.

Effective May 9, 2018, the Company entered into a share exchange agreement with OmniSoft, Inc., a Delaware corporation for which the Company issued 1,833,333 shares of common stock for all of the authorized stock of OmniSoft. OmniSoft became a wholly owned subsidiary of OLB. The Company’s two majority stockholders were the two stockholders of OmniSoft and as a result this transaction was accounted for as a common control merger. See Note 7.

Reverse Stock Split

On November 12, 2019, the Company effected a one-for-thirty reverse stock split of its common stock (the “Reverse Split”). All shares, options and warrants throughout these consolidated financial statements and prospectus have been retroactively restated to reflect the Reverse Split.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s accounting estimates include the collectability of receivables, useful lives of long-lived assets and recoverability of those assets, valuation allowances for income taxes, stock-based compensation and estimates made for business combinations.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, eVance, Securus, CrowdPay, and OMNISOFT. All significant intercompany transactions and balances have been eliminated.

Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision–making group in deciding how to allocate resources and in assessing performance. Our chief operating decision–making group is composed of the chief executive officer. We currently operate in one segment surrounding our ISO operations.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents. The carrying amount of financial instruments included in cash and cash equivalents approximates fair value because of the short maturities for the instruments held. The Company had no cash equivalents as of December 31, 2019 and 2018.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company’s cash is deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount.

Accounts Receivable

Accounts receivable represent contractual residual payments due from the Company’s processing partners or other customers. Residual payments are determined based on transaction fees and revenues from the credit and debit card processing activity of merchants for which the Company’s processing partners pay the Company. Based on collection experience and periodic reviews of outstanding receivables, management considers all accounts receivable for our residual payments to be fully collectible and accordingly, no allowance for doubtful accounts is required; however, CrowdPay has a recorded an allowance of $38,113 as of both December 31, 2019 and 2018, respectively.

Reserve for Chargeback Losses

Disputes between a cardholder and a merchant periodically arise as a result of, among other things, cardholder dissatisfaction with merchandise quality or merchant services. Such disputes may not be resolved in the merchant’s favor. In these cases, the transaction is “charged back” to the merchant, which means the purchase price is refunded to the customer through the merchant’s bank and charged to the merchant. If the merchant has inadequate funds, the Company must bear the credit risk for the full amount of the transaction. The Company evaluates the risk for such transactions and estimates the potential loss for chargebacks based primarily on historical experience and records a loss reserve accordingly. For the years ended December 31, 2019 and 2018, we had losses related to chargebacks of $111,482 and $0, respectively.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the lesser of the remaining term of the lease or the estimated useful life of the asset. Expenditures for repairs and maintenance are expensed as incurred.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying value of its long-lived assets held and used at least annually or when events and circumstances warrant such a review. If significant events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable, the Company performs a test of recoverability by comparing the carrying value of the asset or asset group to its undiscounted expected future cash flows. Cash flow projections are sometimes based on a group of assets, rather than a single asset. If cash flows cannot be separately and independently identified for a single asset, the Company determines whether impairment has occurred for the group of assets for which it can identify the projected cash flows. If the carrying values are in excess of undiscounted expected future cash flows, it measures any impairment by comparing the fair value of the asset group to its carrying value. If the fair value of an asset or asset group is determined to be less than the carrying amount of the asset or asset group, impairment in the amount of the difference is recorded.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Merchant Portfolios

Merchant portfolios are valued at fair value of merchant customers on the date of acquisition and are amortized over their estimated useful lives (7 years).

Goodwill

The Company accounts for business combinations under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, the Company performed a quantitative assessment of indefinite lived intangibles and goodwill and determined there was no impairment as of at December 31, 2019 and 2018.

Business Combinations

Acquisitions are accounted for using the acquisition method of accounting. The purchase price of an acquisition is allocated to the assets acquired and liabilities assumed using the estimated fair values at the acquisition date. Transaction costs are expensed as incurred.

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed and intangible assets acquired and identified based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired customer lists, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Stock-based Compensation

We account for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

We account for employee stock-based compensation in accordance with the guidance of Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation — Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares for the year ended December 31, 2019 and 2018 does not include warrants to acquire 40,000 shares of common stock. The weighted average number of common shares for the year ended December 31, 2019 and 2018 does not include 223,249 and 269,617 options, respectively, to purchase common stock because of their anti-dilutive effect.

Revenue Recognition and Cost of Revenues

Prior to the adoption of ASC 606, in 2018 the Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company receives a percentage of recurring monthly transaction related fees comprised of credit and debit card fees charged to merchants, net of association fees, otherwise known as Interchange, as well as certain service charges and convenience fees, for payment processing services, including authorization, capture, clearing, settlement and information reporting of electronic transactions. Fees are calculated on either a percentage of the dollar volume of the transaction or a fixed fee or a hybrid of the two and are recognized at the time of the transaction. In the case of “wholesale” residual revenue in which the Company has a direct contractual relationship with the merchant, bears risk of chargebacks and performs underwriting on the merchants, the Company records the full discount charged to the merchant as revenue and the related interchange and other processing fees as expenses. In cases of residual revenue where the Company is not responsible for merchant underwriting and has no chargeback liability and has no or limited contractual relationship with the merchant, the Company records the amount it receives from the processor net of interchange and other processing fees as revenue.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019 using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the years ended December 31, 2019 reflect the application of ASC 606. There were no cumulative impacts that were made. The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company determines revenue recognition through the following steps:

•        Identification of a contract with a customer;

•        Identification of the performance obligations in the contract;

•        Determination of the transaction price;

•        Allocation of the transaction price to the performance obligations in the contract; and

•        Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Shipping and handling activities associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment activity and recognized as revenue at the point in time at which control of the goods transfers to the customer. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transaction and processing fees

Fees for the Company’s transaction and processing arrangements are typically billed and paid on a monthly basis. The Company receives a percentage of recurring monthly transaction related fees comprised of credit and debit card fees charged to merchants, net of association fees, otherwise known as Interchange, as well as certain service charges and convenience fees, for payment processing services, including authorization, capture, clearing, settlement and information reporting of electronic transactions. Fees are calculated on either a percentage of the dollar, volume of the transaction or a fixed fee or a hybrid of the two and are recognized at the time of the transaction. These merchant services represents a single performance obligation satisfied over time and that the same measure of progress should be used to measure the Company’s progress toward complete satisfaction of the performance obligation. The Company will recognize revenue on a monthly basis as the services are transferred to the customer in short daily increments that qualify for series guidance as the best measure of the transfer of control.

In wholesale contracts, the Company recognizes transaction and processing fees on a gross basis as the Company is the principal in the merchant services. The Company has concluded it is the principal because it has a direct contractual relationship with the merchant, is primarily responsible for the delivery of services to the merchants, including performing underwriting, has discretion in setting prices, and bears risk of chargebacks and other merchant losses. The Company also has the unilateral ability to accept or reject a transaction based on criteria established by the Company. As the principal, the Company records the full discount charged to the merchant as revenue and the related interchange and other processing fees within cost of revenues.

In retail contracts, the Company is not responsible for merchant underwriting, has no chargeback liability and has no or limited contractual relationship with the merchant. As such, the Company records the net amount it receives from the processor, after interchange and other interchange and other processing fees, as revenue.

Merchant equipment sales and other

The Company generates revenue through the sale and rental of merchant equipment. The Company satisfies its performance obligation upon delivery of equipment to merchants and recognizes revenue at a point in time. The Company allows for customer returns which are accounted for as variable consideration. The Company estimates these amounts based on historical experience and reduces revenue recognized. The Company invoices customers upon delivery of the equipment to merchants, and payments from such customers are due upon invoicing. The Company offers hardware installment sales to customers with terms ranging from three to forty-eight months. The Company allocates a portion of the consideration received from these arrangements to a financing component when it determines that a significant financing component exists. The financing component is subsequently recognized as financing revenue separate from hardware revenue, within subscription and services-based revenue, over the terms of the arrangement with the customer. Pursuant to practical expedients afforded under ASC 606, the Company does not recognize a financing component for hardware installment sales that have a term of one year or less.

Deferred Revenue

From time to time the Company may launch new products or services to its merchants. In the event step 1 under ASC 606 is not met, the Company will record deferred revenue upon receipt of the payment by the customer. In November 2019, the Company began billing existing merchants for its cloud-based omni-channels software, ShopFast. Merchants are billed monthly with the ability to opt out and receive a refund for up to 30 days after they are billed. Due to the lack of historical data related to these services, customer activity and the associated billings and refunds, $99,594 has been recorded as deferred revenue as of December 31, 2019.

During the year ended December 31, 2019, $223,670 of revenue was recognized from performance obligations satisfied (or partially satisfied) in previous periods in connection with a legal settlement.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Disaggregation of Revenue

The following table presents the Company’s revenue disaggregated by revenue source

December 31, 2019
Revenue from contracts with customers:
Wholesale contracts	$6,202,083
Retail contracts	$2,689,506
Other transaction and processing fees	$1,399,935
Total transaction and processing fees	$10,291,524

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to tax net operating loss carryforwards. The deferred tax assets and liabilities represent the future tax return consequences of these differences, which will either be taxable or deductible when assets and liabilities are recovered or settled, as well as operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when in the judgment of management, it is more likely than not that such deferred tax assets will not become available. Because the judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond the Company’s control, it is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred taxes could change in the near term.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2019 and 2018, no liability for unrecognized tax benefits was required to be reported.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC Topic No. 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as described below:

Level 1:    Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:    Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets, quoted prices in markets that are not considered to be active, and observable inputs other than quoted prices such as interest rates.

Level 3:    Level 3 inputs are unobservable inputs.

The following required disclosure of the estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The methods and assumptions used to estimate the fair values of each class of financial instruments are as follows: Accounts Receivable, and Accounts Payable. The items are generally short-term in nature, and accordingly, the carrying amounts reported on the consolidated balance sheets are reasonable approximations of their fair values.

The carrying amounts of Notes Payable approximate the fair value as the notes bear interest rates that are consistent with current market rates.

Subsequent Events

Management evaluates events that have occurred after the balance sheet date and through the date the financial statements are issued. Based upon the review, management did not identify any recognized or non-recognized subsequent events which would have required an adjustment or disclosure in the financial statements, except as described in Note 16 Subsequent Events.

Recent Accounting Standards

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The ASU requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. This new guidance will be effective for annual reporting periods beginning after December 15, 2020, including interim periods within those annual reporting periods, and early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the potential effect that the adoption of this standard will have on its consolidated financial position and results of operations.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, and also issued subsequent amendments to the initial guidance, ASU 2018-19, ASU 2019-04, ASU 2019-05, and ASU 2019-11 (collectively, Topic 326), to introduce a new impairment model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses (CECL). Under Topic 326, an entity is required to estimate CECL on available-for-sale (AFS) debt securities only when the fair value is below the amortized cost of the asset and is no longer based on an impairment being “other-than-temporary”. Topic 326 also requires the impairment calculation on an individual security level and requires an entity use present value of cash flows when estimating the CECL. The credit-related losses are required to be recognized through earnings and non-credit related losses are reported in other comprehensive income. In April 2019, the FASB further clarified the scope of Topic 326 and addressed issues related to accrued interest receivable balances, recoveries, variable interest rates and prepayment. The new guidance will require modified retrospective application to all outstanding instruments, with a cumulative effect adjustment recorded to opening retained earnings as of the beginning of the first period in which the guidance becomes effective. The amendments in this Update for the Company are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted in any interim period after the issuance of this of this Update. The Company is evaluating the impact of the adoption of the new standard on its consolidated financial statement and disclosures.

Recently Adopted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU 2014-09, Revenue from Contracts with Customers, to establish ASC Topic 606, (ASC 606). ASU 2014-09 supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance includes a five-step framework that requires an entity to: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when the entity satisfies a performance obligation. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company has reviewed other recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

NOTE 3 — LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2019, the Company had cash of $507,616 and a working capital deficit of $1,382,325. For the year ended December 31, 2019, the Company’s net loss was $1,343,412. As a result of the Company’s operating cash flows and working capital needs, which required it to obtain loans from a related party, at December 31, 2019 the Company was not in compliance with certain financial covenants required by the Credit Agreement.

Further, in connection with the response to the COVID-19 pandemic in the United States, the Company has experienced certain disruptions to its business and has observed disruptions for the Company’s customers and merchants which has resulted in a decline in transaction volume. While the volume of processing transactions by merchants in March was relatively in-line with the Company’s expectations, it is expected that the number of transactions and resulting revenue could be as much as 40% lower than March during the month of April. We estimate that the number of transactions will continue to decline, along with revenues, until the response to the COVID-19 pandemic allows customers to make more point of purchase transactions for merchants and more merchants provide for additional contactless and online purchase options. Based on this, the Company expects an overall decrease in revenue and cash flows from operations during the remainder of 2020 as compared to 2019. As a result of these factors, the Company determined it was necessary to take certain corporate actions in connection with its overall analysis to determine whether or not his has sufficient liquidity to continue as a going concern for a period of at least twelve months from the date its financial statements were issued.

On April 24, 2020, the Company entered into Amendment No. 4 to Loan and Security Agreement (“Amendment No. 4”) amending the Credit Agreement. The purpose of Amendment No. 4 was to extend the Maturity Date of the indebtedness to April 9, 2022 and to waive any outstanding events of default. In consideration for the foregoing, the Credit Agreement was amended to include a new principal repayment schedule under the note whereby the Company paid an amount equal to $125,000 upon execution of Amendment No. 4 and the Company agreed to make a monthly payment of $25,000 per month, commencing May 1, 2020, and on the first business day of each calendar month thereafter until the required balloon payment on April 9, 2022. In the event that the Company does not make a monthly payment, Messrs. Yakov and Herzog will have the ability to make an equity contribution to the Company for the sole purpose of paying the monthly payment obligation of the Company under the Credit Agreement. In addition, included in the working capital deficit described above as of December 31, 2019 was accrued payroll, a note payable and other expenses due to the Company’s Chief Executive Officer, Mr. Ronny Yakov, in the amount of $993,458, which he has agreed to defer receiving payment until December 31, 2022. The Company also believes that it has reduced operating expenses sufficiently during 2019 allowing it to maintain its ongoing operations despite the anticipated decrease in revenues during 2020. As such, the Company believes it will be able fund future liquidity and capital requirements through cash flows generated from its operating activities for a period of at least twelve months from the date its financial statements are issued.

As mentioned above, in the event that the response to the pandemic results in a greater than anticipated reduction in processing transaction volume or revenue or expenses are otherwise do not meet our expectations, the Company can further reduce or defer expenses. More specifically, the Company could (a) implement certain discretionary cost reduction initiatives relating to our spend on employee travel and entertainment, consulting costs and marketing expenses, (b) negotiate additional deferred salary arrangements with Mr. Yakov or other employees, (c) furlough employees or reduce headcount, (d) negotiate extensions of payments of rent and utilities, or (e) enter in or to additional short term loans with Mr. Yakov whereby certain of our expenses as they come due continue to be paid by him and not

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 3 — LIQUIDITY AND CAPITAL RESOURCES (cont.)

immediately reimbursed as a normal business expense. In addition, on December 10, 2019, Mr. John Herzog, a related party and significant stockholder, provided a letter to the Company whereby he addressed his prior commitments to provide financial assistance to the Company and agreed to assist with our ongoing working capital needs, upon request through the earlier of (a) the closing of a potential public offering of the Company’s common stock and warrants or (b) November 2020 (other than our obligations to pay principal or interest with respect to the Credit Agreement). Other than with respect to our long-term debt, there are no other limitations or restrictions to the amount of working capital funding that may be provided by Mr. Herzog. In the event that we deem it necessary to request an advance from Mr. Herzog, we expect to negotiate the terms of such advance at that time. Mr. Herzog has committed to not terminate this commitment during its term, but we do not believe that we have recourse in the event that such commitment is terminated.

Finally, the Company has applied for a Paycheck Protection Program loan for approximately $225,000 under the CARES Act and it is planning a public offering of its Common Stock during 2020. Although proceeds from either not assured, additional working capital would be available from both initiatives if the Company were successful in obtaining capital from either source.

Additional Information Regarding Our Credit Agreement

Although, following the execution of Amendment No. 4, we are in compliance, we have not complied with these obligations at certain times since the Credit Agreement was entered into and were obligated to obtain certain waivers and modifications of these provisions to avoid an acceleration event under the Credit Agreement. If we are not able to remain in compliance with these obligations, the creditor may accelerate the maturity of the loan or may require us to adhere to stricter financial covenants in exchange for a waiver. While we expect to comply with these financial covenants, we cannot guarantee our ability to do so. Although it has entered into Amendment No. 4 which extended the maturity date, the Company is exploring refinancing solutions for more advantageous terms for its long-term debt either with new debtholders. If the Company is unable to refinance its debt or is unable to satisfy its obligations as they become due, the Company may be required to sell assets to repay all or part of the debt or replace the debt with less favorable terms.

With respect to its senior debt, the Company is required to maintain the following financial covenants in order to avoid an event of default: (1) a Fixed Charge Coverage Ratio not be less than 1.20:1.00, measured in each case on a trailing twelve month basis and (2) net revenue of the Company shall not be less than $9,000,000 until June 30, 2021 and $10,000,000 from and after July 1, 2021, on a trailing twelve-month basis. The Fixed Charge Coverage Ratio is defined as the ratio of (A) EBITDA for each fiscal month minus unfinanced capital expenditures (but not less than zero) for such fiscal month to (B) the sum of (i) all principal payments scheduled to be made during or with respect to such period, plus (ii) all interest expense for such period paid or required to be paid in cash during such period, plus (iii) all federal, state, and local income taxes paid or required to be paid for such period, plus (iv) all cash distributions, dividends, redemptions and other cash payments made or required to be made during such period with respect to equity issued by the Company.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	December 31,
	2019	2018
Furniture and Fixtures	$14,895	$14,895
Office Equipment	73,205	73,205
Leasehold improvements	6,208	6,208
Computer Software	12,292	12,292
	106,600	106,600
Accumulated depreciation	(69,947)	(40,655)
Property and equipment, net	$36,653	$65,945

Depreciation expense was $29,292 and $40,655 for the years ended December 31, 2019 and 2018, respectively. As it pertains to the predecessor, for the period from January 1, 2018 through April 8, 2018, depreciation expense was $18,486.

NOTE 5 — INTANGIBLE ASSETS

Other assets consist of the following as of:

	December 31
	2019	2018
Merchant Portfolios	$2,190,000	$2,190,000
Less Accumulated Amortization	(854,761)	(208,571)
Net residual portfolios	$1,335,239	$1,981,429
	December 31
	2019	2018
Trade name	$2,500,000	$2,500,000
Less Accumulated Amortization	(500,000)	(333,333)
Net trade name	$2,000,000	$2,166,667

Amortization expense amounted to $812,857 and $541,904 for the years ended December 31, 2019 and 2018. The predecessor’s amortization expense for the period from January 1, 2018 to April 8, 2018 was $90,739.

The Company’s merchant portfolios and tradename are being amortized over respective useful lives of 7 and 5 years.

The following sets forth the estimated amortization expense related to amortizing intangible assets for the years ended December 31:

2020	$812,857
2021	$812,857
2022	$812,857
2023	$479,524
2024	$312,857
Thereafter	$104,287
Total	$3,335,239

The weighted average remaining useful life of amortizing intangible assets was 5 years at December 31, 2019.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 6 — BUSINESS COMBINATIONS

As disclosed in Note 1, on April 9, 2018, the Company entered into a Memorandum of Sale by and among the Purchasers and GACP. In consideration for the sale and transfer of the Acquired Assets at the Closing, the Company assumed certain post-Closing obligations under assigned contracts and issued GACP a note payable for $12,500,000, through the deemed simultaneous financing of such purchase price to the Purchasers under the Credit Agreement.

The Company accounted for the transaction as a business combination under ASC 805 and as a result, allocated the fair value of the identifiable assets acquired and liabilities assumed as of the acquisition date as outlined in the table below. The results of operations of the business acquired by the Company have been included in the consolidated statements of operations since the date of acquisition. The excess of the purchase price over the estimated fair values of the underlying identifiable assets acquired and liabilities assumed was allocated to goodwill. The amount assigned to goodwill was deemed appropriate based on several factors, including: (i) the multiple paid by market participants for businesses in the merchant card processing business; (ii) levels of eVance Payments, current and future projected cash flows; and (iii) the Company’s strategic business plan. Goodwill is expected to be deductible for tax purposes.

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are shown below:

Consideration
Consideration issued	$12,500,000

Identified assets and liabilities
Cash	42,711
Accounts and other receivables	480,302
Note receivable	174,967
Prepaid expenses	84,945
Long-term assets	348,367
Property and equipment	106,600
Accounts payable	(180,231)
Accrued Expenses	(105,877)
Merchant portfolios	2,190,000
Tradename	2,500,000
Total identified assets and liabilities	5,641,784
Excess purchase price allocated to goodwill	$6,858,216

Unaudited pro forma results of operations for the years ended December 31, 2018, as if the Company and its subsidiaries had been combined on January 1, 2018, follow. The pro forma results include estimates and assumptions which management believes are reasonable. The pro forma results do not include any anticipated cost savings or other effects of the planned integration of these entities, and are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the date indicated, or which may result in the future. The unaudited pro forma results of operations are as follows:

2018
Revenues	$12,194,415
Operating loss	$(124,442)
Net loss	$(1,290,262)
Net loss per share – basic and diluted	$(0.24)

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 7 — COMMON CONTROL MERGERS

On May 9, 2018, the Company acquired 100% of Omnisoft in exchange for the issuance of 1,833,333 shares of common stock. The acquisition of Omnisoft, was determined to be a common control transaction as each Company has the same two shareholders with a majority ownership. As a result, the assets and liabilities assumed were recorded on the Company’s consolidated financial statements at their respective carry-over basis. Under ASC 805, “Business Combinations,” the Company recorded the common control merger as of the earliest date presented in these consolidated financial statements, or January 1, 2018.

Accounts receivable	$250
Accounts payable	(602)
Accrued expenses – related party	(265,319)
Net liabilities assumed	$(265,671)

On May 9, 2018, the Company acquired 100% of Crowdpay in exchange for 2,916,667 shares of common stock. The acquisition of Crowdpay as a wholly owned subsidiary is considered a common control transaction as each Company has the same shareholder with a majority ownership. As a result, the assets and liabilities assumed were recorded on the Company’s consolidated financial statements at their respective carry-over basis. Under ASC 805, “Business Combinations,” the Company recorded the common control merger as of the earliest date presented in these condensed consolidated financial statements, or January 1, 2018.

Accounts receivable	$27,540
Other receivable – related party	1,705
Accounts payable and accrued expenses	(48,472)
Accrued expenses – related party	(149,645)
Net liabilities assumed	$(168,872)

NOTE 8 — NOTES PAYABLE

In order to finance the Asset Acquisition, GACP, as administrative agent and collateral agent (“Agent”), and as the initial sole lender thereunder, provided a term loan of $12,500,000 (the “Term Loan”) to the Purchasers, Omnisoft, and CrowdPay, each of Omnisoft and Crowdpay being affiliates of the Company’s majority stockholder (collectively, the “Borrowers”), which obligations are guaranteed by the Company (collectively with the Borrowers, the “Loan Parties”), under the Loan and Security Agreement (the “Credit Agreement”), dated as of April 9, 2018, by and among the Loan Parties, the lenders from time to time party thereto as lenders (the “Lenders”) and the Agent.

The Term Loan matures in full on April 9, 2022. $1,000,000 of the principal amount under the Term Loan must be repaid on or prior to July 15, 2018, and an additional $2,000,000 in principal due on or prior to October 31, 2018 (in each case subject to earlier repayment under certain circumstances, including if a Loan Party consummates an equity financing), $125,000 upon execution of Amendment No. 4 and the Company agreed to make a monthly payment of $25,000 per month, commencing May 1, 2020 and on the first business day of each calendar month thereafter, with the remaining principal due upon maturity. The Term Loan can be prepaid without penalty in part by the Loan Parties with ten days’ prior written notice to the Agent, and in full within thirty days’ prior written notice. The Term Loan is subject to an interest rate of 9.0% per annum, payable monthly in arrears.

The obligations of the Loan Parties under the Credit Agreement are secured by all of their respective assets and the Loan Parties pledged all of their assets as collateral for their obligations under the Credit Agreement. Additionally, the Company pledged its ownership interests in the Purchasers and any of its other subsidiaries that it may form or acquire from time to time.

The Credit Agreement includes customary representations, warranties and financial and other covenants of the Loan Parties for the benefit of the Lenders and the Agent. The obligations of the Loan Parties under the Credit Agreement are subject to customary events of default for a secured term loan. Each Loan Party is jointly and severally liable for the obligations under the Credit Agreement.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 8 — NOTES PAYABLE (cont.)

On July 30, 2018, the Company entered into Amendment No. 1 to the Loan and Security Agreement (the “Amendment”) amending that certain Loan and Security Agreement, dated as of April 9, 2018 (the “Original Credit Agreement,” by and among GACP Finance Co., LLC, as administrative agent and collateral agent, the lenders party thereto, Securus365, Inc., eVance, Inc., eVance Capital, Inc., Omnisoft and CrowdPay as borrowers, and the Company, as parent guarantor. Pursuant to the Amendment, among other things, the lenders (i) waived the Company’s existing defaults under the Original Credit Agreement for its failure to make payment of $1,000,000 (the “initial payment”) under the Original Credit Agreement on or prior to July 15, 2018 and to deliver to the lenders unaudited monthly financial statements and compliance certificates of the Company, (ii) extended the date on which the initial payment was required to be made to July 30, 2018 and extended the date on which the Company is required to provide audited financial statements for the fiscal years ended December 31, 2017 and 2018, (iii) permitted the Company to enter into a subordinated loan arrangement for the Note concurrently with the Amendment such that the Company could make the initial payment under the terms of the Amendment and Original Credit Agreement, and permitted the Note to be repaid either from the sale of the Note Collateral Shares or at any time after the second payment under the Amendment and Original Credit Agreement. The Company borrowed $1,000,000 from a related party (Note 11) in order to make its first scheduled payment.

On November 14, 2018, the $2,000,000 second payment due under the Original Credit Agreement that was due by October 31, 2018 was paid. The Company borrowed $2,000,000 from a related party (Note 10) in order to make its second scheduled payment.

On February 5, 2019, the Company entered into Amendment No. 3 to Loan and Security Agreement (the “Amendment No. 3”) amending the Original Credit Agreement as the same was amended by the Amendment (the “Original Credit Agreement,” and as amended, by the Amendment and Amendment No. 3 the “Credit Agreement”), by and among GACP Finance Co., LLC, as administrative agent and collateral agent, the lenders party thereto, Securus365, Inc., eVance, Inc., eVance Capital, Inc., Omnisoft and CrowdPay, as borrowers, and the Company, as parent guarantor. Pursuant to the Amendment No. 3, among other things, the lenders waived the Company’s existing default under the Original Credit Agreement for its failure to comply with certain financial covenants set forth in the Original Credit Agreement and the parties amended the terms of the financial covenants that the Company must comply with. The Company is required to maintain a Fixed Charge Coverage Ratio of (x) not less than 1.10:1.00 and (y) on or after the end of the first full fiscal month ended January 31, 2020, the Fixed Charge Coverage Ratio shall not be less than 1.20:1.00, measured in each case on a trailing twelve month and Consolidated Net Revenue shall not be less than $10,000,000.

On April 24, 2020, the Company entered into Amendment No. 4 to Loan and Security Agreement (“Amendment No. 4”) amending the Credit Agreement. The purpose of Amendment No. 4 was to extend the Maturity Date of our indebtedness and to waive certain outstanding events of default. Specifically, the Maturity Date of our indebtedness was extended for one year to April 9, 2022. The lenders also waived the Company’s existing default under the Original Credit Agreement from the date the default occurred until the date of Amendment No. 4. These defaults were: (i) failure to to notify the Agent that one or more of the Loan Parties received proceeds from litigation above $99,999.99 and use the proceeds to make a prepayment of the Loans), (ii) one or more of the Loan Parties incurred indebtedness in an aggregate amount of $386,467 during fiscal year 2019 as a result of not reimbursing business expenses paid by Mr. Yakov in the ordinary course, which indebtedness is not permitted under Section 5.23(f) of the Credit Agreement (“Debt Default”) and (iii) Lender has not received financial statements and covenant compliance certificate of the Company as parent guarantor and the Borrowers for the fiscal year ended December 31, 2019 within 90-days of such fiscal year end as required by Section 5.15(a) of the Credit Agreement. In addition, Amendment No. 4 provides the Company with a limited waiver permitting the Company to incur government funded indebtedness from the United States CARES Act loan programs. Further, the financial covenants were amended whereby Consolidated Net Revenue for any rolling 12 month period shall not be less than $9,000,000 until June 30, 2021 and $10,000,000 from and after July 1, 2021.

Although, following the execution of Amendment No. 4, we are in compliance, we have not complied with these obligations at certain times since the Credit Agreement was entered into and were obligated to obtain certain waivers

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 8 — NOTES PAYABLE (cont.)

and modifications of these provisions to avoid an acceleration event under the Credit Agreement. If we are not able to remain in compliance with these obligations, the creditor may accelerate the maturity of the loan or may require us to adhere to stricter financial covenants in exchange for a waiver. While we expect to comply with these financial covenants, we cannot guarantee our ability to do so. Although it has entered into Amendment No. 4 which extended the maturity date, the Company is exploring refinancing solutions for more advantageous terms for its long-term debt either with new debtholders. If the Company is unable to refinance its debt or is unable to satisfy its obligations as they become due, the Company may be required to sell assets to repay all or part of the debt or replace the debt with less favorable terms. Total interest expense for the GACP loan incurred during the year ended December 31, 2019 was $866,875, $73,625 of which is accrued as of December 31, 2019. Total interest expense incurred during the year ended December 31, 2018 was $791,625, $73,625 of which was accrued as of December 31, 2018.

NOTE 9 — WARRANTS

Pursuant to and as additional consideration for the Term Loan under the Credit Agreement, on April 9, 2018 the Pursuant to and as additional consideration for the Term Loan under the Credit Agreement, on April 9, 2018 the Company issued to GACP a Warrant to purchase 40,000 shares of common stock of the Company at an exercise price of $7.50 per share, subject to adjustment as set forth in the Warrant. The Warrant is exercisable by GACP at any time from the Issuance Date until the later of (i) the third (3rd) anniversary of the Issuance Date and (ii) the date on which all obligations under the Credit Agreement have been satisfied in full. The Warrant may be redeemed for $0.003 per Warrant Share, at the sole discretion of the Company, at any time after the six (6) month anniversary of the Issuance Date if the closing sales price of the Company’s common stock equals or exceeds $150.00 per share on each of the 20 trading days within any 30 day trading day period ending on the third (3rd) trading day prior to the date on which the Company provides a notice of redemption. GACP has certain piggy-back registration rights as set forth in the Warrant with respect to the Warrant Shares to be issued upon exercise of the Warrant. After the six (6) month anniversary of the Issuance Date, GACP can exercise the Warrant using a “cashless exercise” feature to the extent that GACP exercises the Warrant for a number of Warrant Shares in excess of the number Warrant Shares that have been registered for resale under U.S. securities laws.

As additional consideration for the Term Loan under the Credit Agreement, on April 9, 2018 the Company also entered into a letter agreement (the “Additional Warrants Agreement”) with GACP, pursuant to which the Company agreed that if the Company at any time after the Closing and prior to the satisfaction of all outstanding obligations under the Credit Agreement requests for GACP to provide debt financing for the acquisition of a company or operating business by the Company or its subsidiaries, and GACP or its affiliates provide all of the debt financing for such acquisition, the Company will issue to GACP a warrant to purchase 6,667 shares of the Company’s common stock (an “Additional Warrant”) upon the closing of such debt-financing, with such Additional Warrant in substantially the same form as the Warrant, up to a total of four (4) Additional Warrants for four debt-financed acquisitions under the Additional Warrants Agreement. The exercise price of the Additional Warrants, if issued, will be $9.00 per share for the first Additional Warrant, $10.50 per share for the second Additional Warrant, $12.00 per share for the third Additional Warrant and $13.50 per share for the fourth Additional Warrant, with the number of shares and exercise price subject to adjustment as set forth in the Additional Warrants Agreement and the Additional Warrant.

The warrants have an exercise price of $7.50 and expire in three years. The aggregate fair value of the warrants, which was charged to interest expense, totalled $7,660 based on the Black Scholes Merton pricing model using the following estimates: exercise price of $7.50, 2.28% risk free rate, 114.11% volatility and expected life of the warrants of 3 years.

A summary of the status of the Company’s outstanding stock warrants and changes during the year is presented below:

Range of Exercise Prices	Number Outstanding 12/31/2019	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$7.50	40,000	1.27 years	$7.50

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 9 — WARRANTS (cont.)

The aggregate intrinsic value represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price as of December 31, 2019, which would have been received by the warrant holder had the warrant holder exercised their warrants as of that date.

NOTE 10 — STOCK OPTIONS

On April 10, 2018, the Company entered into an employment agreement with its VP of Finance pursuant to which he was granted 265,172 common stock options. The grant shall vest at the rate of 1/5 beginning on each anniversary of the effective date of grant. The options have an exercise price of $0.003 and expire in three years after each vest date. The aggregate fair value of the options totalled $1,192,535 based on the Black Scholes Merton pricing model using the following estimates: exercise price of $0.003, 2.43% risk free rate, 123.7% volatility and expected life of the options of 5 years. The fair value is being amortized over the applicable vesting period and credited to additional paid in capital.

On January 1, 2018, pursuant to the terms on the employment agreement with Mr. Yakov he was granted 6,667 common stock options. The grant shall vest at the rate of 1/3 beginning on each anniversary of the effective date of grant. The options have an exercise price of $0.03 and expire in three years after each vest date. The aggregate fair value of the options totalled $39,812 based on the Black Scholes Merton pricing model using the following estimates: exercise price of $0.03, 2.13% risk free rate, 123.7% volatility and expected life of the options of 3 years. The fair value is being amortized over the applicable vesting period and credited to additional paid in capital.

On January 1, 2019, pursuant to the terms on the employment agreement with Mr. Yakov he was granted 6,667 common stock options. The grant shall vest at the rate of 1/3 beginning on each anniversary of the effective date of grant. The options have an exercise price of $0.03 and expire in three years after each vest date. The aggregate fair value of the options totalled $39,814 based on the Black Scholes Merton pricing model using the following estimates: exercise price of $0.03, 2.47% risk free rate, 104.8% volatility and expected life of the options of 3 years. The fair value is being amortized over the applicable vesting period and credited to additional paid in capital.

On November 13, 2019, the Company entered into an agreement with the above holder of 265,172 common stock options and on November 25, 2019, the Company entered into an agreement with the holder of 13,334 common stock options, whereby the Company and option holders each agreed that the exercise price pertaining to those options would not be adjusted for the effects of the Reverse Stock Split. As are result, the exercise price of $0.003 associated with the options granted to the VP of Finance was modified to be $0.0001, and the exercise price of $0.03 associated with the options granted to Mr. Yakov was modified to be $0.001. The Company evaluated the impact of the option modification and concluded that there was no material impact to the consolidated financial statements.

	For the year ended December 31, 2019
Stock Options	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Options outstanding at January 1	271,839	$0.0001	—
Granted	6,667	$0.001	—
Exercised	—	$—	—
Forfeited	—	$—	—
Options outstanding December 31	278,506	$0.0001	$4,177,590
Shares exercisable at December 31	55,257	$0.0001	$828,855

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 11 — RELATED PARTY TRANSACTIONS

On March 12, 2018, the Company received $30,000 from Mr. John Herzog. The advance was used for operating expenses, was unsecured, non interest bearing and due on demand. This was repaid in full on April 19, 2018.

On July 30, 2018, pursuant to the terms of the Amendment (Note 8), the Company issued to Mr. John Herzog, a significant stockholder of the Company a subordinated promissory note in the principal amount of $1,000,000 (the “Note”) for cash proceeds of $1,000,000. The Note initially matured on March 31, 2019 (though the Company had the right to prepay the Note, in whole or in part, at any time prior to maturity) and bears interest at a rate of 12% per annum, compounding annually. The Note is subordinated to the Credit Agreement. The Company used the proceeds received to make the initial payment under the Credit Agreement.

On November 14, 2018, the Company issued to John Herzog, a subordinated promissory note in the principal amount of $2,000,000 for cash proceeds of $2,000,000.

On March 1, 2019, the Company entered into Amendment No. 1 to Subordinated Promissory Note (the “Subordinated Note Amendment”) with Mr. Herzog. The purpose of the Subordinated Note Amendment was to amend that certain subordinated promissory note issued on July 26, 2018 in the principal amount of $1,000,000 to reflect an increase in the amount of principal due under the note from $1,000,000 to $3,000,000 reflecting a payment made by the payee to the Company of $2,000,000 on November 14, 2018 (the proceeds of which were used by the Company to make a second required payment under the Credit Agreement) and to extend the maturity date of the Note from March 31, 2019 to September 30, 2020. On June 25, 2019, the Company entered into Amendment No. 2 to the subordinated promissory note with Mr. Herzog. The purpose of the amendment was to amend the maturity date of such subordinated promissory note such that it will be extended until September 30, 2022.

Total interest expense on the loans from Mr. Herzog for the years ended December 31, 2019 and 2018, was $360,000 and $82,849, respectively. Total accrued interest December 31, 2019 and 2018 is $402,849 and $52,849, respectively.

As of December 31, 2019 and 2018, the Company has total accrued compensation due to Mr. Yakov of $568,027 and $568,292, respectively, and advances to be repaid to Mr. Yakov of $17,684 and $17,684, respectively.

On August 10, 2018, Ronny Yakov, the CEO, loaned the Company $25,000, for working capital purposes. Mr. Yakov loaned the Company an additional $361,467 to the Company during the year ended December 31, 2019. The loans are unsecured, bear interest at 12% and are due on demand. As of December 31, 2019 and 2018 there is $22,279 and $1,184 of interest accrued, respectively, on these loans. Interest expense for the years ended December 31, 2019 and 2018 was $21,096 and $1,553, respectively.

NOTE 12 — PREFERRED STOCK

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 13 — COMMON STOCK

On April 12, 2018, the Company issued 833 shares of common stock for services previously rendered for total non-cash expense of $3,750.

NOTE 14 — COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

On October 20, 2017, the Company entered into a new employment agreement with its founder and president for 7 years effective January 1, 2018 through December 31, 2024. The agreement provides for an annual salary of $375,000, fringe benefits ($2,500 monthly automobile allowance, any benefit plans of the Company and 4 weeks paid vacation), an incentive bonus of $200,000 based on the achievement of certain performance criteria and an acquisition bonus equal to two (2%) percent of the gross purchase price paid in connection therewith upon the closing of any acquisition directly or indirectly by the Company or its subsidiaries during the Employment Period of any company or business (including purchases of all or substantially all of the assets of any such entity) having then existing sales of not less than three million five hundred thousand dollars ($3,500,000). As of December 31, 2019, no bonuses have been earned, paid or accrued.

On December 11, 2019, the Company entered into a settlement agreement to resolve disputes in ongoing litigation it initiated, relating to a residual payments owed pertaining to a portfolio of merchants acquired by the Company when it acquired Payprotec Oregon, LLC (the “Portfolio”), whereby it received the sum of $734,250. The Company recorded $172,390 of the settlement to a gain in other income. This was the portion of the settlement pertaining to services provided prior to the acquisition of the portfolio on April 9, 2018. The remaining $561,860 has been recognized in revenue for the year ended December 31, 2019, of which $223,670 pertains to performance obligations satisfied in the prior year.

Office Lease

The Company leases its Georgia office facilities under an operating lease which initial term expired in November 2019. The Company has continued to lease the location on a month-to-month basis. Monthly lease payments are $9,046.

NOTE 15 — INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 15 — INCOME TAX (cont.)

The income tax provision (benefit) consist of the following:

For the Years Ended December 31,
	2019	2018
Federal:
Current	$—	$—
Deferred	—	—

State and local:
Current	—	—
Deferred	—	—

Net deferred tax assets consist of the following components as of December 31:

	2019	2018
Deferred Tax Assets:
NOL Carryover	$1,195,800	$944,000
Payroll accrual	7,500	9,000
Allowance for Doubtful Accounts	10,300	12,000
Related party accrual	145,900	213,000
Depreciation and amortization	253,327	—
Less valuation allowance	(1,612,827)	(1,178,000)
Net deferred tax assets	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pre-tax income from continuing operations for the period ended December 31, due to the following:

	2019	2018
Book loss	$(282,000)	$(292,600)
State taxes	(81,000)	(138,500)
Meals and entertainment	1,200	6,800
Stock options	71,600	60,000
Other nondeductible expenses	—	4,300
Other adjustments	53,481	—
Adjustment to deferred tax assets	(198,108)	—
Valuation allowance	434,827	360,000
	$—	$—

At December 31, 2019, the Company had operating loss carry forwards of approximately $4,429,000, $3,417,085 of which expire from 2021 – 2027, and no expiration on the remaining amount. In accordance with Section 382 of the Internal Revenue code, the usage of the Company’s net operating loss carryforwards may be limited in the event of a change in ownership. A full Section 382 analysis has not been prepared and NOLs could be subject to limitation under Section 382.

The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. No interest or penalties were recorded during the years ended December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position in the next twelve months.

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 15 — INCOME TAX (cont.)

The Company files income tax returns in the U.S. federal jurisdiction, New York and Georgia which remain subject to examination by the various taxing authorities beginning with the tax year ended December 31, 2016 (or the tax year ended December 31, 2002 if the Company were to utilize its NOLs). No tax audits were commenced or were in process during the years ended December 31, 2019 and 2018.

NOTE 16 — SUBSEQUENT EVENTS

Pursuant to the terms on the employment agreement with Mr. Yakov, he was granted 6,667 common stock options on January 1, 2020.

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. In response to the pandemic, the Company is working with merchants to address potential changes to the purchase patterns of consumers. In addition, it is focusing on servicing merchants that sell products with an extended delivery time frame, that have products that are paid for in advance, and that work in the catering, ticketing, limo and travel related businesses which have been directly impacted by the social distancing requirement of the pandemic. Further, for those of the Company’s employees that are able to perform their job remotely, the Company has implemented a “remote work” policy and provided employees with the technology necessary to do continue to do their jobs from home and for those employees that are unable to perform their job from a remote location, the Company has taken steps to ensure appropriate distancing and added sanitizing stations along with requiring frequent hand washing and work station cleaning.

While it is unknown how long these conditions will last and what the complete financial impact it will have on the Company, the financial services and payment technology industries in which we operate depend heavily upon the overall level of consumer, business and government spending. A sustained deterioration in general economic conditions resulting in less consumer, business and government spending may adversely affect our financial performance by reducing the number or average purchase amount of transactions we process. If our customers make fewer sales of products and services using electronic payments, or consumers spend less money through electronic payments, whether due to the outbreak of the COVID-19 virus, change of consumer behavior or otherwise, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue making it reasonably possible that we are financially vulnerable to the effects of the pandemic.

Amendment No. 4 to Loan and Security Agreement

On April 24, 2020, the Company entered into Amendment No. 4 to Loan and Security Agreement (“Amendment No. 4”) amending the Credit Agreement. The purpose of Amendment No. 4 was to extend the Maturity Date of our indebtedness and to waive certain outstanding events of default. Specifically, the Maturity Date of our indebtedness was extended for one year to April 9, 2022. The lenders also waived the Company’s existing default under the Original Credit Agreement for its (i) failure to (x) to notify the Agent that one or more of the Loan Parties received Extraordinary Receipts above $99,999.99 (as such term is specifically defined in the Credit Agreement, but which include proceeds from litigation or insurance claims) and (y) to deliver a reinvestment notice in respect of such Extraordinary Receipts and/or to make the required prepayment of the Loans from such Extraordinary Receipts, in each case, as required by Section 1.08(e) of the Credit Agreement, (ii) one or more of the Loan Parties incurred indebtedness in an aggregate amount of approximately $386,467 during fiscal year 2019 as a result of not reimbursing business expenses paid by Mr. Yakov in the ordinary course, which indebtedness is not permitted under Section 5.23(f) of the Credit Agreement (“Debt Default”) and (iii) Lender has not received financial statements and other information of the Company as parent guarantor and the Borrowers for the fiscal year ended December 31, 2019 within 90-days of such fiscal year end as required by Section 5.15(a) of the Credit Agreement. In addition, Amendment No. 4 provides the Company

The OLB Group, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2019 and 2018

NOTE 16 — SUBSEQUENT EVENTS (cont.)

with a limited waiver permitting the Company to incur government funded indebtedness from the United States CARES Act loan programs. Further, the financial covenants were amended whereby Consolidated Net Revenue shall not be less than (x) until June 30, 2021 $9,000,000 and (y) from and after July 1, 2021, $10,000,000, on a trailing twelve-months basis.

In consideration for the foregoing, the Credit Agreement was amended to include a new repayment schedule under the note whereby the Company paid an amount equal to $125,000 upon execution of Amendment No. 4 and the Company agreed to make a monthly payment of $25,000 per month, commencing May 1, 2020 and on the first business day of each calendar month thereafter. In the event that the Company does not make a monthly payment, Messrs. Yakov and Herzog will have the ability to make an equity contribution to the Company for the sole purpose of paying the monthly payment obligation of the Company under the Credit Agreement. In addition, the Company is required to pay to Lenders 100% of the proceeds from any favorable judgments from ongoing litigation and 20% of the net proceeds from any future equity offering completed by the Company.

The OLB Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash	$434,533	$507,616
Accounts receivable, net	384,970	479,404
Prepaid expenses	16,925	16,706
Other current assets	108,278	108,278
Total Current Assets	944,706	1,112,004

Other Assets:
Property and equipment, net	31,137	36,653
Intangible assets, net	3,132,024	3,335,239
Deferred offering costs	233,120	210,305
Goodwill	6,858,216	6,858,216
Other long-term assets	296,893	316,512
TOTAL ASSETS	$11,496,096	$11,868,929

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$442,958	$592,853
Accrued expenses – related party	1,113,339	1,012,023
Accrued expenses	321,343	78392
Deferred revenue	—	99,594
Note payable – current portion	400,000	325,000
Note payable – related parties – current portion	386,467	386,467
Total Current Liabilities	2,664,107	2,494,329
Long Term Liabilities:
Note payable, net	9,100,000	9,175,000
Notes payable – related party	3,000,000	3,000,000
Total Liabilities	14,764,107	14,669,329

Commitments and contingencies (Note 9)

Stockholders’ Deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding		—
Common stock, $0.0001 par value; 200,000,000 shares authorized, 5,411,905 and 5,411,905 shares issued and outstanding, respectively	541	541
Additional paid-in capital	16,125,534	16,050,938
Accumulated deficit	(19,394,086)	(18,851,879)
Total Stockholders’ Deficit	(3,268,011)	(2,800,400)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$11,496,096	$11,868,929

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

The OLB Group, Inc. and Subsidiaries,
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Revenue:
Transaction and processing fees	$2,336,479	$2,576,284
Merchant equipment rental and sales	20,262	8,410
Other revenue from monthly recurring subscriptions	257,252	6,200
Total revenue	2,613,993	2,590,894

Operating expenses:
Processing and servicing costs, excluding merchant portfolio amortization	1,720,413	1,718,098
Amortization expense	203,214	227,647
Salaries and wages	400,188	434,793
Outside commissions	41,435	40,869
General and administrative expenses	473,932	273,022
Total operating expenses	2,839,182	2,694,429

Loss from operations	(225,189)	(103,535)

Other Income (Expense):
Interest expense	(216,125)	(213,750)
Interest expense, related party	(101,316)	(90,204)
Other income	423	544
Total other expense	(317,018)	(303,410)

Net Loss	$(542,207)	$(406,945)

Net loss per share, basic and diluted	$(0.10)	$(0.08)

Weighted average shares outstanding, basic and diluted	5,471,606	5,414,127

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

The OLB Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholders’ Deficit
For the Three Months ended March 31, 2020 and 2019
(Unaudited)

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at January 1, 2020	5,411,905	$541	$16,050,938	$(18,851,879)	$(2,800,400)
Stock based compensation	—	—	74,596	—	74,596
Net loss	—	—	—	(542,207)	(542,207)
Balance at March 31, 2020	5,411,905	$541	$16,125,534	$(19,394,086)	$(3,268,011)
	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at January 1, 2019	5,411,905	$541	$15,785,888	$(17,508,467)	$(1,722,038)
Stock based compensation	—	—	66,262	—	66,262
Net loss	—	—	—	(406,945)	(406,945)
Balance at March 31, 2019	5,411,905	$541	$15,852,150	$(17,915,412)	$(2,062,721)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

The OLB Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(542,207)	$(406,945)
Adjustments to Reconcile Net Loss to Net Cash Used in Operations:
Depreciation and amortization	208,731	236,517
Stock based compensation	74,596	66,262
Changes in assets and liabilities:
Accounts receivable	94,434	(71,030)
Prepaid expenses	(219)	(991)
Other long-term assets	19,619	(5,419)
Accounts payable	(149,895)	(7,371)
Accrued expenses – related party	101,316	79,992
Other accrued liabilities	242,951	(4,756)
Deferred revenue	(99,594)	—
Net Cash used in Operating Activities	(50,268)	(113,741)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable – related party	—	45,000
Payment of deferred offering costs	(22,815)	—
Net Cash (used in) provided by Financing Activities	(22,815)	45,000

Net Change in Cash	(73,083)	(68,741)
Cash – Beginning of Period	507,616	111,586
Cash – End of Period	$434,533	$42,845

Cash Paid For:
Interest	$216,125	$223,750
Income taxes	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 1 — BACKGROUND

Background

The OLB Group, Inc. (“OLB” the “Company”) was incorporated in the State of Delaware on November 18, 2004 and provides services through its wholly-owned subsidiaries.

The Company provides integrated financial and transaction processing services to businesses throughout the United States. Through its eVance Capital, Inc. subsidiary (“eVance”), the Company provides an integrated suite of third-party merchant payment processing services and related proprietary software enabling products that deliver credit and debit card-based internet payment processing solutions primarily to small and mid-sized merchants operating in physical “brick and mortar” business environments, on the internet and in retail settings requiring both wired and wireless mobile payment solutions. eVance operates as an independent sales organization (“ISO”) generating individual merchant processing contracts in exchange for future residual payments. As a wholesale ISO, eVance has a direct contractual relationship with the merchants and takes greater responsibility in the approval and monitoring of merchants than do retail ISOs and as a result, receives additional consideration for this service and risk. The Company’s Securus365, Inc. subsidiary operates as a retail ISO and receives residual income as commission for merchants it places with third party processors.

CrowdPay.us, Inc. (“CrowdPay”) is a Crowdfunding platform used to facilitate a capital raise anywhere from $1,000,0000 -$50,000,000 of various types of securities under Regulation D, Regulation Crowdfunding, Regulation A and the Securities Act. To date, the activities of this subsidiary have been insignificant.

OmniSoft.io, Inc. (“OmniSoft”) operates a software platform for small merchants. The Omnicommerce applications work on an iPad, mobile device and the web and allows you to sell a store’s products in a physical, retail setting. To date, the activities of this subsidiary have been insignificant when compared to the overall business.

The Company also provides ecommerce development and consulting services on a project by project basis.

COVID-19 Impact

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. In response to the pandemic, the Company is working with merchants to address potential changes to the purchase patterns of consumers. In addition, it is focusing on servicing merchants that sell products with an extended delivery time frame, that have products that are paid for in advance, and that work in the catering, ticketing, limo and travel related businesses which have been directly impacted by the social distancing requirement of the pandemic. Further, for those of the Company’s employees that are able to perform their job remotely, the Company has implemented a “remote work” policy and provided employees with the technology necessary to continue to do their jobs from home and for those employees that are unable to perform their job from a remote location, the Company has taken steps to ensure appropriate distancing and added sanitizing stations along with requiring frequent hand washing and work station cleaning.

While it is unknown how long these conditions will last and what the complete financial impact will have on the Company, the financial services and payment technology industries in which we operate depend heavily upon the overall level of consumer, business and government spending. A sustained deterioration in general economic conditions resulting in less consumer, business and government spending may adversely affect our financial performance by reducing the number or average purchase amount of transactions we process. If our customers make fewer sales of products and services using electronic payments, or consumers spend less money through electronic payments, whether due to the outbreak of the COVID-19 virus, change of consumer behavior or otherwise, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue making it reasonably possible that we are financially vulnerable to the effects of the pandemic.

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2019 included on the Company’s Form 10-K. The results of the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the full year ending December 31, 2020.

In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2020 and the results of operations and cash flows presented herein have been included in the interim financial statements. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s accounting estimates include the collectability of receivables, useful lives of long lived assets and recoverability of those assets, impairment in fair value of goodwill, valuation allowances for income taxes, stock based compensation.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, eVance, Securus, CrowdPay, and OMNISOFT. All significant intercompany transactions and balances have been eliminated.

Net Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares for the three months ended March 31, 2020 and 2019 does not include warrants to acquire 40,000 shares of common stock because of their anti-dilutive effect. The weighted average number of common shares for the three months ended March 31, 2020 and 2019 includes 59,701 and 2,222 options, respectively, due to the nominal exercise price of the options. The weighted average number of common shares for the three months ended March 31, 2020 and 2019 does not include 225,471 and 276,284 options, respectively, to purchase common stock because of their anti-dilutive effect.

Revenue Recognition and Cost of Revenues

The Company receives a percentage of recurring monthly transaction related fees comprised of credit and debit card fees charged to merchants, net of association fees, otherwise known as Interchange, as well as certain service charges and convenience fees, for payment processing services, including authorization, capture, clearing, settlement and information reporting of electronic transactions. Fees are calculated on either a percentage of the dollar volume of the transaction or a fixed fee or a hybrid of the two and are recognized at the time of the transaction. In the case of “wholesale” residual revenue in which the Company has a direct contractual relationship with the merchant, bears risk of chargebacks and performs underwriting on the merchants, the Company records the full discount charged to the merchant as revenue and the related interchange and other processing fees as expenses. In cases of residual revenue

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

where the Company is not responsible for merchant underwriting and has no chargeback liability and has no or limited contractual relationship with the merchant, the Company records the amount it receives from the processor net of interchange and other processing fees as revenue.

Disaggregation of Revenue

The following table presents the Company’s revenue disaggregated by revenue source:

	For the Three Months Ended March 31, 2020
	2020	2019
Revenue from contracts with customers:
Wholesale contracts	$1,420,039	$1,583,369
Retail contracts	$646,517	$626,189
Other transaction and processing fees	$547,437	$381,336
Total transactions and processing fees	$2,613,993	$2,590,894

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company determines revenue recognition through the following steps:

•        Identification of a contract with a customer;

•        Identification of the performance obligations in the contract;

•        Determination of the transaction price;

•        Allocation of the transaction price to the performance obligations in the contract; and

•        Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Shipping and handling activities associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment activity and recognized as revenue at the point in time at which control of the goods transfers to the customer. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

Transaction and processing fees

Fees for the Company’s transaction and processing arrangements are typically billed and paid on a monthly basis. The Company receives a percentage of recurring monthly transaction related fees comprised of credit and debit card fees charged to merchants, net of association fees, otherwise known as Interchange, as well as certain service charges and convenience fees, for payment processing services, including authorization, capture, clearing, settlement and information reporting of electronic transactions. Fees are calculated on either a percentage of the dollar, volume of the transaction or a fixed fee or a hybrid of the two and are recognized at the time of the transaction. These merchant services represents a single performance obligation satisfied over time and that the same measure of progress should be used to measure the Company’s progress toward complete satisfaction of the performance obligation. The Company will recognize revenue on a monthly basis as the services are transferred to the customer in short daily increments that qualify for series guidance as the best measure of the transfer of control.

In wholesale contracts, the Company recognizes transaction and processing fees on a gross basis as the Company is the principal in the merchant services. The Company has concluded it is the principal because it has a direct

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

contractual relationship with the merchant, is primarily responsible for the delivery of services to the merchants, including performing underwriting, has discretion in setting prices, and bears risk of chargebacks and other merchant losses. The Company also has the unilateral ability to accept or reject a transaction based on criteria established by the Company. As the principal, the Company records the full discount charged to the merchant as revenue and the related interchange and other processing fees within cost of revenues.

In retail contracts, the Company is not responsible for merchant underwriting, has no chargeback liability and has no or limited contractual relationship with the merchant. As such, the Company records the net amount it receives from the processor, after interchange and other interchange and other processing fees, as revenue.

Merchant equipment sales and other

The Company generates revenue through the sale and rental of merchant equipment. The Company satisfies its performance obligation upon delivery of equipment to merchants and recognizes revenue at a point in time. The Company allows for customer returns which are accounted for as variable consideration. The Company estimates these amounts based on historical experience and reduces revenue recognized. The Company invoices customers upon delivery of the equipment to merchants, and payments from such customers are due upon invoicing. The Company offers hardware installment sales to customers with terms ranging from three to forty-eight months. The Company allocates a portion of the consideration received from these arrangements to a financing component when it determines that a significant financing component exists. The financing component is subsequently recognized as financing revenue separate from hardware revenue, within subscription and services-based revenue, over the terms of the arrangement with the customer. Pursuant to practical expedients afforded under ASC 606, the Company does not recognize a financing component for hardware installment sales that have a term of one year or less.

Deferred Revenue

From time to time the Company may launch new products or services to its merchants. In the event step 1 under ASC 606 is not met, the Company will record deferred revenue upon receipt of the payment by the customer. In November 2019, the Company began billing existing merchants for its cloud-based omni-channels software, ShopFast. Merchants are billed monthly with the ability to opt out and receive a refund for up to 30 days after they are billed. Due to the lack of historical data related to these services, customer activity and the associated billings and refunds, $99,594 was recorded as deferred revenue as of December 31, 2019. All of the deferred revenue, net of any refunds, was recognized in the three months ended March 31, 2020. During the three months ended March 31, 2020, the Company determined it had sufficient information to determine Step 1 was achieved, and therefore recognized all revenue that was previously deferred. As such, $99,594 of revenue recognized during the three months ended March 31, 2020 pertained to services provided in the prior period.

Recent Accounting Standards

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The ASU requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. This new guidance will be effective for annual reporting periods beginning after December 15, 2020, including interim periods within those annual reporting periods, and early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the potential effect that the adoption of this standard will have on its consolidated financial position and results of operations.

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, and also issued subsequent amendments to the initial guidance, ASU 2018-19, ASU 2019-04, ASU 2019-05, and ASU 2019-11 (collectively, Topic 326), to introduce a new impairment model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses (CECL). Under Topic 326, an entity is required to estimate CECL on available-for-sale (AFS) debt securities only when the fair value is below the amortized cost of the asset and is no longer based on an impairment being “other-than-temporary” and is required to estimate CECL on trade receivables at inception, based on historical information, current conditions, and reasonable and supportable forecasts. Topic 326 also requires the impairment calculation on an individual security level and requires an entity use present value of cash flows when estimating the CECL. The credit-related losses are required to be recognized through earnings and non-credit related losses are reported in other comprehensive income. In April 2019, the FASB further clarified the scope of Topic 326 and addressed issues related to accrued interest receivable balances, recoveries, variable interest rates and prepayment. The new guidance will require modified retrospective application to all outstanding instruments, with a cumulative effect adjustment recorded to opening retained earnings as of the beginning of the first period in which the guidance becomes effective. The amendments in this Update for the Company are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted in any interim period after the issuance of this of this Update. The Company is evaluating the impact of the adoption of the new standard on its consolidated financial statement and disclosures.

NOTE 3 — LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2020, the Company had cash of $434,533 and a working capital deficit of $1,644,401. For the three months ended March 31, 2020, the Company’s net loss was $542,207. As a result of the Company’s operating cash flows and working capital needs during 2019, which required it to obtain loans from a related party, at March 31, 2020, the Company was not in compliance with certain financial covenants required by the Credit Agreement (as hereinafter defined).

Further, in connection with the response to the COVID-19 pandemic in the United States, the Company has experienced certain disruptions to its business and has observed disruptions for the Company’s customers and merchants which has resulted in a decline in transaction volume. While the volume of processing transactions by merchants in March was relatively in-line with the Company’s expectations that the number of transactions during March would be below the prior year because states in the United States began to implement stay-at-home orders, the number of transactions and resulting revenue was approximately 15% lower in March than in February and 40% lower than March during the month of April. We estimate that the number of transactions will continue to stay at a depressed level or further decline from both the prior year and from the quarter ended March 31, 2020, along with revenues, until the response to the COVID-19 pandemic relaxes stay-at-home restrictions and allows customers to make more point of purchase transactions for merchants and/or more merchants provide for additional contactless and online purchase options. Based on this, the Company expects an overall decrease in revenue and cash flows from operations during the remainder of 2020. As a result of these factors, the Company determined it was necessary to take certain corporate actions, described below, in connection with its overall analysis to determine whether or not his has sufficient liquidity to continue as a going concern for a period of at least twelve months from the date its condensed consolidated financial statements were issued.

On April 24, 2020, the Company entered into Amendment No. 4 to Loan and Security Agreement (“Amendment No. 4”) amending the Credit Agreement. The purpose of Amendment No. 4 was to extend the Maturity Date of the indebtedness to April 9, 2022 and to waive any outstanding events of default. In consideration for the foregoing, the Credit Agreement was amended to include a new principal repayment schedule under the note whereby the Company paid an amount equal to $125,000 upon execution of Amendment No. 4 and the Company agreed to make a monthly payment of $25,000 per month, commencing May 1, 2020, and on the first business day of each calendar month thereafter until the required balloon payment on April 9, 2022. In the event that the Company does not make a monthly payment, Messrs. Yakov and Herzog will have the ability to make an equity contribution to the Company for the sole

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 3 — LIQUIDITY AND CAPITAL RESOURCES (cont.)

purpose of paying the monthly payment obligation of the Company under the Credit Agreement. In addition, included in the working capital deficit described above as of March 31, 2020 was accrued payroll, a note payable and other expenses due to the Company’s Chief Executive Officer, Mr. Ronny Yakov, in the amount of $1,005,020, which he has agreed to defer receiving payment until December 31, 2022. As such, the Company believes it will be able fund future liquidity and capital requirements through cash flows generated from its operating activities for a period of at least twelve months from the date its condensed consolidated financial statements are issued.

In the event that the response to the pandemic results in a greater than anticipated reduction in processing transaction volume, the Company can further reduce or defer expenses. More specifically, the Company could (a) implement certain discretionary cost reduction initiatives relating to our spend on employee travel and entertainment, consulting costs and marketing expenses, (b) negotiate deferred salary arrangements with Mr. Yakov or other employees, (c) furlough employees or reduce headcount, (d) negotiate extensions of payments of rent and utilities, or (e) enter in or to additional short term loans with Mr. Yakov whereby certain of our expenses as they come due continue to be paid by him and not immediately reimbursed as a normal business expense. In addition, on December 10, 2019, Mr. John Herzog, a related party and significant stockholder, provided a letter to the Company whereby he addressed his prior commitments to provide financial assistance to the Company and agreed to assist with our ongoing working capital needs, upon request through the earlier of (a) the closing of a potential public offering of the Company’s common stock and warrants or (b) November 2020 (other than our obligations to pay principal or interest with respect to the Credit Agreement). Other than with respect to our long-term debt, there are no other limitations or restrictions to the amount of working capital funding that may be provided by Mr. Herzog. In the event that we deem it necessary to request an advance from Mr. Herzog, we expect to negotiate the terms of such advance at that time. Mr. Herzog has committed to not terminate this commitment during its term, but we do not believe that we have recourse in the event that such commitment is terminated.

Finally, the Company has received a Paycheck Protection Program loan under the CARES Act for approximately $236,000 and it is planning a public offering of its Common Stock during 2020. Although proceeds from the offering are not assured, additional working capital would be available if the Company were successful in obtaining capital from the offering.

Additional Information Regarding Our Credit Agreement

Although, following the execution of Amendment No. 4, we are in compliance, we have not complied with these obligations at certain times since the Credit Agreement was entered into and were obligated to obtain certain waivers and modifications of these provisions to avoid an acceleration event under the Credit Agreement. If we are not able to remain in compliance with these obligations, the creditor may accelerate the maturity of the loan or may require us to adhere to stricter financial covenants in exchange for a waiver. While we expect to comply with these financial covenants, we cannot guarantee our ability to do so. Although it has entered into Amendment No. 4 which extended the maturity date, the Company is exploring refinancing solutions for more advantageous terms for its long-term debt either with new debtholders. If the Company is unable to refinance its debt or is unable to satisfy its obligations as they become due, the Company may be required to sell assets to repay all or part of the debt or replace the debt with less favorable terms.

With respect to its senior debt, the Company is required to maintain the following financial covenants in order to avoid an event of default: (1) a Fixed Charge Coverage Ratio not be less than 1.20:1.00, measured in each case on a trailing twelve month basis and (2) net revenue of the Company shall not be less than $9,000,000 until June 30, 2021 and $10,000,000 from and after July 1, 2021, on a trailing twelve-month basis. The Fixed Charge Coverage Ratio is defined as the ratio of (A) EBITDA for each fiscal month minus unfinanced capital expenditures (but not less than zero) for such fiscal month to (B) the sum of (i) all principal payments scheduled to be made during or with respect to such period, plus (ii) all interest expense for such period paid or required to be paid in cash during such period, plus (iii) all federal, state, and local income taxes paid or required to be paid for such period, plus (iv) all cash distributions, dividends, redemptions and other cash payments made or required to be made during such period with respect to equity issued by the Company.

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 4 — INTANGIBLE ASSETS

Intangible assets, net, consist of the following as of:

	March 31, 2020	December 31, 2019
Merchant Portfolios	$2,190,000	$2,190,000
Less Accumulated Amortization	(932,976)	(854,761)
Net residual portfolios	$1,257,024	$1,335,239
	March 31, 2020	December 31, 2019
Trade name	$2,500,000	$2,500,000
Less Accumulated Amortization	(625,000)	(500,000)
Net trade name	$1,875,000	$2,000,000

Amortization expense for the three months ended March 31, 2020 and 2019 was $203,214 and $227,647, respectively.

The Company’s merchant portfolios and tradename are being amortized over respective useful lives of 7 and 5 years.

The following sets forth the estimated amortization expense related to amortizing intangible assets for the years ended December 31:

2020 (remainder of year)	$609,643
2021	$812,857
2022	$812,857
2023	$479,524
2024	$312,857
Thereafter	$104,287
Total	$3,132,025

The weighted average remaining useful life of amortizing intangible assets was 4.75 years at March 31, 2020.

NOTE 5 — NOTE PAYABLE

On April 8, 2018, eVance, Omnisoft, and CrowdPay, (collectively, the “Borrowers”), entered into a term loan of $12,500,00 with GACP (the “Term Loan”) to the which obligations are guaranteed by the Company (collectively with the Borrowers, the “Loan Parties”), under the Loan and Security Agreement (the “Credit Agreement”).

On April 24, 2020, the Company entered into Amendment No. 4 to Loan and Security Agreement amending the Credit Agreement. The purpose of Amendment No. 4 was to extend the Maturity Date of our indebtedness and to waive certain outstanding events of default. Specifically, the Maturity Date of our indebtedness was extended for one year to April 9, 2022. The lenders also waived the Company’s existing default under the Credit Agreement from the date the default occurred until the date of Amendment No. 4. These defaults were: (i) failure to notify the Agent that one or more of the Loan Parties received proceeds from litigation above $99,999.99 and use the proceeds to make a prepayment of the Loans), (ii) one or more of the Loan Parties incurred indebtedness in an aggregate amount of $386,467 during fiscal year 2019 as a result of not reimbursing business expenses paid by Mr. Yakov in the ordinary course, which indebtedness is not permitted under Section 5.23(f) of the Credit Agreement (“Debt Default”) and (iii) Lender has not received financial statements and covenant compliance certificate of the Company as parent guarantor and the Borrowers for the fiscal year ended December 31, 2019 within 90-days of such fiscal year end as required by Section 5.15(a) of the Credit Agreement. In addition, Amendment No. 4 provides the Company with a

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 5 — NOTE PAYABLE (cont.)

limited waiver permitting the Company to incur government funded indebtedness from the United States CARES Act loan programs. Further, the financial covenants were amended whereby Consolidated Net Revenue for any rolling 12 month period shall not be less than $9,000,000 until June 30, 2021 and $10,000,000 from and after July 1, 2021.

The Term Loan matures in full on April 9, 2022, the third anniversary of the Closing. $1,000,000 of the principal amount under the Term Loan was repaid on to July 31, 2018, and an additional $2,000,000 in principal due on or prior to October 31, 2018 was paid on November 14, 2018. Additionally, the Company paid $125,000 of the Term Loan upon execution of Amendment No. 4 in April 2020 and the Company agreed to make a monthly payment of $25,000 per month, commencing May 1, 2020 and on the first business day of each calendar month thereafter, with the remaining principal due upon maturity. The Term Loan can be prepaid without penalty in part by the Loan Parties with ten days’ prior written notice to the Agent, and in full within thirty days’ prior written notice. The Term Loan is subject to an interest rate of 9.0% per annum, payable monthly in arrears.

The obligations of the Loan Parties under the Credit Agreement are secured by all of their respective assets and the Loan Parties pledged all of their assets as collateral for their obligations under the Credit Agreement. Additionally, the Company pledged its ownership interests in the Purchasers and any of its other subsidiaries that it may form or acquire from time to time.

The Credit Agreement includes customary representations, warranties and financial and other covenants of the Loan Parties for the benefit of the Lenders and the Agent. The obligations of the Loan Parties under the Credit Agreement are subject to customary events of default for a secured term loan. Each Loan Party is jointly and severally liable for the obligations under the Credit Agreement.

On July 30, 2018, the Company entered into Amendment No. 1 to the Credit Agreement (“Amendment No. 1”) whereby, among other things, the lenders (i) waived the Company’s existing defaults under the Original Credit Agreement for its failure to make payment of $1,000,000 (the “initial payment”) required by the Credit Agreement on or prior to July 15, 2018 and to deliver to the lenders unaudited monthly financial statements and compliance certificates of the Company, (ii) extended the date on which the initial payment was required to be made to July 30, 2018 and extended the date on which the Company is required to provide audited financial statements for the fiscal years ended December 31, 2017 and 2018, (iii) permitted the Company to enter into a subordinated loan arrangement for the Note concurrently with Amendment No. 1 such that the Company could make the initial payment under the terms of Amendment No. 1 and the Credit Agreement, and permitted the Note to be repaid either from the sale of collateral securing the Term Loan or at any time after the second payment under the Amendment No. 1 and the Credit Agreement. The Company borrowed $1,000,000 from a related party (Note 8) in order to make its first scheduled payment.

On November 14, 2018, the $2,000,000 second payment due under the Original Credit Agreement that was due by October 31, 2018 was paid. The Company borrowed $2,000,000 from a related party (Note 8) in order to make its second scheduled payment.

On February 5, 2019, the Company entered into Amendment No. 3 to the Credit Agreement (“Amendment No. 3”) amending the Credit Agreement whereby, among other things, the lenders waived the Company’s existing default under the Original Credit Agreement for its failure to comply with certain financial covenants set forth in the Original Credit Agreement and the parties amended the terms of the financial covenants that the Company must comply with. The Company is required to maintain a Fixed Charge Coverage Ratio of (x) not less than 1.10:1.00 and (y) on or after the end of the first full fiscal month ended January 31, 2020, the Fixed Charge Coverage Ratio shall not be less than 1.20:1.00, measured in each case on a trailing twelve month and Consolidated Net Revenue shall not be less than $10,000,000.

Although, following the execution of Amendment No. 4, we are in compliance, we have not complied with these obligations at certain times since the Credit Agreement was entered into and were obligated to obtain certain waivers and modifications of these provisions to avoid an acceleration event under the Credit Agreement. If we are not able to remain in compliance with these obligations, the creditor may accelerate the maturity of the loan or may require us to adhere to stricter financial covenants in exchange for a waiver. While we expect to comply with these financial

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 5 — NOTE PAYABLE (cont.)

covenants, we cannot guarantee our ability to do so. Although it has entered into Amendment No. 4 which extended the maturity date, the Company is exploring refinancing solutions for more advantageous terms for its long-term debt either with new debtholders. If the Company is unable to refinance its debt or is unable to satisfy its obligations as they become due, the Company may be required to sell assets to repay all or part of the debt or replace the debt with less favorable terms. Total interest expense for the GACP loan incurred during the three months ended March 31, 2020 and 2019 was $216,125 and $213,750, respectively. Accrued interest as of March 31, 2020 and December 31, 2019, was $73,625 and $73,625, respectively.

NOTE 6 — STOCK OPTIONS

On January 1, 2020, pursuant to the terms on the employment agreement with Mr. Yakov he was granted 6,667 common stock options. The grant shall vest at the rate of 1/3 beginning on each anniversary of the effective date of grant. The options have an exercise price of $0.001 and expire in three years after each vest date. The aggregate fair value of the options totaled $99,994 based on the Black Scholes Merton pricing model using the following estimates: exercise price of $0.001, 1.63% risk free rate, 95.3% volatility and expected life of the options of 3 years. The fair value is being amortized over the applicable vesting period and credited to additional paid in capital.

A summary of the status of the Company’s outstanding stock options and changes during the three months ended March 31, 2020 is presented below:

Stock Options	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Options outstanding at January 1, 2020	278,506	$0.0001	—
Granted	6,667	$0.001	—
Exercised	—	$—	—
Forfeited	—	$—	—
Options outstanding March 31, 2020	285,173	$0.0001	$4,177,590
Shares exercisable at March 31, 2020	59,701	$0.0001	$895,505

NOTE 7 — RELATED PARTY TRANSACTIONS

On July 30, 2018, pursuant to the terms of the Amendment, the Company issued to Mr. John Herzog, a significant stockholder of the Company a subordinated promissory note in the principal amount of $1,000,000 (the “Note”) for cash proceeds of $1,000,000. The Note initially matured on March 31, 2019 (though the Company had the right to prepay the Note, in whole or in part, at any time prior to maturity) and bears interest at a rate of 12% per annum, compounding annually. The Note is subordinated to the Credit Agreement. The Company used the proceeds received to make the initial payment under the Credit Agreement.

On November 14, 2018, the Company issued to John Herzog, a subordinated promissory note in the principal amount of $2,000,000 for cash proceeds of $2,000,000.

On March 1, 2019, the Company entered into Amendment No. 1 to Subordinated Promissory Note (the “Subordinated Note Amendment”) with Mr. Herzog. The purpose of the Subordinated Note Amendment was to amend that certain subordinated promissory note issued on July 26, 2018 in the principal amount of $1,000,000 to reflect an increase in the amount of principal due under the note from $1,000,000 to $3,000,000 reflecting a payment made by the payee to the Company of $2,000,000 on November 14, 2018 (the proceeds of which were used by the Company to make a second required payment under the Credit Agreement) and to extend the maturity date of the Note from March 31, 2019 to September 30, 2020. On June 25, 2019, the Company entered into Amendment No. 2 to the subordinated promissory note with Mr. Herzog. The purpose of the amendment was to amend the maturity date of such subordinated promissory note such that it will be extended until September 30, 2022.

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 7 — RELATED PARTY TRANSACTIONS (cont.)

Total interest expense on the loans from Mr. Herzog for the three months ended March 31, 2020 and 2019 was $89,753 and $88,767, respectively. Total accrued interest as of March 31, 2020 and December 31, 2019 was $492,602 and $402,849, respectively.

As of March 31, 2020 and December 31, 2019, the Company has total accrued compensation due to Mr. Yakov of $568,027 and $568,027, respectively, and advances to be repaid to Mr. Yakov of $17,684 and $17,684, respectively.

Mr. Yakov, CEO has loaned funds to the Company for working capital purposes. As of March 31, 2020 and December 31, 2019 the balance on these loans is $386,467 and $386,467, respectively. The loans are unsecured, bear interest at 12% and are due on demand. As of March 31, 2020 and December 31, 2019 there is $33,832 and $22,279 of interest accrued, respectively, on these loans. Interest expense for the three months ended March 31, 2020 and 2019 was $11,562 and $2,367, respectively.

NOTE 8 — PREFERRED STOCK

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

On October 20, 2017, the Company entered into a new employment agreement with its founder and president for 7 years effective January 1, 2018 through December 31, 2024. The agreement provides for an annual salary of $375,000, fringe benefits ($2,500 monthly automobile allowance, any benefit plans of the Company and 4 weeks paid vacation), an incentive bonus of $200,000 based on the achievement of certain performance criteria and an acquisition bonus equal to two (2%) percent of the gross purchase price paid in connection therewith upon the closing of any acquisition directly or indirectly by the Company or its subsidiaries during the Employment Period of any company or business (including purchases of all or substantially all of the assets of any such entity) having then existing sales of not less than three million five hundred thousand dollars ($3,500,000). As of March 31, 2020, no bonuses have been paid.

Office Lease

The Company leases its Georgia office facilities on a month-to-month basis. Monthly lease payments are $9,046.

NOTE 10 — SUBSEQUENT EVENTS

Amendment No. 4 to Loan and Security Agreement

On April 24, 2020, the Company entered into Amendment No. 4 to Loan and Security Agreement amending the Credit Agreement. The purpose of Amendment No. 4 was to extend the Maturity Date of our indebtedness and to waive certain outstanding events of default. Specifically, the Maturity Date of our indebtedness was extended for one year to April 9, 2022. The lenders also waived the Company’s existing default under the Original Credit Agreement for its (i) failure to (x) to notify the Agent that one or more of the Loan Parties received Extraordinary Receipts above $99,999.99 (as such term is specifically defined in the Credit Agreement, but which include proceeds from litigation or insurance claims) and (y) to deliver a reinvestment notice in respect of such Extraordinary Receipts and/or to make the required prepayment of the Loans from such Extraordinary Receipts, in each case, as required by Section 1.08(e) of the Credit Agreement, (ii) the Debt Default and (iii) Lender has not received financial statements and other information of the Company as parent guarantor and the Borrowers for the fiscal year ended December 31, 2019 within 90-days of such fiscal year end as required by Section 5.15(a) of the Credit Agreement. In addition, Amendment No. 4 provides the Company with a limited waiver

The OLB Group, Inc. and Subsidiaries
Notes to the Condensed Consolidated Financial Statements
March 31, 2020
(Unaudited)

NOTE 10 — SUBSEQUENT EVENTS (cont.)

permitting the Company to incur government funded indebtedness from the United States CARES Act loan programs. Further, the financial covenants were amended whereby Consolidated Net Revenue shall not be less than (x) until June 30, 2021 $9,000,000 and (y) from and after July 1, 2021, $10,000,000, on a trailing twelve-months basis.

In consideration for the foregoing, the Credit Agreement was amended to include a new repayment schedule under the note whereby the Company paid an amount equal to $125,000 on April 24, 2020, and the Company agreed to make a monthly payment of $25,000 per month, commencing May 1, 2020 and on the first business day of each calendar month thereafter. In the event that the Company does not make a monthly payment, Messrs. Yakov and Herzog will have the ability to make an equity contribution to the Company for the sole purpose of paying the monthly payment obligation of the Company under the Credit Agreement.. In addition, the Company is required to pay to Lenders 100% of the proceeds from any favorable judgments from ongoing litigation and 20% of the net proceeds from any future equity offering completed by the Company.

Other Subsequent Events

On May 6, 2020, the Company received $236,231, under the Paycheck Protection loan program. The loan bears interest at 1% and requires monthly payments of $9,946 commencing on November 1, 2020. The loan matures on May 3, 2022 at which time all amounts are due and payable. However, if the Company uses 75% or more of the proceeds of the loan for qualified, employee-related expenses, the entire principal and accrued interest of the loan will be forgiven.

On May 13, 2020, Mr. Herzog agreed to convert, concurrently with the closing of a public offering of the Company’s common stock, $3,522,191 in principal amount of indebtedness into newly formed shares of convertible Series A Preferred Stock to be designated concurrently with the public offering of the Company’s common stock. On July 24, 2020, the terms of such conversion were amended such that Mr. Herzog agreed to convert an aggregate of $3,582,355 of indebtedness and accrued interest into Series A Preferred Stock and conversion warrants, which Series A Preferred Stock and conversion warrants would be issued concurrently with the closing of this public offering.

On May 13, 2020, Mr. Yakov agreed to convert, concurrently with the closing of a public offering of the Company’s common stock, $1,011,016 in principal amount of deferred salary, indebtedness and accrued interest into newly formed shares of convertible Series A Preferred Stock to be designated concurrently with the public offering of the Company’s common stock. On July 24, 2020, the terms of such conversion were amended such that Mr. Yakov agreed to convert an aggregate of $1,017,573 of deferred salary, indebtedness and accrued interest into Series A Preferred Stock and conversion warrants, which Series A Preferred Stock and conversion warrants would be issued concurrently with the closing of this public offering.

On May 22, 2020, the Company purchased certain assets from POSaBIT Inc. (“POSaBIT”), including its contracts and arrangements with the Doublebeam merchant payment processing platform (the “POSaBIT Asset Acquisition”). The assets included, but were not limited to, software source codes, customer lists, customer contracts, hardware and website domains. The total purchase price was $270,000 (the “Purchase Price”) with $125,000 payable at closing; (b) $25,000 payable within 90 days of the closing and (c) $120,000 payable within 180 days of the closing. The Purchase Price may be reduced by an amount that is equal to the percentage of the decrease in average monthly revenue in the period from August 1, 2020 through October 31, 2020 compared with the period from March 1, 2020 through April 30, 2020.

In addition, in the event that a customer contract which is anticipated to result in the greatest revenue of all contracts acquired in the POSaBIT Asset Acquisition is terminated by that customer, as its option in accordance with the terms of the contract which was acquired, (1) within ninety (90) days from May 22, 2020, the second and third instalment payments will not become due and the Purchase Price will automatically be adjusted to $125,000 and (2) within 180 days from May 22, 2020, the third instalment payment of the Purchase Price will not become due and owing and the Purchase Price will automatically be adjusted to $150,000.

OLB.com
OnLine | InStore | OnMobile

SERVICING

Locally Grown!
STREET VENDORS

SALONS & SPAS

RETAIL STORES

SERVICING OVER 20 VERTICALS

CAR & LIMOUSINE

RESTAURANTS

MESSENGER SERVICES

CAFE & DELIS

1. **MASTER MERCHANT ID** — Complete control over sub-merchant portfolio
2. **HOSTED APP SUBMISSION** — API-driven hosted application submissions
3. **MANAGEMENT PORTAL** — Online portal tracks progress and issues real time alerts
4. **AUTOMATED UNDERWRITING** — Fast approvals and same-day account boarding
5. **LIVE PROCESSING** — Application to processing in as little as one day

700,000 Units consisting of:

Common Stock

Series A Warrants

Series B Warrants

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PROSPECTUS

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Aegis Capital Corp.

August 6, 2020